FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-01

MSC 2018-H4

Free Writing Prospectus

Structural and Collateral Term Sheet

$796,806,045

(Approximate Total Mortgage Pool Balance)

$696,209,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

KeyBank National Association

Cantor Commercial Real Estate Lending, L.P.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-H4

December 7, 2018

MORGAN STANLEY Co-Lead Bookrunning Manager	Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager

KeyBanc Capital Markets Co-Manager	Bancroft Capital, LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$19,100,000	30.000%	(7)	2.96	1 – 60	16.1%	40.2%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$32,900,000	30.000%	(7)	4.97	60 – 60	16.1%	40.2%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$32,600,000	30.000%	(7)	7.39	60 – 115	16.1%	40.2%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	16.1%	40.2%
Class A-4	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	16.1%	40.2%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$557,764,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/AAA(sf)/NR	$102,589,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AA-(sf)	$64,740,000	21.875%	(7)	9.97	120 – 120	14.5%	44.8%
Class B	AA-sf/AA(sf)/NR	$37,849,000	17.125%	(7)	9.97	120 – 120	13.6%	47.6%
Class C	A-sf/A-(sf)/NR	$35,856,000	12.625%	(7)	9.97	120 – 120	12.9%	50.2%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class D(12)	BBB-sf/BBB(sf)/NR	$25,298,000	9.450%	(7)	9.97	120 – 120	12.5%	52.0%
Class E-RR(12)	BBB-sf/BBB-(sf)/NR	$16,534,000	7.375%	(7)	9.97	120 – 120	12.2%	53.2%
Class F-RR	BB-sf/BB-(sf)/NR	$20,916,000	4.750%	(7)	9.97	120 – 120	11.9%	54.7%
Class G-RR	B-sf/B(sf)/NR	$7,968,000	3.750%	(7)	9.97	120 – 120	11.7%	55.2%
Class H-RR	NR/NR/NR	$29,881,045	0.000%	(7)	10.00	120 – 121	11.3%	57.4%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about December 10, 2018 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class D and Class E-RR certificates, such greater percentages as are contemplated by footnotes (8) and (12) below. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $473,164,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$100,000,000 – $220,000,000	October 2028 – December 2028	9.65 – 9.77	115 – 118 / 115 – 120
Class A-4	$253,164,000 – $373,164,000	December 2028 – December 2028	9.93 – 9.97	118 – 120 / 120 – 120

(9)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The initial certificate balance of each of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”), which will be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority owned affiliate” (in each case as defined under Regulation RR) or other permitted transferee in satisfaction of the risk retention requirements. The initial certificate balance of the Class D certificates is expected to fall within a range of $22,629,000 and $28,685,000. The initial certificate balance of the Class E-RR certificates is expected to fall within a range of $13,147,000 and $19,203,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

Issue Characteristics

Offered Certificates:	$696,209,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.
Co-Managers:	KeyBanc Capital Markets Inc. and Bancroft Capital, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC, KeyBank National Association and Cantor Commercial Real Estate Lending, L.P.
Rating Agencies:	Fitch, KBRA and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof
Credit Risk Retention:	Eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2018 (or, in the case of any mortgage loan that has its first due date after December 2018, the date that would have been its due date in December 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of December 10, 2018
Expected Closing Date:	On or about December 27, 2018
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2019.
Rated Final Distribution Date:	The distribution date in December 2051
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2018-H4<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with the interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any portion of the yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A certificates, in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-B certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of remaining principal balance certificates then entitled to distributions of principal on any distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: Penske Distribution Center and 1001 Frontier Road (prior to the securitization of the related control note). With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan” and also a “serviced whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the 1001 Frontier Road whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Aventura Mall, Sheraton Grand Nashville Downtown, Fidelis Portfolio, Lakeside Pointe & Fox Club Apartments and 1001 Frontier Road (on and after the securitization of the related control note). With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will be entitled to exercise certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) certain escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans and for all Cumulative Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2018-H4 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2018-H4 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Structural Overview

intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:

The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	17	17	$213,226,055	26.8%
Starwood Mortgage Capital LLC	15	42	$164,474,062	20.6%
KeyBank National Association	7	21	$152,805,930	19.2%
Argentic Real Estate Finance LLC	7	27	$139,700,000	17.5%
Cantor Commercial Real Estate Lending, L.P.	4	7	$76,599,999	9.6%
Argentic Real Estate Finance LLC / Morgan Stanley Mortgage Capital Holdings LLC(2)	1	1	$50,000,000	6.3%
Total:	51	115	$796,806,045	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$796,806,045
Number of Mortgage Loans:	51
Average Cut-off Date Balance per Mortgage Loan:	$15,623,648
Number of Mortgaged Properties:	115
Average Cut-off Date Balance per Mortgaged Property:	$6,928,748
Weighted Average Mortgage Rate:	5.1003%
% of Pool Secured by 5 Largest Mortgage Loans:	32.0%
% of Pool Secured by 10 Largest Mortgage Loans:	49.8%
% of Pool Secured by ARD Loans(3):	0.0%
Weighted Average Original Term to Maturity (months)(3):	117
Weighted Average Remaining Term to Maturity (months)(3):	117
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	23.6%
% of Pool Secured by Refinance Loans:	58.6%
% of Pool Secured by Acquisition Loans:	34.5%
% of Pool Secured by Recapitalization Loans:	3.7%
% of Pool Secured by Refinance/Acquisition Loans:	3.3%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	25.5%
% of Pool with Subordinate Mortgage Debt:	7.5%

Credit Statistics(4)
Weighted Average UW NOI DSCR:	1.96x
Weighted Average UW NOI Debt Yield(5):	11.3%
Weighted Average UW NCF DSCR:	1.82x
Weighted Average UW NCF Debt Yield(5):	10.5%
Weighted Average Cut-off Date LTV Ratio(5)(6):	57.4%
Weighted Average Maturity Date LTV Ratio(3)(6):	53.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(7):	355
Weighted Average Remaining Amortization Term (months)(7):	355
% of Pool Interest Only through Maturity(3):	47.0%
% of Pool Interest Only followed by Amortizing Balloon:	31.9%
% of Pool Amortizing Balloon:	21.1%

Lockboxes
% of Pool with Hard Lockboxes:	46.4%
% of Pool with Springing Lockboxes:	31.1%
% of Pool with Soft Lockboxes:	20.1%
% of Pool with No Lockboxes:	2.4%

Reserves
% of Pool Requiring Tax Reserves:	65.8%
% of Pool Requiring Insurance Reserves:	40.9%
% of Pool Requiring Replacement Reserves:	70.8%
% of Pool Requiring TI/LC Reserves(8):	62.4%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	82.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2018.

(2)	The Sheraton Grand Nashville Downtown mortgage loan is evidenced by two promissory notes: (i) note A-3, with an aggregate outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Argentic Real Estate Finance LLC is acting as mortgage loan seller; and (ii) note A-4, with an aggregate outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(5)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete”; or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(8)	Excludes hospitality, multifamily, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	KeyBank	Google Kirkland Campus Phase I	Kirkland	WA	Office	$65,000,000	8.2%	194,825	$333.63	1.98x	10.0%	40.9%	40.9%
2	MSMCH	Aventura Mall	Aventura	FL	Retail	$60,000,000	7.5%	1,217,508	$1,155.39	2.58x	11.0%	40.8%	40.8%
3	AREF/MSMCH	Sheraton Grand Nashville Downtown	Nashville	TN	Hospitality	$50,000,000	6.3%	482	$331,950.21	2.48x	13.9%	57.9%	57.9%
4	MSMCH	Penske Distribution Center	Romulus	MI	Industrial	$40,000,000	5.0%	606,000	$115.51	2.27x	11.2%	55.3%	55.3%
5	CCRE	Fordham Medical Office Portfolio	Various	NY	Various	$40,000,000	5.0%	63,209	$632.82	1.41x	8.2%	59.3%	59.3%
6	AREF	300 North Greene	Greensboro	NC	Office	$31,500,000	4.0%	325,771	$96.69	1.27x	9.9%	61.8%	52.1%
7	AREF	Eddie Bauer PacSun Distribution Center	Groveport	OH	Industrial	$29,250,000	3.7%	2,071,908	$14.12	1.79x	12.9%	56.3%	50.1%
8	AREF	Sheffield Office Park	Troy	MI	Office	$28,500,000	3.6%	508,595	$56.04	1.52x	12.1%	60.6%	54.0%
9	KeyBank	Extended Stay America Portfolio	Various	Various	Hospitality	$26,400,000	3.3%	1,385	$19,061.37	2.11x	16.6%	58.0%	56.4%
10	AREF	SVEA Texas Agency Portfolio	Various	TX	Various	$26,100,000	3.3%	266,088	$98.09	1.54x	11.3%	64.6%	59.7%
		Total/Wtd. Avg.				$396,750,000	49.8%			1.98x	11.5%	53.2%	51.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	MSMCH	Aventura Mall	$60,000,000	$1,346,700,000	$1,406,700,000	AVMT 2018-AVM	Wells Fargo	CWCapital	AVMT 2018-AVM	2.58x	11.0%	40.8%
3	AREF/MSMCH	Sheraton Grand Nashville Downtown	$50,000,000	$110,000,000	$160,000,000	WFCM 2018-C48	Wells Fargo	LNR	WFCM 2018-C48	2.48x	13.9%	57.9%
4	MSMCH	Penske Distribution Center	$40,000,000	$30,000,000	$70,000,000	MSC 2018-H4	Wells Fargo	LNR	MSC 2018-H4	2.27x	11.2%	55.3%
12	SMC	Fidelis Portfolio	$22,449,062	$71,637,451	$94,086,513	BBCMS 2018-C2	Wells Fargo	LNR	BBCMS 2018-C2	1.74x	11.9%	63.7%
18	AREF	Lakeside Pointe & Fox Club Apartments	$16,000,000	$16,000,000	$32,000,000	WFCM 2018-C48	Wells Fargo	LNR	WFCM 2018-C48	1.30x	10.2%	65.7%
19	SMC	1001 Frontier Road	$14,900,000	$16,600,000	$31,500,000	MSC 2018-H4(2)	Wells Fargo(2)	LNR(2)	(2)	1.44x	8.0%	56.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The 1001 Frontier Road pari passu companion loan is currently held by Starwood Mortgage Funding II LLC, an affiliate of Starwood Mortgage Capital LLC, and is expected to be contributed to one or more future securitization transactions. The 1001 Frontier Road whole loan will be serviced pursuant to the MSC 2018-H4 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	KeyBank	Google Kirkland Campus Phase I	Kirkland	WA	Office	$65,000,000	8.2%	194,825	$333.63	1.98x	10.0%	40.9%	40.9%	JPMCC 2011-C5
3	AREF/MSMCH	Sheraton Grand Nashville Downtown	Nashville	TN	Hospitality	$50,000,000	6.3%	482	$331,950.21	2.48x	13.9%	57.9%	57.9%	COMM 2012-CR3
6	AREF	300 North Greene	Greensboro	NC	Office	$31,500,000	4.0%	325,771	$96.69	1.27x	9.9%	61.8%	52.1%	JPMBB 2015-C30
13	MSMCH	The Grove Apartments	Las Vegas	NV	Multifamily	$21,300,000	2.7%	256	$83,203.13	1.56x	8.6%	61.2%	61.2%	FREMF 2016-KF23
14	CCRE	Dupont Circle Retail	Washington	DC	Retail	$19,999,999	2.5%	25,609	$780.98	1.59x	8.1%	56.8%	56.8%	CFCRE 2011-C1
16.02	SMC	8148 South Ingleside Avenue(2)	Chicago	IL	Multifamily	$1,302,937	0.2%	27	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.03	SMC	7800 South Essex Avenue(2)	Chicago	IL	Multifamily	$1,287,960	0.2%	36	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.04	SMC	7801 South Essex Avenue(2)	Chicago	IL	Multifamily	$1,287,960	0.2%	36	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.05	SMC	7800 South Kingston Avenue(2)	Chicago	IL	Multifamily	$1,243,032	0.2%	27	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.06	SMC	8051 South Ingleside Avenue(2)	Chicago	IL	Multifamily	$1,198,103	0.2%	25	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.07	SMC	8236 South Maryland Avenue(2)	Chicago	IL	Multifamily	$1,168,150	0.1%	26	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.08	SMC	7801 South Kingston Avenue(2)	Chicago	IL	Multifamily	$1,138,198	0.1%	27	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.09	SMC	8241-8249 South Ellis Avenue(2)	Chicago	IL	Multifamily	$1,033,364	0.1%	24	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
16.10	SMC	7941 South Marquette Avenue(2)	Chicago	IL	Multifamily	$778,767	0.1%	24	$45,650.60	1.86x	10.0%	59.9%	59.9%	GSMS 2012-GCJ9
19	SMC	1001 Frontier Road	Bridgewater	NJ	Office	$14,900,000	1.9%	234,313	$134.44	1.44x	8.0%	56.0%	56.0%	MLCFC 2007-6
35	CCRE	AVR Homewood Suites Lubbock	Lubbock	TX	Hospitality	$7,300,000	0.9%	74	$98,648.65	1.74x	13.5%	63.5%	59.1%	COMM 2013-LC6
37	SMC	Indiana Self Storage Portfolio	Various	IN	Self Storage	$6,280,000	0.8%	94,066	$66.76	1.31x	9.3%	67.2%	58.5%	CGCMT 2014-GC19
51	MSMCH	Ashton Square	Manassas	VA	Retail	$2,150,000	0.3%	9,864	$217.96	2.34x	12.7%	52.4%	52.4%	MSBAM 2016-C32
		Total				$228,868,469	28.7%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
2	MSMCH	Aventura Mall	$60,000,000	$1,155.39	$343,300,000	2.58x	11.0%	40.8%	2.07x	8.8%	50.7%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($32,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
9	KeyBank	Extended Stay America Portfolio	Various	Hospitality	$26,400,000	3.3%	$25,711,534	78.2%	1,385	$19,061.37	2.11x	16.6%	58.0%	56.4%	36	60
45	AREF	FedEx Distribution - Harrison	AR	Industrial	$4,100,000	0.5%	$4,100,000	12.5%	59,325	$69.11	2.10x	12.6%	48.5%	48.5%	60	60
47	SMC	Luster Self Storage	CO	Self Storage	$3,225,000	0.4%	$3,160,798	9.6%	71,790	$44.92	1.54x	12.1%	62.4%	61.1%	36	60
		Total/Wtd. Avg.			$33,725,000	4.2%	$32,972,332	100.2%			2.05x	15.7%	57.3%	55.9%	39	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	31	$239,094,999	30.0%	5.2400%	1.60x	10.1%	54.9%	51.3%
Suburban	9	$133,632,656	16.8%	5.0499%	1.71x	10.3%	50.8%	47.7%
Medical	4	$43,286,400	5.4%	5.5648%	1.45x	8.7%	59.1%	58.6%
CBD	2	$35,800,000	4.5%	5.7415%	1.29x	10.1%	61.9%	52.6%
Single Tenant	16	$26,375,943	3.3%	4.9896%	1.73x	11.4%	59.0%	55.5%
Retail	16	$195,641,045	24.6%	4.7681%	1.98x	11.1%	56.9%	51.1%
Anchored	6	$80,685,937	10.1%	5.0807%	1.63x	11.2%	67.0%	56.8%
Super Regional Mall	1	$60,000,000	7.5%	4.1213%	2.58x	11.0%	40.8%	40.8%
Urban Retail	2	$19,999,999	2.5%	4.9575%	1.59x	8.1%	56.8%	56.8%
Shadow Anchored	3	$18,350,180	2.3%	5.0349%	1.88x	11.3%	66.4%	62.9%
Unanchored	2	$9,519,000	1.2%	5.1582%	1.57x	11.5%	71.6%	50.1%
Single Tenant	2	$7,085,930	0.9%	4.9355%	2.77x	19.4%	34.1%	28.1%
Hospitality	24	$154,300,000	19.4%	5.2099%	2.10x	14.6%	59.0%	54.1%
Full Service	2	$63,300,000	7.9%	5.0052%	2.36x	14.3%	57.1%	56.3%
Limited Service	5	$45,885,000	5.8%	5.3264%	1.79x	13.5%	62.8%	52.4%
Extended Stay	17	$45,115,000	5.7%	5.3786%	2.03x	16.2%	57.7%	52.8%
Industrial	5	$82,520,000	10.4%	4.9778%	2.02x	11.8%	55.7%	53.5%
Warehouse Distribution	2	$44,100,000	5.5%	4.7425%	2.25x	11.3%	54.7%	54.7%
Flex	3	$38,420,000	4.8%	5.2479%	1.76x	12.3%	57.0%	52.1%
Multifamily	23	$79,433,490	10.0%	5.2703%	1.52x	9.6%	62.4%	58.6%
Garden	22	$76,633,490	9.6%	5.2693%	1.52x	9.6%	62.4%	58.9%
Mid Rise	1	$2,800,000	0.4%	5.2950%	1.38x	9.4%	60.9%	50.6%
Mixed Use	10	$25,861,510	3.2%	5.3182%	1.45x	9.8%	60.5%	56.5%
Office & Retail	2	$15,750,000	2.0%	5.3936%	1.27x	8.9%	64.1%	59.0%
Multifamily & Retail	7	$5,861,510	0.7%	5.0433%	1.82x	9.8%	59.8%	59.8%
Retail & Self Storage	1	$4,250,000	0.5%	5.4180%	1.58x	13.3%	47.8%	42.7%
Self Storage	6	$19,955,000	2.5%	5.3832%	1.59x	9.7%	62.1%	59.2%
Self Storage	6	$19,955,000	2.5%	5.3832%	1.59x	9.7%	62.1%	59.2%
Total/Wtd. Avg.	115	$796,806,045	100.0%	5.1003%	1.82x	11.3%	57.4%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Texas	27	$81,724,061	10.3%	5.0763%	1.75x	11.9%	64.0%	58.0%
Tennessee	3	$70,500,000	8.8%	5.0806%	2.24x	13.2%	59.5%	57.4%
Michigan	2	$68,500,000	8.6%	4.8505%	1.96x	11.6%	57.5%	54.8%
Georgia	12	$68,190,603	8.6%	5.3473%	1.83x	13.9%	58.9%	50.2%
Washington	2	$67,650,000	8.5%	4.8735%	1.96x	10.0%	41.7%	41.5%
Florida	1	$60,000,000	7.5%	4.1213%	2.58x	11.0%	40.8%	40.8%
California	5	$47,685,875	6.0%	5.0223%	1.78x	12.3%	60.9%	52.9%
California – Southern(2)	3	$28,169,000	3.5%	4.9619%	1.85x	13.6%	57.8%	48.5%
California – Northern(2)	2	$19,516,875	2.4%	5.1096%	1.67x	10.5%	65.4%	59.2%
Ohio	9	$45,129,947	5.7%	5.2379%	1.90x	14.2%	56.9%	52.3%
New York	3	$40,000,000	5.0%	5.6150%	1.41x	8.2%	59.3%	59.3%
Illinois	27	$38,574,450	4.8%	5.1830%	1.64x	10.2%	61.4%	59.2%
North Carolina	2	$35,800,000	4.5%	5.7415%	1.29x	10.1%	61.9%	52.6%
Virginia	2	$27,420,000	3.4%	5.0049%	1.64x	10.9%	68.6%	57.3%
Indiana	5	$22,280,000	2.8%	5.8016%	1.30x	9.9%	66.1%	59.9%
Nevada	1	$21,300,000	2.7%	5.2400%	1.56x	8.6%	61.2%	61.2%
Missouri	2	$21,000,000	2.6%	5.0038%	1.40x	9.3%	65.6%	58.5%
District of Columbia	2	$19,999,999	2.5%	4.9575%	1.59x	8.1%	56.8%	56.8%
Connecticut	2	$18,265,000	2.3%	5.1102%	1.38x	9.9%	62.9%	52.3%
New Jersey	1	$14,900,000	1.9%	5.5230%	1.44x	8.0%	56.0%	56.0%
Arkansas	2	$8,325,180	1.0%	5.5583%	1.83x	12.0%	61.5%	55.2%
Arizona	2	$7,450,000	0.9%	5.4910%	1.45x	12.2%	51.3%	46.2%
Utah	1	$6,085,930	0.8%	4.9200%	2.77x	19.4%	34.1%	28.1%
Colorado	1	$3,225,000	0.4%	6.5650%	1.54x	12.1%	62.4%	61.1%
Louisiana	1	$2,800,000	0.4%	5.2950%	1.38x	9.4%	60.9%	50.6%
Total/Wtd. Avg.	115	$796,806,045	100.0%	5.1003%	1.82x	11.3%	57.4%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,000,000 - 10,000,000	25	134,900,109	16.9
10,000,001 - 20,000,000	13	196,136,874	24.6
20,000,001 - 30,000,000	7	179,269,062	22.5
30,000,001 - 40,000,000	3	111,500,000	14.0
40,000,001 - 55,000,000	1	50,000,000	6.3
55,000,001 - 65,000,000	2	125,000,000	15.7
Total:	51	$796,806,045	100.0%
Min: $2,000,000	Max: $65,000,000	Avg: $15,623,648

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	27	81,724,061	10.3
Tennessee	3	70,500,000	8.8
Michigan	2	68,500,000	8.6
Georgia	12	68,190,603	8.6
Washington	2	67,650,000	8.5
Florida	1	60,000,000	7.5
California	5	47,685,875	6.0
California – Southern(3)	3	28,169,000	3.5
California – Northern(3)	2	19,516,875	2.4
Ohio	9	45,129,947	5.7
New York	3	40,000,000	5.0
Illinois	27	38,574,450	4.8
North Carolina	2	35,800,000	4.5
Virginia	2	27,420,000	3.4
Indiana	5	22,280,000	2.8
Nevada	1	21,300,000	2.7
Missouri	2	21,000,000	2.6
District of Columbia	2	19,999,999	2.5
Connecticut	2	18,265,000	2.3
New Jersey	1	14,900,000	1.9
Arkansas	2	8,325,180	1.0
Arizona	2	7,450,000	0.9
Utah	1	6,085,930	0.8
Colorado	1	3,225,000	0.4
Louisiana	1	2,800,000	0.4
Total:	115	$796,806,045	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	31	239,094,999	30.0
Suburban	9	133,632,656	16.8
Medical	4	43,286,400	5.4
CBD	2	35,800,000	4.5
Single Tenant	16	26,375,943	3.3
Retail	16	195,641,045	24.6
Anchored	6	80,685,937	10.1
Super Regional Mall	1	60,000,000	7.5
Urban Retail	2	19,999,999	2.5
Shadow Anchored	3	18,350,180	2.3
Unanchored	2	9,519,000	1.2
Single Tenant	2	7,085,930	0.9
Hospitality	24	154,300,000	19.4
Full Service	2	63,300,000	7.9
Limited Service	5	45,885,000	5.8
Extended Stay	17	45,115,000	5.7
Industrial	5	82,520,000	10.4
Warehouse Distribution	2	44,100,000	5.5
Flex	3	38,420,000	4.8
Multifamily	23	79,433,490	10.0
Garden	22	76,633,490	9.6
Mid Rise	1	2,800,000	0.4
Mixed Use	10	25,861,510	3.2
Office & Retail	2	15,750,000	2.0
Multifamily & Retail	7	5,861,510	0.7
Retail & Self Storage	1	4,250,000	0.5
Self Storage	6	19,955,000	2.5
Self Storage	6	19,955,000	2.5
Total/Wtd. Avg.	115	$796,806,045	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.12125 - 4.4999	1	60,000,000	7.5
4.5000 - 4.9999	12	205,120,929	25.7
5.0000 - 6.5650	38	531,685,116	66.7
Total:	51	$796,806,045	100.0%
Min: 4.1213%	Max: 6.5650%	Wtd Avg: 5.1003%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	33,725,000	4.2
120 - 121	48	763,081,045	95.8
Total:	51	$796,806,045	100.0%
Min: 60 mos.	Max: 121 mos.	Wtd Avg: 117 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	33,725,000	4.2
115 - 121	48	763,081,045	95.8
Total:	51	$796,806,045	100.0%
Min: 60 mos.	Max: 121 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	374,319,999	47.0
240	1	7,369,000	0.9
300	1	16,950,000	2.1
360	33	398,167,046	50.0
Total:	51	$796,806,045	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 355 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	374,319,999	47.0
240	1	7,369,000	0.9
300	1	16,950,000	2.1
358 - 360	33	398,167,046	50.0
Total:	51	$796,806,045	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 355 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	17	213,226,055	26.8
SMC	15	164,474,062	20.6
KeyBank	7	152,805,930	19.2
AREF	7	139,700,000	17.5
CCRE	4	76,599,999	9.6
AREF/MSMCH	1	50,000,000	6.3
Total:	51	$796,806,045	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	16	374,319,999	47.0
Partial Interest Only	21	253,986,875	31.9
Amortizing Balloon	14	168,499,171	21.1
Total:	51	796,806,045	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.1 - 50.0	9	159,685,930	20.0
50.1 - 55.0	4	38,450,000	4.8
55.1 - 60.0	10	251,194,999	31.5
60.1 - 65.0	18	234,499,062	29.4
65.1 - 70.0	6	84,400,000	10.6
70.1 - 77.2	4	28,576,055	3.6
Total:	51	$796,806,045	100.0%
Min: 34.1%	Max: 77.2%	Wtd Avg: 57.4%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.1 - 40.0	2	8,085,930	1.0
40.1 - 50.0	10	190,669,000	23.9
50.1 - 55.0	11	157,699,062	19.8
55.1 - 60.0	19	350,244,999	44.0
60.1 - 64.7	9	90,107,055	11.3
Total:	51	$796,806,045	100.0%
Min: 28.1%	Max: 64.7%	Wtd Avg: 53.1%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.40	11	112,799,000	14.2
1.41 - 1.60	16	257,887,054	32.4
1.61 - 1.80	7	80,164,062	10.1
1.81 - 2.00	5	113,295,000	14.2
2.01 - 2.20	4	58,925,000	7.4
2.21 - 2.77	8	173,735,930	21.8
Total:	51	$796,806,045	100.0%
Min: 1.27x	Max: 2.77x	Wtd Avg: 1.82x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0 - 9.0	6	117,999,999	14.8
9.1 - 10.0	11	167,325,000	21.0
10.1 - 11.0	7	139,586,875	17.5
11.1 - 12.0	12	162,383,241	20.4
12.1 - 13.0	5	67,225,000	8.4
13.1 - 14.0	3	61,550,000	7.7
14.1 - 16.0	2	23,300,000	2.9
16.1 - 19.4	5	57,435,930	7.2
Total:	51	$796,806,045	100.0%
Min: 8.0%	Max: 19.4%	Wtd Avg: 11.3%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Mortgage Loan No. 1 – Google Kirkland Campus Phase I

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Mortgage Loan No. 1 – Google Kirkland Campus Phase I

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Mortgage Loan No. 1 – Google Kirkland Campus Phase I

Google Kirkland Campus Phase I
747, 777 and 787 Sixth Street South
Kirkland, WA 98033
Kirkland
Lake Washington
Redmond
BELLEVUE
Inglewood-Finn Hill
Big Finn Hill Park
South Juanita
Juanita Bay
Juanita Bay Park
Juanita Village
Juanita Dr NE
Evergreen Health Medical Ctr.
Totem Lakes Mall
Totem Hill Plaza
Totem Square
NE 124th St
NE 116th St
100th Ave NE
124th Ave NE
Forbes Creek Dr
Crestwoods Park
Market St
North Rose Hill Woodlands Park
Willow-Rose Hill
NE 90th St
Bella Bottega Shopping Ctr.
NE 85th St
Redmond Way
Kirkland City Hall
Central Way
Kirkland Urban
Wave Broadband HQ
Kirkland Ave
9 Lakeshore Plaza
DOWNTOWN KIRKLAND
NE 80th St.
148th Ave NE
Redmond Town Center
Everest Park
Moss Bay
KING COUNTY
122nd Ave NE
NE 70th St
Old Redmond Rd
NE 68th St
Bridle Trails Shopping Center
Central Houghton
NE 60th St
Microsoft Red West Campus
Over Lake
GoDaddy
Northwest University (Washington)
Bellevue Mun. Golf Course
Microsoft Redmond Woods Campus
NE 51st St
Lake Washington Blvd NE
108th Ave NE
116th Ave NE
Bridle Trails State Park
132nd Ave NE
140th Ave NE
156th Ave NE
Nintendo of America
Yarrow Bay
Fairweather Bay
Cozy Cove
Yarrow Point
Watershed Park
NE 40th St
Microsoft Visitors Center
REDMOND TECH CENTER
Seattle 9 miles
EVERGREEN POINT FLOATING BRIDGE
Intentional Software Corporation
Bridle Trails
MICROSOFT WORLD HEADQUARTERS
EAST LINK LIGHT RAIL (Under Construction)
OVERLAKE VILLAGE
Clyde Hill
NE 24th St
Overlake Fashion Plaza
Bellevue Technology Center
EAST LINK LIGHT RAIL
Evergreen Point Rd
84th Ave NE
92nd Ave NE
Bellevue Way NE
Hidden Valley Sports Park
Overlake Golf and CC
SPRING DISTRICT/120TH
BEL-RED/130TH
Evergreen Village
Bel-Red Rd
NE 12th St
KidsQuest Children's Museum
Overlake Hospital Medical Ctr.
Highlands Crossroads
Crossroads Bellevue
DOWNTOWN BELLEVUE
The Shops at the Braven
Bellevue Square
SeaTac Int'l. Airport 18 miles
NE 8th St
405
520
908
202
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Union Hill-Novelty Hill
Ballard
SEATTLE
Clyde Hill
Medina
BELLEVUE
Puget Sound
Lake Washington
Lake Sammamish
Sammamish
West Seattle
Mercer Island
Newcastle
Issaquah
White Center
Tukwila
Burien
Sea-Tac
Renton
East Renton Highlands

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Mortgage Loan No. 1 – Google Kirkland Campus Phase I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$65,000,000			Location:	Kirkland, WA 98033
Cut-off Date Balance:	$65,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.2%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Dee J. McGonigle III; James D. Rivard			Year Built/Renovated:	2008, 2009/N/A
Mortgage Rate:	4.8500%			Size:	194,825 SF
Note Date:	11/28/2018			Cut-off Date Balance per SF:	$334
First Payment Date:	1/1/2019			Maturity Date Balance per SF:	$334
Maturity Date:	12/1/2028			Property Manager:	SRM Development, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,517,363
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.98x
Additional Debt Balance:	N/A			Most Recent NOI:	$7,562,542 (9/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,558,119 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$7,330,053 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of)(2):	$159,000,000 (10/30/2018)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	40.9%
Rent Concession Reserve:	$6,694,187	$0	N/A	Maturity Date LTV Ratio(2):	40.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	100.0%	Loan Payoff:	$50,343,285	77.5%
			Return of Equity:	$7,822,973	12.0%
			Reserves:	$6,694,187	10.3%
			Closing Costs:	$139,556	0.2%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The appraisal concluded a “hypothetical go-dark” value of $115,000,000 as of October 30, 2018, which equates to a “hypothetical go-dark” Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.5%.

The Mortgage Loan. The largest mortgage loan (the “Google Kirkland Campus Phase I Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000 and secured by a first priority fee mortgage encumbering an office property located in the Seattle suburb of Kirkland, Washington (the “Google Kirkland Campus Phase I Property”). Proceeds of the Google Kirkland Campus Phase I Mortgage Loan were used to refinance the previous loan secured by the Google Kirkland Campus Phase I Property, return equity to the borrower sponsors, fund upfront reserves and pay closing costs.

The Borrower and the Sponsors. The borrower, SRMKJVD, LLC (the “Google Kirkland Campus Phase I Borrower”), is a single-purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Dee J. McGonigle III and James D. Rivard who are Managing Principals of SRM Development, LLC (“SRM”). Founded in 1999, SRM is a privately-owned acquisition, development, construction management and property management company headquartered in Spokane, Washington. SRM has developed over 2,700 multifamily apartments, over 2,000 senior housing units and over one million SF of commercial space.

The Property. The Google Kirkland Campus Phase I Property is a 194,825 SF, three building, two-story Class A office complex located on 7.24 acres in Kirkland, Washington and is 100.0% leased to Google LLC (formerly Google Inc.) (“Google”). The property was constructed by SRM for Google in 2008 and 2009 at a cost of approximately $66.5 million (approximately $341 PSF), with significant investment by Google since taking occupancy. The Google Kirkland Campus Phase I Property contains 651 surface and sub-surface parking spaces and security includes an electronic access control system and monitored security cameras.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

The three buildings are lettered A through C. Building A contains 68,892 SF and is centrally positioned on the east side of the site fronting Sixth Street South. Building B is 62,967 SF and is positioned on the southwest portion of the site. Building C is 62,966 SF and is positioned on the northwest portion of the site. The interior designs of the buildings are modern and open with custom wall finishes, and a focus on energy efficiency. Amenities at the Google Kirkland Campus Phase I Property include several restaurants, an indoor climbing wall, employee lounge and gathering areas, a massage clinic, a fitness center, game rooms and a doctor’s clinic. Upon completion of the buildings in 2009, Building C’s tenant improvements were one of only eight certified LEED Platinum buildings in the State of Washington, while Buildings A and B were awarded the LEED Gold Certification and the core and shell features of the buildings were awarded the LEED Silver Certification.

The Google Kirkland Campus Phase I Property is located on the west side of Sixth Street South with access via two curb cuts. The Google Kirkland Campus Phase I Property is part of the 12.3-acre Google Campus, which also includes 168,073 SF two-story, Class A, Google Kirkland Campus Phase II property (non-collateral) that was built in 2016 by SRM for a total cost of approximately $75.7 million (approximately $419 PSF). The Google Kirkland Campus Phase I Property and the Google Kirkland Campus Phase II property are connected via a covered skybridge and share access to public amenities located in the corridor between the two phases including a basketball court, a sand volleyball pit, and a children’s playground, all of which were improved by the borrower sponsors but are owned by the city of Kirkland. North of the Google Kirkland Campus Phase I Property is a flex building constructed in the 1970s known as the Rosen property. Rosen has partnered with SRM and is in the pre-permit review process to develop another 134,000 SF and expand the current Google Kirkland Campus which will become a third phase upon development.

The Major Tenant. Google (194,825 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1998 and headquartered in Mountain View, California, Google is a global technology company specializing in internet-based services and products, including search, cloud computing, hardware, software, and online advertising technologies. Google is a wholly-owned subsidiary of Alphabet Inc. (rated Aa2/AA+ by Moody’s/S&P) (NASDAQ: GOOG) and has more than 70 offices in over 40 countries around the world, primarily in North America, Europe, South America, and Asia. Google’s core products and platforms include Android, Chrome, Gmail, Google Maps, Google Play, Search, and YouTube, each of which have over one billion monthly active users. As of year-end 2017, Google generated total revenue of approximately $109.7 billion, which represents 98.9% of Alphabet Inc.’s total revenue and annual growth of approximately 23% from 2016. The engineering teams based in the Kirkland office are engaged in a wide variety of projects including Google Chrome, Google Hangouts, and the self-driving car project known as Waymo. Google has reportedly completed multiple renovations to the original improvements of the Google Kirkland Campus Phase I Property and the borrower sponsors estimate that Google has invested a combined total of over $100 million (approximately $276 PSF) in tenant improvements and refreshes at both phases of the Google Kirkland Campus since taking occupancy.

Google occupies 100.0% of the three buildings within the Google Kirkland Campus Phase I Property under a triple net lease, which expires January 31, 2026 and has three, five-year renewal options that can be exercised at 95% of market rents with 12 months’ notice. Google executed an extension of its original lease in 2013, which extended the lease term through the current expiration in 2026. Google has one year of abated rent from February 1, 2020 to January 31, 2021, followed by annual rent increases of approximately 2.5%. The entire amount of the abated rent was deposited in escrow at origination. Google has a right of first offer to purchase the Google Kirkland Campus Phase I Property upon the landlord entering into a sale agreement with a third party or marketing the property for sale.

The following table presents a summary regarding major tenants at the Google Kirkland Campus Phase I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Base Rent PSF	Lease Expiration
Google	NR/Aa2/AA+	194,825	100.0%	$7,027,527	100.0%	$36.07(3)	1/31/2026(4)
Subtotal/Wtd. Avg.		194,825	100.0%	$7,027,527	100.0%	$36.07

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		194,825	100.0%	$7,027,527	100.0%	$36.07

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent represents the straight-line rent for Google through its lease term, including the $6,694,187 of free rent for the period from February 1, 2020 to January 31, 2021, as these funds were reserved at origination. Current annual base rent and annual base rent PSF are $7,213,748 and $37.03 PSF, respectively. Straight-line Annual UW Rent is lower than current annual rent due to annual rent decreasing from $38.03 PSF in the lease year prior to the free rent period to $34.36 PSF in the lease year immediately following the free rent period, followed by approximately 2.5% annual rent escalations.

(4)	Google has three, five-year renewal options at 95% of market rent with 12 months’ notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

The following table presents certain information relating to the lease rollover schedule at the Google Kirkland Campus Phase I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	194,825	$36.07	100.0%	100.0%	$7,027,527	100.0%	100.0%
2027	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	194,825	$36.07	100.0%		$7,027,527	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Rent Rolling and Annual UW Rent PSF Rolling represent the straight-line rent for Google through its lease term, including the $6,694,187 of free rent for the period from February 1, 2020 to January 31, 2021, as these funds were reserved at origination. Current annual base rent and annual base rent PSF are $7,213,748 and $37.03 PSF, respectively. Straight-line Total UW Rent Rolling and Annual UW Rent PSF Rolling are lower than current annual rent due to annual rent decreasing from $7,408,573 or $38.03 PSF in the lease year prior to the free rent period to $6,694,187 or $34.36 PSF in the lease year immediately following the free rent period, followed by approximately 2.5% annual rent escalations.

The Market. The Google Kirkland Campus Phase I Property is located along Sixth Street South in Kirkland, Washington within the Seattle metropolitan area. Seattle is the largest metropolitan area in the Pacific Northwest, with an estimated population of nearly 3.9 million. Seattle continues to grow as a hub for cloud-computing technology with numerous companies moving to the area and creating a variety of employment opportunities. With the demand for cloud services increasing in recent years, companies such as Microsoft, Amazon, Google, Facebook and Oracle have expanded their presence and are among the largest employers in the Seattle metropolitan area. As of 2018, Seattle and the Puget Sound region are home to nine Fortune 500 companies, of which Amazon, Starbucks, Nordstrom, Alaska Airlines, and Weyerhaeuser are headquartered in the city.

The Google Kirkland Campus Phase I Property benefits from a location just east of the downtown Kirkland commercial area, approximately 5.1 miles north of downtown Bellevue, and approximately 11.0 miles northeast of downtown Seattle. Additionally, the Google Kirkland Campus Phase I Property is surrounded by numerous commercial developments, including the 11.5-acre mixed-use, multi-phase development known as Kirkland Urban, portions of which are pre-leased to technology tenants Wave and Tableau, with Google planning to take the remaining office space, according to the appraisal. The Google Kirkland Campus Phase I Property is situated approximately one half mile east of Lake Washington and one half mile west of Interstate 405, a primary transportation arterial for the region. Interstate 405 is a bypass route off Interstate 5, which is the westernmost interstate that runs from the Canadian to the Mexican borders.

According to a third-party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Google Kirkland Campus Phase I Property was 15,165, 81,027 and 279,309, respectively. The estimated 2018 median household income within the same radii was $117,436, $110,203 and $102,992, respectively.

According to a third-party market research report, the Google Kirkland Campus Phase I Property is part of the Eastside office market within the larger Seattle/Puget Sound office market. The Eastside market has an office inventory of approximately 50.5 million SF in 1,449 buildings, with an overall vacancy rate of 5.6% and average asking rental rates of $37.93 PSF as of the third quarter of 2018. More specifically, the Google Kirkland Campus Phase I Property is located within the Kirkland submarket, which contains 204 buildings with approximately 4.4 million SF of office space, an overall vacancy rate of 4.3% and average asking rental rates of $40.97 PSF. Year-to-date as of the third quarter of 2018, the submarket had positive net absorption of 32,133 SF and 455,000 SF under construction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

The following table presents rental comparables with respect to the Google Kirkland Campus Phase I Property as identified in the appraisal:

Comparable Office Lease Summary(1)
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Google Kirkland Campus Phase I 747, 777 and 787 Sixth Street South Kirkland, WA	2008, 2009	194,825(2)	Google(2)	194,825(2)	Various(2)(3)	17.3(2)(3)	$36.07(2)	NNN
Kirkland Urban - Central 469 Central Way Kirkland, WA	2018	220,000	Wave	87,145	1Q 2019	10.5	$34.00	NNN
400 Lincoln Square 400 Bellevue Way Northeast Bellevue, WA	2016	724,693	Unity Technologies	49,760	2Q 2018	12.0	$40.50	NNN
Eleven01 Westlake 1101 Westlake Avenue North Seattle, WA	2015	150,621	Facebook	150,621	2Q 2017	15.0	$37.50	NNN
Kirkland Urban - North 469 Central Way Kirkland, WA	2018	220,000	Tableau	91,907	4Q 2018	10.0	$35.00	NNN
Midtown21 1007 Stewart Street Seattle, WA	2017	375,000	Amazon	375,000	2Q 2017	15.0	$36.00	NNN
Troy Block - Phase II 399 Fairview Avenue North Seattle, WA	2017	427,000	Amazon	418,999	2Q 2017	15.0	$35.00	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll. UW Base Rent PSF is based on the straight-line rent for Google through its lease term, including the $6,694,187 of free rent for the period from February 1, 2020 to January 31, 2021, as these funds were reserved at origination. Current base rent PSF is $37.03 PSF. Straight-line UW Base Rent PSF is lower than current annual rent due to annual rent decreasing from $38.03 PSF in the lease year prior to the free rent period to $34.36 PSF in the lease year immediately following the free rent period, followed by approximately 2.5% annual rent escalations.

(3)	Google has a single lease for all three buildings within the Google Kirkland Campus Phase I Property; however, buildings A, B, and C each have separate commencement dates of July 1, 2008, October 1, 2008, and February 1, 2009, respectively. Lease Term of approximately 17.3 years is the weighted average of the three lease terms, weighted by UW Base Rent of $36.12 PSF for building A and $36.05 PSF for buildings B and C.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Google Kirkland Campus Phase I Property:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Base Rent(1)	$6,542,354	$6,737,179	$6,932,004	$7,078,119	$7,027,527	$36.07
Total Recoveries	$3,708,805	$3,149,491	$2,996,556	$2,961,821	$3,147,324	$16.15
Other Income(2)	$638,990	$664,625	$697,490	$722,159	$50,316	$0.26
Less Vacancy & Credit Loss	$0	$0	$0	$0	($508,743)	($2.61)
Effective Gross Income	$10,890,149	$10,551,295	$10,626,050	$10,762,098	$9,716,424	$49.87
Total Operating Expenses	$3,616,657	$3,221,242	$3,067,931	$3,199,556	$3,199,061	$16.42
Net Operating Income	$7,273,492	$7,330,053	$7,558,119	$7,562,542	$6,517,363	$33.45
Capital Expenditures	$0	$0	$0	$0	$38,965	$0.20
TI/LC(3)	$0	$0	$0	$0	$135,338	$0.69
Net Cash Flow	$7,273,492	$7,330,053	$7,558,119	$7,562,542	$6,343,060	$32.56

Occupancy %(4)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	2.28x	2.29x	2.36x	2.37x	2.04x
NCF DSCR	2.28x	2.29x	2.36x	2.37x	1.98x
NOI Debt Yield	11.2%	11.3%	11.6%	11.6%	10.0%
NCF Debt Yield	11.2%	11.3%	11.6%	11.6%	9.8%

(1)	UW Base Rent represents the straight-line rent for Google through its lease term, including the $6,694,187 of free rent for the period from February 1, 2020 to January 31, 2021, as these funds were reserved at origination. Straight-line UW Base Rent is lower than current annual rent due to annual rent decreasing from $7,408,573 or $38.03 PSF in the lease year prior to the free rent period to $6,694,187 or $34.36 PSF in the lease year immediately following the free rent period, followed by approximately 2.5% annual rent escalations.

(2)	UW Other Income includes a cell tower lease and after hours HVAC usage income. Historical Other Income includes parking rent paid by Google; however, beginning February 1, 2020 and thereafter during the lease term, Google will no longer pay parking rent.

(3)	UW TI/LC includes a $430,000 annual credit related to an excess cash flow sweep, projected to total approximately $4.3 million, that will occur 12 months prior to Google’s lease expiration if the conditions set forth under clause (iv)(c) of the definition of Cash Sweep Period below have not been satisfied.

(4)	UW Occupancy % represents economic occupancy. The Google Kirkland Campus Phase I Property was 100.0% occupied as of December 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Escrows and Reserves. The Google Kirkland Campus Phase I Borrower deposited in escrow at origination $6,694,187 for rent concessions owed to Google for the period from February 1, 2020 through January 21, 2021. The Google Kirkland Campus Phase I Borrower will be required to make monthly deposits for taxes equal to 1/12 of the annual estimated tax payments if (i) an event of default is in existence, (ii) the Major Tenant Lease (as defined below) no longer requires the Major Tenant (as defined below) to pay taxes directly or the Major Tenant fails to pay all taxes prior to the due date, (iii) the Google Kirkland Campus Phase I Borrower fails to deliver to lender copies of all tax bills or fails to deliver evidence that all taxes have been paid, or (iv) the Major Tenant Lease is no longer in full force and effect. The Google Kirkland Campus Phase I Borrower will be required to make monthly deposits for annual insurance premiums equal to 1/12 of the annual estimated insurance premiums upon the Google Kirkland Campus Phase I Borrower failing to maintain insurance under an acceptable blanket insurance policy, among other conditions in the related Google Kirkland Campus Phase I Mortgage Loan documents.

On each payment date during the continuance of (a) a Cash Sweep Period (as defined below) under clauses (i), (ii) (only with respect to a bankruptcy action of the Google Kirkland Campus Phase I Borrower), (iv)(a), or (iv)(b) below of the definition thereof or (b) any period in which any Major Tenant or the parent company of any Major Tenant fails to maintain a senior unsecured corporate credit rating of BBB- or greater by S&P, the Google Kirkland Campus Phase I Borrower will be required to make monthly deposits of (x) $3,247 into the replacement reserve and (y) $16,235 into the TI/LC reserve.

Lockbox and Cash Management. The Google Kirkland Campus Phase I Mortgage Loan is structured with a hard lockbox and springing cash management. The Google Kirkland Campus Phase I Borrower was required at origination to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the Google Kirkland Campus Phase I Borrower and property manager are required to deposit all revenues received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period is in effect, all funds in the lockbox account will be transferred to an account controlled by the Google Kirkland Campus Phase I Borrower. Upon the occurrence and continuance of a Cash Sweep Period under clause (iii) or (iv) below of the definition thereof, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as identified in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, and (y) if a Cash Sweep Period relates to any of the Major Tenant events as identified in clause (iv) of the definition of Cash Sweep Period below, to TI/LC reserve to be used for retenanting expenses. Upon the occurrence and continuance of a Cash Sweep Period under clause (i) or (ii) below of the definition thereof, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by lender in such order and priority as lender determines.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the Google Kirkland Campus Phase I Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the property manager is replaced with a qualified manager under a replacement agreement within 60 days after such bankruptcy action;

(iii)	the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.15x (calculated using a 30-year amortization) and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.20x (calculated using a 30-year amortization) for two consecutive calendar quarters; or

(iv)	with respect to Google, or any successor or assign of such entity as tenant (a “Major Tenant”) under its lease or a replacement lease that covers at least 30,000 SF (a “Major Tenant Lease”):

(a)	the date that any Major Tenant files a bankruptcy action and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) 30 days after the date the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit or (2) the date the Google Kirkland Campus Phase I Borrower has entered into one or more replacement leases for the entire applicable premises in each case with tenants acceptable to the lender in its discretion and (w) the replacement tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the Google Kirkland Campus Phase I Borrower have been paid and (z) the replacement tenants have delivered a tenant estoppel acceptable to the lender (clauses (w) through (z), collectively, the “Replacement Lease Conditions”);

(b)	the earlier to occur of (i) the date any Major Tenant gives notice that it intends to go dark, vacate or abandon the premises or (b) the date any Major Tenant for five consecutive business days vacates, goes dark, abandons, or surrenders substantially all of the premises and will continue until the date that (1) is 30 days after the date that the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered a tenant estoppel acceptable to the lender or (2) the Google Kirkland Campus Phase I Borrower has entered into one or more replacement leases for the entire applicable premises (or lender has received one or more approved subleases for the portion of the applicable Major Tenant premises not then occupied by the applicable Major Tenant) with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied; or

(c)	the earlier to occur of (i) the date of any termination of a Major Tenant Lease or (ii) the earlier to occur of the date (x) that is 12 months prior to the then applicable expiration date of the applicable Major Tenant Lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant Lease and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the Google Kirkland Campus Phase I Borrower has provided acceptable evidence that the applicable Major Tenant has renewed the term of its Major Tenant Lease pursuant to the terms therein or (2) the Google Kirkland Campus Phase I Borrower has entered into one or more replacement leases for the entire applicable premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Google Kirkland Campus Phase I

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Google Kirkland Campus Phase I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Google Kirkland Campus Phase I Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Ft. Lauderdale/
Hollywood Intl. Airport
7 miles
Hollywood
BROWARD
COUNTY
West Lake
Park
Eco Grande
Golf Course
Memorial
Regional
Hospital
Hollywood
Hills Plaza
Hollywood
Country Club
Hollywood Blvd
HOLLYWOOD
Orange
Brook
Golf Course
Washington St
Federal Hwy
Pembroke Rd
The
Big Easy
Casino
Hallandale
Beach
Diplomat
Country
Club
Ocean Dr
TRI RAIL
S 28th Ave
Hallandale Beach Blvd
Hallandale
Shopping
Center
Biscayne Blvd
Gulfstream
Park Race
Track
Miramar
NE 215th St
Ives
Estates
Park
Aventura
Medical
Center
Aventura
Commons
Ives Dairy Rd
Promenade
Shops
Turnberry
Isle Golf
Course
Hard Rock
Stadium
NW 199th St
NE 26th Ave
Florida's Turnpike
Miami
Gardens
Williams Island
Country Club
Presidential
Country Club
Town Center
Aventura
Aventura
Rolling
Oaks Park
NW 183rd St
Dumfoundling
Bay
Collins Ave
Atlantic
Ocean
Greynolds
Park
North
Miami Beach
Maule
Lake
Intracoastal
Mall
Palmetto Expwy
NE 167th St
Mall at
163rd Street
Senator
Gwen Margolis
Amphitheatre
GOLDEN
GLADES
NE 6th Ave
Oak
Grove
Park
Southern
Mem. Park
Oleta River
State
Park
Haulover
Park
Marina
NW 151st St
Golden
Glades
MIAMI-DADE
COUNTY
W. Dixie Hwy
Biscayne
Commons
Florida
International
University-
Biscayne Bay Campus
TRI RAIL
NW 143rd St
NW 135th St
NW 131st St
North
Miami
127th Street
Shopping
Center
Johnson &
Wales Univ.
Bay
Harbor
Islands
Bal
Harbour
NE 125th St
NW 17th Ave
N Miami Ave
NE 2nd Ave
NW 125th St
Museum of
Contemporary
Art
Broad Causeway
Bal Harbour
Shops
NW 119th St
NW 7th Ave
Biscayne Blvd
Barry
University
Indian
Creek
Golf Course
NW 111th St
Pinewood
Miami
Shores
NE 6th Ave
Surfside
Indian
Creek
Biscayne
Bay
North Shore
Open Space
Park
NW 103rd St
West
Little River
North Shore
Medical
Center
Miami
Intl. Airport
8 miles
MIAMI
Biscayne
Point
North
Beach
Weston
Davie
FORT
LAUDERDALE
Pembroke
Pines
Miramar
Hollywood
Miami
Gardens
North
Miami Beach
North
Miami
Hialeah
Miami
Beach
MIAMI
Tamiami
Coral
Gables
Atlantic
Ocean
Kendale
Lakes
Kendall
The
Hammocks
Biscayne
Bay
Homestead

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Mortgage Loan No. 2 – Aventura Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		A/AA-/BBB		Location:	Aventura, FL 33180
Original Balance(2):		$60,000,000		General Property Type:	Retail
Cut-off Date Balance(2):		$60,000,000		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		7.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1983/2017
Sponsors:		Simon Property Group, L.P.; Jacquelyn		Size:	1,217,508 SF
		Soffer; Jeffrey Soffer		Cut-off Date Balance per SF(2):	$1,155
Mortgage Rate:		4.12125%		Maturity Date Balance per SF(2):	$1,155
Note Date:		6/7/2018		Property Manager:	TB All Fees Operating LP
First Payment Date:		8/1/2018			(borrower-related)
Maturity Date:		7/1/2028
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		5 months		Underwriting and Financial Information
Prepayment Provisions(3):		LO (29); DEF (84); O (7)		UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):		Hard/Springing		UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):		Pari Passu / Subordinate		UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):		$1,346,700,000 / $343,300,000		UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
Reserves(6)				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$110,653,403 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(8):	92.8% (2/14/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$487,003	3rd Most Recent Occupancy:	99.1% (12/31/2016)
TI/LC:	$0	Springing	$6,087,540	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
Outstanding Rollover:	$19,392,145	$0	N/A	Cut-off Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A	Maturity Date LTV Ratio(2):	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff:	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion):	$200,853,019	11.5%%
			Upfront Reserves:	$26,168,910	1.5%%
			Closing Costs:	$13,967,630	0.8%%
			Return of Equity:	$278,314,718	15.9%%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below) was co-originated by JPMCB, WFB, DBNY (all as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan, which is comprised of 27 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loan to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in December 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Most Recent Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

The Mortgage Loan. The second largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 27 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 and (ii) a subordinate companion loan, comprised of four subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000, each as described below. Promissory Notes A-2-C-3 and A-2-C-5, which are being contributed by MSMCH, in the original principal balances of $40,000,000 and $20,000,000, respectively, represent the Aventura Mall Mortgage Loan and will be included in the MSC 2018-H4 securitization trust. The remaining Aventura Mall Senior Loans are referred to as the “Aventura Mall Non-Serviced Pari Passu Companion Loans”. The Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $940,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—The Aventura Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-3, A-2-C-5	$60,000,000	$60,000,000	MSC 2018-H4	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM(2)	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-C-4, A-2-D-4	$100,000,000	$100,000,000	BANK 2018-BNK15	No
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
A-2-A-3	$50,000,000	$50,000,000	Benchmark 2018-B7	No
A-2-A-5-A	$60,000,000	$60,000,000	Benchmark 2018-B8(3)	No
A-2-A-5-B	$15,000,000	$15,000,000	JP Morgan Chase Bank, National Association	No
A-2-D-5	$20,000,000	$20,000,000	WFCMT 2018-C48(3)	No
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
A-2-D-3	$50,000,000	$50,000,000	WFCMT 2018-C47	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total Aventura Mall Whole Loan	$1,750,000,000	$1,750,000,000

(1)	The Aventura Mall B Notes are subordinate to the A Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

(3)	Anticipated to be contributed on the closing date of such securitization.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below).

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The borrower sponsors and non-recourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

The Property. The Aventura Mall Property is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan, which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites. The Aventura Mall Property includes 9,835 parking spots (approximately 4.6 spaces per 1,000 SF of rentable area).

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas, including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States, with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall Property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the United States, with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space before Apple moves into the Extension Parcel.

The Aventura Mall Property is anchored by six tenants that combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include collateral tenants J.C. Penney Co. and AMC Theatres and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed two times, with six five-year renewal options remaining. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theatres occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and renewed once, with three five-year renewal options remaining. AMC Theatres achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall Property’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF), each of which owns its own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdale’s have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
		Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy’s (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdale’s (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy’s Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and provided by the borrower sponsors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

The following table presents a summary of historical and current occupancy rates at the Aventura Mall Property.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical Occupancy for 2008-2017 is based on the average monthly occupancy over the course of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master lease tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants, including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels)(6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria’s Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	NR/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy’s (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdale’s (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll dated February 14, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Free Rent/Gap Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall Property, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll unless otherwise indicated.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent/gap reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall Property. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, the Aventura Mall Property’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space, which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), J.C. Penney Co., Bloomingdale’s (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdale’s Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal and underwritten rent roll

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable in-line sales shown as of the trailing 12 months ending February 28, 2018, including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	($272,229)	($422,401)	($438,454)	($634,418)	($13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from 3/31/2018 TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdale’s, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy % is as of February 14, 2018 and includes space to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents, the Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager, except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,346,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—The Aventura Mall Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Aventura Mall

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Mortgage Loan No. 3 – Sheraton Grand Nashville Downtown

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Mortgage Loan No. 3 – Sheraton Grand Nashville Downtown

Sheraton Grand Nashville Downtown
623 Union Street
Nashville, TN 37219
NASHVILLE
North Capitol
East End
North Gulch
The Gulch
SoBro
Pie Town
DAVIDSON COUNTY
Cumberland River
Nashville Farmer's Market
Bicentennial Capitol Mall State Park
Davy Crockett Tower
Bicentennial Fountains
Andrew Johnson Tower
Victory Park
CAPITOL HILL
State Capitol
Supreme Court
War Mem. Auditorium
Military Branch Museum
Tennessee Tower
TSU Avon Williams Campus
Municipal Auditorium
Music City Central
Citizens Plaza
AA Birch Justice Complex
Davidson Criminal Justice Ctr.
Ben West Building
Metro Courthouse
Public Square Park
UBS Tower
Double Tree
Hotel Indigo
James K. Polk Theater
TN Perf. Arts Ctr.
Nashville City Center
Fifth Third Center
Service Source Intl.
PRINTERS ALLEY
Courtyard by Marriott
Hermitage Hotel
Life & Casualty Tower
One Nashville Place
The George Jones
Baker Donelson Center
Bicentennial Park
Nissan Stadium
Cumberland Park
RIVERFRONT STATION
JOHN SEIGENTHALER PEDESTRIAN BRIDGE
MUSIC CITY STAR
Homewood Suites
Public Library
YMCA
SunTrust Plaza
AT&T Building
Ryman Auditorium
Moxy
Live Music Venues
Johnny Cash Museum
The Hilton
The Pinnacle
222 2nd Ave. S
Ascend Amphitheater
Bridgestone Arena
Walk of Fame Park
Schermerhorn Symphony Ctr.
Bridgestone Americas HQ
The SoBro
Customs House
Federal Building
Frist Center for Visual Arts
Union Station Hotel
Country Music Hall of Fame and Museum
Hyatt Place
Hampton Inn
Omni Hotel
Nashville Music City Center
The Joseph Nashville
Holiday Inn & Suites
Tri-Branded Marriott
JW Marriott
Cummins Station
The Westin Nashville
1201 Demonbreun Twelve Twelve
Velocity
Thompson Nashville
Pine Street Flats
The Icon in the Gulch
Terrazzo Nashville
Fairfield Inn & Suites
Rosa Parks Blvd
Harrison St
James Robertson Pkwy
Gay St
Nelson Merry St
Charlotte Ave
Union St
Church St
Commerce St
Broadway
Demonbreun St
Korean Veterans Blvd
Peabody St
Lea Ave
Palmer Pl
Gleaves St
Division St
Pine St
Sigler St
Hawkins St
South St
Music Cir S
Grundy St
Deaderick St
Woodland St
Russell St
Titans Way
Hermitage Ave
5th Ave N
4th Ave N
3rd Ave N
2nd Ave N
1st Ave N
6th Ave N
7th Ave N
11th Ave N
12th Ave N
N 1st St
N 2nd St
8th Ave S
5th Ave S
4th Ave S
2nd Ave S
1st Ave S
3rd Ave S
11th Ave S
12th Ave S
7th Ave S
41
31
431
70
40
65
Hendersonville
Madison
Lakewood
Mount Juliet
Brentwood
La Vergne
Smyrna
Franklin
Nolensville
Oak Hill
Forest Hills
Belle Meade
Ashland City
CHEATHAM COUNTY
DAVIDSON COUNTY
WILLIAMSON COUNTY
RUTHERFORD COUNTY
WILSON COUNTY
SUMNER COUNTY
J. Percy Priest Reservoir

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Mortgage Loan No. 3 – Sheraton Grand Nashville Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF/MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Nashville, TN 37219
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	James M. Lippman			Year Built/Renovated:	1975/2014, 2017
Mortgage Rate:	5.0350%			Size:	482 Rooms
Note Date:	10/4/2018			Cut-off Date Balance per Room(1):	$331,950
First Payment Date:	11/6/2018			Maturity Date Balance per Room(1):	$331,950
Maturity Date:	10/6/2028			Property Manager:	JRK Residential Group, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$22,206,255
Seasoning:	2 months			UW NOI Debt Yield(1):	13.9%
Prepayment Provisions(2):	LO (26); DEF (88); O (6)			UW NOI Debt Yield at Maturity(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.48x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$22,384,613 (8/31/2018 TTM)
Additional Debt Balance(1)(3):	$110,000,000			2nd Most Recent NOI:	$21,577,133 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$19,940,428 (12/31/2016)
Reserves(4)				Most Recent Occupancy:	79.8% (8/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.5% (12/31/2017)
RE Tax:	$1,166,485	$129,609	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$276,500,000 (9/13/2018)
FF&E Reserve:	$1,000,000	$164,042	N/A	Cut-off Date LTV Ratio(1):	57.9%
				Maturity Date LTV Ratio(1):	57.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	100.0%	Loan Payoff:	$58,467,202	36.5%
			Return of Equity:	$98,529,336	61.6%
			Reserves:	$2,166,485	1.4%
			Closing Costs:	$836,977	0.5%
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	The Sheraton Grand Nashville Downtown Mortgage Loan (as defined below) is part of the Sheraton Grand Nashville Downtown Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Sheraton Grand Nashville Downtown Whole Loan.

(2)	Defeasance of the Sheraton Grand Nashville Downtown Whole Loan is permitted any time after the earlier of (i) October 4, 2022 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Sheraton Grand Nashville Downtown Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in December 2018.

(3)	See “The Mortgage Loan” for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Sheraton Grand Nashville Downtown Mortgage Loan”) is part of a whole loan (the “Sheraton Grand Nashville Downtown Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $160,000,000, all of which are secured by a first priority fee mortgage encumbering a 28-story, 482-room full service hotel located in Nashville, Tennessee (the “Sheraton Grand Nashville Downtown Property”). The non-controlling promissory Notes A-3 and A-4, in the aggregate original principal amount of $50,000,000, represent the Sheraton Grand Nashville Downtown Mortgage Loan and will be included in the MSC 2018-H4 securitization transaction. The non-controlling promissory Note A-1, in the original principal amount of $30,000,000, was contributed to the CSAIL 2018-C14 securitization transaction. The controlling promissory Note A-2 and non-controlling promissory Notes A-5 and A-7, in the aggregate original principal amount of $60,000,000, are expected to be contributed to the WFCM 2018-C48 securitization transaction. The non-controlling promissory Notes A-6 and A-8, in the aggregate original principal amount of $20,000,000 are held by Argentic Real Estate Finance LLC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Sheraton Grand Nashville Downtown Whole Loan is expected to be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2018-C48 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Sheraton Grand Nashville Downtown Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	CSAIL 2018-C14	No
Note A-2	$30,000,000	$30,000,000	WFCM 2018-C48(1)	Yes
Note A-3	$25,000,000	$25,000,000	MSC 2018-H4(2)	No
Note A-4	$25,000,000	$25,000,000	MSC 2018-H4(2)	No
Note A-5	$20,000,000	$20,000,000	WFCM 2018-C48(1)	No
Note A-6	$15,000,000	$15,000,000	Argentic Real Estate Finance LLC	No
Note A-7	$10,000,000	$10,000,000	WFCM 2018-C48(1)	No
Note A-8	$5,000,000	$5,000,000	Argentic Real Estate Finance LLC	No
Total	$160,000,000	$160,000,000

(1)	Anticipated to be contributed on the closing date of the related securitization.

(2)	Note A-3 is being contributed to the MSC 2018-H4 securitization transaction by Argentic Real Estate Finance LLC and Note A-4 was purchased by Morgan Stanley Mortgage Capital Holdings, LLC from Argentic Real Estate Finance LLC, and is being contributed to the MSC 2018-H4 securitization transaction by Morgan Stanley Mortgage Capital Holdings, LLC

The Borrower and the Sponsor. The borrower is Nashville Hospitality, LLC (the “Sheraton Grand Nashville Downtown Borrower”), a Delaware limited liability company structured to be bankruptcy remote, with one independent director. The borrowing entity is 99.99%-owned by individual investor members and no single individual investor member directly or indirectly owns 10% or more of the interests. The remaining 0.01% interest is primarily owned by James M. Lippman, the borrower sponsor under the Sheraton Grand Nashville Downtown Whole Loan. The nonrecourse carve-out guarantors for the Sheraton Grand Nashville Downtown Whole Loan are JRK-Holdings, Limited Partnership and James M. Lippman. The liability of the non-recourse guarantors under the non-recourse carveout guaranty, other than with respect to liabilities related to fraud, is capped at $35,000,000 plus out-of-pocket costs (including reasonable attorneys’ fees) of collection thereunder.

James M. Lippman is the founder, Chairman, and Chief Executive Officer at JRK Property Holdings (“JRK”), which he founded in 1991. JRK currently owns and operates over $6.0 billion in real estate and has been recognized by both an industry council and an industry magazine as one of the largest multifamily owners and managers in the United States. In addition to JRK’s presence in the multifamily sector, JRK Hotel Group, the hotel management subsidiary of JRK Property Holdings, is involved in the hospitality market, with a portfolio of luxury boutiques and flag hotels in Manhattan, Santa Monica, San Francisco, Portland and Nashville.

The Property. The Sheraton Grand Nashville Downtown Property is a 482-room, full-service hotel property and adjacent parking garage located in downtown Nashville, Tennessee on a 1.1-acre site. The Sheraton Grand Nashville Downtown Property was originally constructed in 1975 as a Hyatt hotel and reportedly operated as a Crowne Plaza hotel prior to its conversion to a Sheraton flagged hotel in 1999/2000. The Sheraton Grand Nashville Downtown Property was subsequently renovated in 2014 and 2017. In 2014, all guestrooms and most public areas were completely renovated. The Skye meeting room and ballroom, located on the top floor and offering a 360-degree view of Nashville, were renovated in early 2017. The total cost of the renovations was approximately $36.2 million or $75,149 per room. After the renovations, the Sheraton Grand Nashville Downtown Property received the Sheraton Grand designation, an elite classification for full service hotels in the Sheraton brand, in 2017 and is one of six Sheraton Grand hotels in the United States. The hotel offers 482 guestrooms, a restaurant, lounge, indoor pool, fitness center, business center, sundry shop, and approximately 23,554 SF of dedicated meeting space. The guestrooms are located on floors three through 25 and include 475 standard king or double-double rooms, six executive or one-bedroom suites, and one presidential suite. All rooms feature Sheraton’s Sweet Sleeper Bed, wired and wireless high speed Internet access, oversized work desks, LCD televisions, and in-room movies. The 24th floor contains a two-bay Sheraton Club lounge.

The Sheraton Grand Nashville Downtown Property operates under a franchise agreement with The Sheraton LLC expiring August 27, 2032.

The top floor of the hotel was formerly a revolving restaurant that was converted to a bar and meeting room called Skye in 2017. Skye is open nightly for cocktails. The 23,554 SF meeting space is spread among 10 rooms, the largest of which is 10,680 SF. A 455-space, eight-level parking garage is located adjacent to and attached to the hotel. Parking is operated under a short term parking agreement with a local parking/valet company. Currently, parking rates for guests are $39.00 for overnight valet or self-parking. For the trailing twelve months ending August 31, 2018, parking revenue totaled approximately $2.3 million.

The Sheraton Grand Nashville Downtown Property’s main entrance is along Union Street, with primary entrance to the parking structure along 7th Avenue North from across a large park (Legislative Plaza) and the State Capitol. The neighborhood is dominated by government buildings, most notably the State Capitol. The surrounding buildings include the Military Branch Museum, Tennessee Performing Arts Center, Nashville Public Library, and a number of office buildings.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Information about the Sheraton Grand Nashville Downtown Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Sheraton Grand Nashville Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	82.5%	$224.16	$185.03	77.8%	$211.27	$164.36	94.3%	94.2%	88.8%
2016	84.3%	$239.33	$201.82	77.9%	$241.40	$188.15	92.4%	100.9%	93.2%
2017	85.5%	$245.05	$209.44	79.5%	$240.40	$191.12	93.0%	98.1%	91.2%
TTM(4)	86.1%	$243.89	$209.89	79.8%	$236.45	$188.58	92.7%	96.9%	89.8%

Source: Industry report unless indicated otherwise.

(1)	The variances between the underwriting, appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Grand Nashville Downtown Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the competitive set shown in the Historical Occupancy, ADR, RevPAR table above differs from the competitive set shown in the Competitive Property Summary table below.

(2)	The competitive set includes Renaissance Nashville Hotel, Holiday Inn Express Nashville Downtown Conference Center, Hilton Nashville Downtown, Hotel Indigo Nashville and Hyatt Place Nashville Downtown.

(3)	Information obtained from the underwriting file, which is based on the borrower’s financials.

(4)	The TTM represents the trailing 12 month period ending July 31, 2018 for the Competitive Set and the trailing 12 month period ending August 31, 2018 for the Sheraton Grand Nashville Downtown Property.

The Market. The Sheraton Grand Nashville Downtown Property is located in Nashville, Tennessee in the downtown Nashville area. Nashville is home to a variety of industries and companies, making for a relatively diverse economy. According to the appraisal, leading employment sectors in the Nashville metropolitan statistical area include professional and business services (16.3% of total employment), education and health services (15.3%), government (11.9%), leisure & hospitality services (11.3%), and retail trade (10.1%). Furthermore, according to a local tourism site, Nashville welcomed an estimated 14.5 million visitors in 2017, a 4.6% increase over 2016’s record of 13.9 million visitors. This represented the ninth consecutive year of positive year-over-year growth in visitor volume since 2008, at a compound growth rate of 5.8%. Furthermore, according to a third party report, the population in the Nashville-Davidson-Murfreesboro-Franklin MSA increased by a compound annual rate of 2.0% from 2012 through 2017. As of February 2018, Nashville had an unemployment rate of 2.7%, the U.S.’s lowest unemployment rate for cities greater than one million people according to a federal labor statistics bureau.

The Sheraton Grand Nashville Downtown Property offers a convenient location in downtown Nashville, proximate to the State Capitol and numerous government office buildings and within walking distance of the Nashville Music City Center (city convention center), Country Music Hall of Fame and Museum, Bridgestone Arena and Broadway, the main thoroughfare through downtown Nashville. The Sheraton Grand Nashville Downtown Property is across the street from the Tennessee State Capitol including Legislative Plaza and the Tennessee Performing Arts Center. Additionally, a new $195 million federal courthouse is currently under construction one block south of the Sheraton Grand Nashville Downtown Property (south of Church Street). The hotel is also proximate to Capitol View which is a 32-acre mixed-use development located in the North Gulch area of downtown just west of the Tennessee State Capitol and includes 1.1 million SF of office space, 130,000 SF of specialty retail and restaurants, 378 upscale multi-family apartment units, a 2.5-acre urban activity park and community space and jogging and bike trails connected to the Nashville Greenway system.

According to a third party report, the Downtown submarket (where the Sheraton Grand Nashville Downtown Property is located) has over 9.4 million SF of office space as of the second quarter of 2018 with a total vacancy rate of 8.9% and approximately 1.1 million SF under construction. Recent major employment announcements for Nashville include AllianceBernstein Holding LP, which announced in May 2018 that it will be relocating its headquarters to the central business district in Nashville with a total expected headcount of 1,050 in total by 2022. Additionally, Cherry Bekaert, which in 2017 bought Frazier Dean & Howard to enter the Nashville market, signed a long-term lease to take a section of the 12th floor at 222 2nd Avenue South. Cherry Bekaert is expected to relocate all employees from the current West End Avenue location in the 4th quarter of 2018. In early 2018, global technology company Asurion announced it would create 400 information technology jobs as it consolidates operations into a new corporate headquarters in downtown Nashville, with construction of the new office anticipated to begin in the first quarter of 2019 and open in the third quarter of 2021.

The hotel’s demand segmentation is 47.0% meeting & group, 25.0% commercial, and 28.0% leisure versus market demand segmentation of 41.6% meeting & group, 31.1% commercial, and 27.3% leisure for 2017. Meeting & group demand is primarily generated by corporate groups that visit the area. Additional demand is generated by youth sports teams that travel to the area for various tournaments and sports fields. Commercial demand is generated by headquarters and large regional offices especially in the professional & business services and health care industries. Additionally, the Sheraton Grand Nashville Downtown Property currently accommodates airline crew business from United Airlines and British Airlines. Other top accounts include Deloitte, PricewaterhouseCoopers, KPMG, Accenture, Ernst & Young, Google, and Bank of America. According to the borrower sponsor, the top 10 accounts represent 3.4% of the total August 31, 2018 trailing 12 months’ room revenue. Leisure demand is generated by leisure attractions in the immediate downtown area including the Country Music Hall of Fame & Museum, Bridgestone Arena, Ryman Auditorium and The Johnny Cash Museum & Café, among others.

According to the appraisal, the Sheraton Grand Nashville Downtown Property is located in the Nashville lodging market. Within this greater market, the direct submarket that encompasses the Sheraton Grand Nashville Downtown Property is known as the Vanderbilt/Midtown submarket. According to an industry report as of March 2018, the Sheraton Grand Nashville Downtown Property’s competitive set includes eleven hotels. The competitive set in the industry report had a weighted average occupancy, ADR, and RevPAR of 86.1%, $243.89, and $209.89, respectively over the July 31, 2018 trailing 12-month period. The Sheraton Grand Nashville Downtown Property had an occupancy, ADR and RevPAR of 79.8%, $236.45 and $188.58, respectively over the August 31, 2018 trailing 12-month period.

According to the appraisal, there are approximately 15,000 rooms in the supply pipeline within the Sheraton Grand Nashville Downtown Property’s competitive submarket as of July 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Primary competitive properties to the Sheraton Grand Nashville Downtown Property are shown in the table below:

Competitive Property Summary(1)
Property Name	No. of Rooms	Year Opened	Competitive Status	2017 Occupancy	2017 ADR	2017 RevPAR
Sheraton Grand Nashville Downtown	482	1975	-	79.5%(2)	$240.40(2)	$191.12(2)
Doubletree by Hilton Nashville Downtown	341	1979	Primary	95% - 100%	$215 - $220	$205 - $210
Hotel Indigo Nashville	161	2010	Primary	85% - 90%	$215 - $220	$185 - $190
Courtyard Nashville Downtown	192	1998	Primary	90% - 95%	$255 - $260	$230 - $235
Renaissance Nashville Hotel	673	1987	Primary	85% - 90%	$235 - $240	$205 - $210
Holiday Inn Express Nashville Downtown Conference Center	287	1989	Primary	75% - 80%	$225 - $230	$170 - $175
Hilton Nashville Downtown	330	2000	Primary	85% - 90%	$280 - $285	$245 - $250
Hyatt Place Nashville Downtown	255	2013	Primary	80% - 85%	$260 - $265	$205 - $210
Hampton Inn & Suites Nashville Downtown	207	2007	Primary	80% - 85%	$255 - $260	$215 - $220
Omni Nashville Hotel	800	2013	Primary	85% - 90%	$280 - $285	$240 - $245
Hilton Garden Inn Nashville Downtown/Convention Center	214	2015	Primary	85% - 90%	$250 - $255	$215 - $220
The Westin Nashville	456	2016	Primary	80% - 85%	$260 - $265	$210 - $215
Total	3,916(3)

Source: Appraisal unless indicated otherwise.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Grand Nashville Downtown Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the competitive set shown in the Historical Occupancy, ADR, RevPAR table above differs from the competitive set shown in the Competitive Property Summary.

(2)	Information is based on the underwriting file, which is based on the borrower’s financials.

(3)	Excludes the Sheraton Grand Nashville Downtown Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sheraton Grand Nashville Downtown Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	8/31/2018 TTM(1)	UW	UW per Room
Occupancy(2)	77.8%	77.9%	79.5%	79.8%	79.8%
ADR(2)	$211.27	$241.40	$240.40	$236.45	$236.45
RevPAR(2)	$164.36	$188.15	$191.12	$188.58	$188.58

Rooms Revenue	$28,916,672	$33,191,112	$33,622,909	$33,176,739	$33,176,739	$68,831
Food & Beverage(3)	$7,433,620	$8,487,011	$10,505,293	$11,426,423	$11,426,423	$23,706
Parking Revenue	$2,263,076	$2,275,618	$2,267,665	$2,285,149	$2,285,149	$4,741
Other Income(4)	$1,651,253	$1,395,596	$1,994,595	$2,324,260	$2,324,260	$4,822
Total Revenue	$40,264,621	$45,349,337	$48,390,462	$49,212,571	$49,212,571	$102,101
Total Expenses	$22,267,459	$25,408,909	$26,813,329	$26,827,958	$27,006,315	$56,030
Net Operating Income	$17,997,162	$19,940,428	$21,577,133	$22,384,613	$22,206,255	$46,071
FF&E	$1,610,585	$1,813,973	$1,935,618	$1,968,503	$1,968,503	$4,084
Net Cash Flow	$16,386,577	$18,126,455	$19,641,515	$20,416,110	$20,237,752	$41,987

NOI DSCR(5)	2.20x	2.44x	2.64x	2.74x	2.72x
NCF DSCR(5)	2.01x	2.22x	2.40x	2.50x	2.48x
NOI Debt Yield(5)	11.2%	12.5%	13.5%	14.0%	13.9%
NCF Debt Yield(5)	10.2%	11.3%	12.3%	12.8%	12.6%

(1)	The borrower sponsor has owned the Sheraton Grand Nashville Downtown Property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow increased from approximately $7.2 million to approximately $20.4 million as of TTM August 2018.

(2)	Occupancy, ADR and RevPAR figures have been taken from the underwriting file. The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Grand Nashville Downtown Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Food & Beverage revenue accounts for approximately 23.2% of underwritten Total Revenue.

(4)	Other Income includes resort fees, other operated departments revenue and other rental income.

(5)	Debt service coverage ratios and debt yields presented above are based on the Sheraton Grand Nashville Downtown Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Sheraton Grand Nashville Downtown

Escrows and Reserves. The Sheraton Grand Nashville Downtown Whole Loan documents provide for upfront reserves in the amount of $1,166,485 for real estate taxes and $1,000,000 for FF&E. The Sheraton Grand Nashville Downtown Whole Loan documents also provide for ongoing monthly reserves of 1/12 of estimated annual real estate taxes (currently equal to $129,609) for real estate taxes, an amount equal to the greater of (x) 4% of operating income for the preceding month and (y) 1/12 of the annual amount required by the franchise agreement for FF&E (currently equal to $164,042), and a springing monthly deposit of 1/12 of estimated annual insurance premium payments if the Sheraton Grand Nashville Downtown Borrower fails to maintain and deliver an acceptable blanket insurance policy.

Lockbox and Cash Management.  The loan is structured with a hard lockbox and springing cash management. The Sheraton Grand Nashville Downtown Borrower is required to cause all rents received by the Sheraton Grand Nashville Downtown Borrower and the property manager, including, without limitation, all credit card company payments, to be transmitted directly into a clearing account (the “Clearing Account”) established and maintained by the Sheraton Grand Nashville Downtown Borrower at a local bank selected by the Sheraton Grand Nashville Downtown Borrower and reasonably approved by the lender (the “Clearing Bank”). If the Sheraton Grand Nashville Downtown Borrower and the property manager receive any rents, such amounts are required to be deposited into the Clearing Account within two business days of receipt.

Funds deposited into the Clearing Account will be swept by the Clearing Bank on a daily basis into the Sheraton Grand Nashville Downtown Borrower’s operating account, unless a Cash Management Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into an eligible account at the deposit bank controlled by the lender (the “Deposit Account”). During a Cash Management Period funds in the Deposit Account will be applied and disbursed as follows, provided no event of default is continuing:  (i) to make payments into the tax and insurance subaccount; (ii) to the lender to pay the monthly debt service payment amount due on such payment date (plus, if applicable, interest at the default rate and all other amounts then due to the lender); (iii) to make payments into the capital/FF&E expense reserve subaccount; (iv) to disburse funds in an amount equal to the monthly operating expense budgeted amount and any then-current approved additional operating expenses to the Sheraton Grand Nashville Downtown Borrower (or to an account designated by the Sheraton Grand Nashville Downtown Borrower); and (v) lastly, to make payments in an amount equal to all available cash on such payment date into a cash collateral subaccount.

A “Cash Management Period” will commence upon: (i) an event of default under the loan documents; or (ii) the failure by the Sheraton Grand Nashville Downtown Borrower, as of the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.50x; and will end provided that with respect to clause (i) once the event of default has been cured and with respect to clause (ii) once the debt service coverage ratio is at least 1.50x for at least two consecutive calendar quarters. The Sheraton Grand Nashville Downtown Borrower has the right at any time to deliver to the lender either cash or an acceptable letter of credit in an amount that, when applied to reduce the then-outstanding principal, would cause the debt service coverage ratio to be at least equal to 1.50x (“Minimum DSCR Maintenance Amount”) in order to avoid or end a Cash Management Period.

The Sheraton Grand Nashville Downtown Borrower has the right, three times during the loan term in accordance with the terms of the loan agreement, to request that the lender apply excess cash (other than any Minimum DSCR Maintenance Amount then on deposit) to any debt service shortfall.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Sheraton Grand Nashville Downtown Borrower is required to obtain and maintain coverage as part of its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the full replacement cost of the Sheraton Grand Nashville Downtown Property plus the loss of rents and/or business income insurance required under the mortgage loan documents provided that such coverage is available. There can be no exclusion for acts of terrorism under the general liability and excess liability/umbrella policies. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk”, loss of rents and/or business income insurance, and/or the general liability and excess liability/umbrella policies required under the loan documents, the Sheraton Grand Nashville Downtown Borrower is required to nevertheless obtain coverage for terrorism (as stand-alone coverage) in an amount equal to 100% of the full replacement cost of the Sheraton Grand Nashville Downtown Property, the loss of rents and/or business interruption coverage and general liability and excess liability/umbrella coverage provided that such coverage is available.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	Penske Distribution Center

Mortgage Loan No. 4 – Penske Distribution Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

Mortgage Loan No. 4 – Penske Distribution Center

Penske Distribution Center
15520 Wayne Road
Romulus, MI 48174
Canton
Westland
Garden City
Dearborn Heights
Dearborn
Inkster
Wayne
Romulus
Van Buren Township
Taylor
Belleville
Roulo
Huron Chapter Township
Brownstown Township
Flat Rock
WAYNE COUNTY
Detroit Metro-Wayne County Airport
Detroit 16 miles
Detroit Industrial Frwy
AMTRAK
Centre Plaza
Ford Rd
Canton Twp. Plaza
West Ridge Shopping Center
Schoolcraft College Center
Maplewood St
Garden City Hospital
Garden City Town Center
Marquette St
Cherry Hill Rd
Garden City Ice Arena
Cherry Hills Market Place
Avondale St
Sheldon Rd
Lilley Rd
Haggerty Rd
Lotz Rd
Newburgh Rd
Wayne Rd
Wildwood St
Venoy Rd
Henry Ruff Rd
Beech Daly Rd
Telegraph Rd
Pheasant Run Golf Club
Canton Center Rd
Palmer Rd
MIAT College of Technology
Lower Rouge Parkway
Canton
Fellows Creek Mun. Golf Course
Venoy Palmer Shopping Center
Lower Rouge Parkway Golf Course
Inkster Valley Golf Club
Michigan Ave
Wayne City Hall
One Michigan Place Shopping Ctr.
Carlysle St
Ford-Michigan Truck Plant
Ford Motor
Ford-Wayne Stamping Plant
Annapolis St
Oakwood Annapolis Hospital
Sysco Detroit
Canton Sports Complex
Van Born Rd
Ford-MI Assembly Plant Body Shop
GM Powertrain Facility
Gateway Golf Club
Beverly Rd
Middle Belt Rd
Inkster Rd
Woodlands of Van Buren
Belleville Rd
Ecorse Rd
Merriman Rd
Wick Rd
Hannan Rd
Cogswell St
Shady Hollow Golf Course
Van Buren Town Hall
Tyler Rd
Belleville Square Shopping Ctr.
Wayne County Comm. College Western Campus
Wayne Co. Fair Grounds
Elmer Johnson Park
DST Industries
Goddard Rd
Oakwood Heritage Hospital
Belleville Lake
Huron River Dr
Wabash St
Northline Rd
Savage Rd
Lower Huron Metropark
Eureka Rd
Cambridge Square Shopping Ctr.
Southland Center
Sumpter Rd
Bemis Rd
Pennsylvania Rd
Vining Rd
Middlebelt Rd
Ford Motor Company
Secretary of State
Sibley Rd
King Rd
Woodside Meadows Golf Course
Willow Metropark Golf Course
S. Huron Rd
West Rd
Willow Metropark
Van Horn Rd
Willow Rd
Oakwoods Metropark
W. Huron River Dr
Arsenal Rd
275
94
12
24
153
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Auburn Hills
MACOMB COUNTY
OAKLAND COUNTY
Troy
Clinton
Mount Clemens
Harrison
West Bloomfield
Bloomfield Hills
Birmingham
Sterling Heights
Farmington Hills
Royal Oak
Warren
Roseville
St. Clair Shores
Wixom
Novi
Southfield
Ferndale
Eastpointe
Redford
Highland Park
Hamtramck
Grosse Pointe Woods
MICHIGAN
Livonia
Lake St. Clair
Plymouth
WAYNE COUNTY
DETROIT
U.S. CANADA
Garden City
Dearborn
Canton
Westland
WINDSOR
Wayne
Inkster
Romulus
Allen Park
Lincoln Park
Ypsilanti
Taylor
LaSalle
ONTARIO
Belleville
Southgate
WASHTENAW COUNTY
Woodhaven
Trenton
Amherstburg

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

Mortgage Loan No. 4 – Penske Distribution Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Romulus, MI 48174
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Warehouse Distribution
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Global Net Lease, Inc.			Year Built/Renovated:	2018/N/A
Mortgage Rate:	4.6300%			Size:	606,000 SF
Note Date:	11/14/2018			Cut-off Date Balance per SF(1):	$116
First Payment Date:	1/1/2019			Maturity Date Balance per SF(1):	$116
Maturity Date:	12/1/2028			Property Manager:	Global Net Lease Properties, LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$7,828,590
Prepayment Provisions(2):	LO (24); YM1 (92); O (4)			UW NOI Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.2%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x
Additional Debt Balance(1)(3):	$30,000,000			Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	N/A
Reserves(4)				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$126,600,000 (11/1/2018)
				Cut-off Date LTV Ratio(1):	55.3%
				Maturity Date LTV Ratio(1):	55.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$70,000,000	54.8%	Purchase Price:	$126,576,355	99.1%
Borrower Equity:	$57,688,428	45.2%	Closing Costs:	$1,112,073	0.9%

Total Sources:	$127,688,428	100.0%	Total Uses:	$127,688,428	100.0%

(1)	The Penske Distribution Center Mortgage Loan (as defined below) is part of the Penske Distribution Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal amount of $70,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Penske Distribution Center Whole Loan.

(2)	On January 1, 2021 and on any business day thereafter, the borrower has the right to prepay the Penske Distribution Center Whole Loan in whole, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Penske Distribution Center Whole Loan is prepayable without penalty on or after September 1, 2028.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Penske Distribution Center Property (as defined below) was built in 2018; accordingly, historical financial and occupancy information is not available.

The Mortgage Loan. The fourth largest mortgage loan (the “Penske Distribution Center Mortgage Loan”) is part of a whole loan (the “Penske Distribution Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $70,000,000, both of which are secured by a first priority fee mortgage encumbering a 606,000 SF single tenant industrial property located in Romulus, Michigan (the “Penske Distribution Center Property”). The controlling Promissory Note A-1 in the original principal amount of $40,000,000 represents the Penske Distribution Center Mortgage Loan and will be included in the MSC 2018-H4 securitization trust. Promissory Note A-2, in the original principal amount of $30,000,000 (the “Penske Distribution Center Serviced Pari Passu Companion Loan”) represents the non-controlling interest in the Penske Distribution Center Whole Loan, is held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Penske Distribution Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

Penske Distribution Center Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$40,000,000	MSC 2018-H4	Yes
A-2	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
Total	$70,000,000	$70,000,000

The Borrower and the Sponsor. The borrower is ARG PLRMLMI001, LLC (the “Penske Distribution Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. The Penske Distribution Center Borrower is 100% owned by Global Net Lease Operating Partnership, L.P., the Penske Distribution Center Whole Loan non-recourse carveout guarantor, which is 100% owned by Global Net Lease, Inc., the Penske Distribution Center Whole Loan borrower sponsor.

Global Net Lease, Inc. (originally named American Realty Capital Global Trust, Inc.) is a real estate investment trust that acquires and manages a globally-diversified portfolio of commercial real estate properties throughout the United States and Europe. As of September 30, 2018, Global Net Lease, Inc. owned 336 properties consisting of approximately 26.2 million SF that are 99.5% leased, with a weighted average remaining lease term of 8.6 years.

Global Net Lease, Inc. and Global Net Lease Operating Partnership, L.P. are parties to an advisory agreement with Global Net Lease Advisors, LLC (the “Advisor”), which manages Global Net Lease, Inc.’s business on a day to day basis. Nicholas S. Schorsch owns an indirect controlling interest in the majority owner of the Advisor. The Advisor owns 3.66% of the equity in the non-recourse carveout guarantor. See “Description of the Mortgage Pool—Litigation and Other Considerations.”

The Property. The Penske Distribution Center Property is a newly built Class A single-tenant industrial warehouse distribution property located in Romulus, Michigan and 100.0% leased to Penske Logistics LLC (“Penske”) and includes dry warehouse, freezer, standard cooler, cold dock and office/maintenance space. The Penske Distribution Center Property features clear heights of 34 feet, 105 exterior truck doors, 16 electronically operated “rapid-rise” overhead doors and is cross-docked with receiving doors situated on the south elevation while shipping doors are located on the north elevation. The interior of the Penske Distribution Center Property is laid out with the coldest rooms being located in the western half of the building with room temperatures increasing eastward. Both the shipping and receiving docks are climate controlled and powered by the mobile generator located in an exterior port at the Penske Distribution Center Property.

The Penske Distribution Center Property is 100.0% leased to Penske through October 25, 2028. The lease is triple net and has two, five-year renewal options. The lease provides for an annual rent of $7,847,734 which increases by approximately 1.75% on an annual basis during the initial term and during the extension term. Penske’s lease is guaranteed by Penske Truck Leasing Co., L.P., a Delaware limited partnership. Penske Corporation is a closely-held, diversified, on-highway, transportation services company that operates in a variety of industry segments, including retail automotive, truck leasing, transportation logistics and professional motorsports. Penske Corporation manages businesses operating in more than 3,300 locations and employs over 50,000 people worldwide. Penske, a subsidiary of the Penske Corporation, is engaged in supply chain and logistics management and provides solutions including dedicated contract carriage, distribution center management, transportation management, lead logistics, and supply chain consulting to shippers. On August 8, 2017, Penske and the Kroger Company (“Kroger”) entered into an operating agreement whereby Penske agreed to perform services for Kroger at the Penske Distribution Center Property. It is anticipated that the Penske Distribution Center Property will be 100.0% utilized to facilitate Penske’s services for Kroger.

The Penske Distribution Center Borrower, Penske and Kroger have entered into a recorded Landlord Notice and Non-Disturbance Agreement (the “Kroger NDA”) under which the Penske Distribution Center Borrower and Penske have agreed that during any period when Kroger’s inventory or equipment is located at the Penske Distribution Center Property, no amendment may be made to the Penske lease without the prior written consent of Kroger, if such amendment (i) alters the term of the Penske lease, (ii) alters the number or length of any options to renew or extend the term or the manner in which such options may be exercised, (iii) alters the description of the leased premises or limits access to the leased premises, or (iv) otherwise will restrict or prevent the operation of the planned distribution facility. The Kroger NDA also provides that (i) the Penske Distribution Center Borrower must give Kroger contemporaneous notice of any tenant default of Penske under its lease; (ii) Kroger has the right to cure, and the landlord will accept such cure of, any tenant default under the Penske lease; and (iii) the landlord agrees to provide Kroger with notice of the landlord’s intent to terminate the Penske lease.

In addition, Penske may assign its lease to (1) Kroger or (2) a third-party logistics provider with a tangible net worth equal to or greater than the tangible net worth of Penske Truck Leasing Co., L.P., without the landlord’s prior written consent, provided that: (i) Penske is not in default under the lease; (ii) Penske gives the landlord written notice not later than 30 days prior to the effective date of such assignment; (iii) the assignee assumes the Penske lease by a written assignment and assumption agreement delivered to the landlord prior to the effective date of such assignment; (iv) the assignee will use the leased premises only for the permitted use under the lease; (v) the use of the leased premises by the assignee will not violate any other agreements or leases affecting the leased premises; and (vi) the occurrence of such an assignment will not waive the landlord’s rights as to any subsequent assignment of the lease. If the conditions are satisfied, (i) the assignee is required to assume all of the rights and obligations of the tenant under the Penske lease from and after the effective date of the assignment, (ii) the assignee will become the tenant for all purposes under the Penske lease, and (iii) Penske and Penske Truck Leasing Co., L.P. will be released from liability for all obligations under the Penske lease occurring after the date of the assignment.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

The following table presents certain information relating to the leases at the Penske Distribution Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Penske	BBB+/Baa2/BBB	606,000	100.0%	$8,495,486	100.0%	$14.02	10/25/2028
Subtotal/Wtd. Avg.		606,000	100.0%	$8,495,486	100.0%	$14.02

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		606,000	100.0%	$8,495,486	100.0%	$14.02

(1)	Information is based on the underwritten rent roll.

(2)	The Credit Rating shown for Penske is that of the lease guarantor.

(3)	Annual UW Base Rent PSF and Annual UW Base Rent includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

The following table presents certain information relating to the lease rollover schedule at the Penske Distribution Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2018	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2019	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2020	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2021	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2022	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2023	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2024	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2025	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2026	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2027	0	0	$0	0.0%	0.0%	$0.00	0.0%	0.0%
2028	1	606,000	$14.02	100.0%	100.0%	$8,495,486	100.0%	100.0%
2029 & Beyond	0	0	$0	0.0%	100.0%	$0.00	0.0%	100.0%
Vacant	0	0	$0	0.0%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	606,000	$14.02	100.0%		$8,495,486	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Total UW Rent Rolling and UW Rent PSF Rolling includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

The Market. The Penske Distribution Center Property is located approximately 20 miles southwest of Detroit with primary access to the Detroit Metropolitan Wayne County Airport, Interstate-275 and Eureka Road. The Penske Distribution Center Property is located in the Airport/I-275 submarket of the Detroit industrial market. According to the appraisal, as of the second quarter of 2018, the Detroit industrial market consisted of approximately 17,253 industrial buildings, had an inventory of approximately 591.8 million SF, overall vacancy in the market of approximately 2.9% and asking rent was $5.94 PSF. There were a total of 10 buildings delivered to the Detroit industrial market in the quarter totaling approximately 1.3 million SF, with approximately 5.5 million SF still under construction at the end of the quarter. According to the appraisal, the Airport/I-275 submarket consisted of approximately 2,921 industrial buildings, had an inventory of approximately 117.4 million SF, overall vacancy in the submarket of approximately 3.1% and asking rent was $5.48 PSF. There are currently eight buildings under construction in the submarket totaling approximately 2.3 million SF, of which 98.2%, or approximately 2.2 million SF, is preleased. According to the appraisal, during the last five years, development has been predominantly of retail and industrial properties primarily in the north and northwestern areas of the Airport/I-275 submarket, along the Interstate 94 and 275 corridors. During this time 11 industrial facilities were delivered in the Airport/I-275 submarket totaling 1,425,488 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

The following table presents comparable leases with respect to the Penske Distribution Center Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Mos.	Rent PSF	Lease Type
Penske Distribution Center 15520 Wayne Road Romulus, MI	2018	606,000	100%	Penske	606,000	Oct. 2018	120	$14.02	NNN
130 Eastern – Proposed Building 130 Eastern Avenue Chelsea, MA	2018	100,000	100%	Baldor	100,000	Sept. 2018	240	$19.00	NNN
Confidential	2017	260,243	100%	Confidential	260,243	Oct. 2017	180	$12.85	NNN
405 Pedricktown Road 405 Pedricktown Road Swedesboro, NJ	2017	152,200	100%	Greenyard Fresh Holding	152,200	June 2017	183	$10.25	NNN
Class B Cold Storage 7080 Express Global Location Number Houston, TX	1990	226,596	100%	Preferred Freezer Services	226,596	Feb. 2017	217	$12.39	NNN

Sources: Underwritten rent roll and Appraisal

The following table presents comparable sales with respect to the Penske Distribution Center Property:

Comparable Sale Summary

Property Name/Location	Sale Date	Year Built	Total GLA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Cap Rate
Penske Distribution Center 15520 Wayne Road Romulus, MI	Oct. 2018	2018	606,000	100%	$126,576,354	$208.87	6.20%
Confidential	Dec 2017	2017	260,243	100%	$46,955,000	$180.43	7.10%
Class B Cold Storage 7080 Express Global Location Number Houston, TX	Aug. 2017	1990	226,596	100%	$44,500,000	$196.38	6.30%
405 Pedricktown Road 405 Pedricktown Road Swedesboro, NJ	June 2017	2017	152,200	100%	$27,000,000	$177.40	5.89%
1020 West Airport Road 1020 West Airport Road Romeoville, IL	Dec. 2016	2016	188,166	100%	$52,700,000	$280.07	6.26%
4500 West Ann Lurie 4500 West Ann Lurie Place Chicago, IL	June 2015	2009	174,780	100%	$54,000,000	$308.96	6.45%
2500 South Damen Avenue 2500 South Damen Avenue Chicago, IL	May 2015	2003	128,200	100%	$33,000,000	$257.41	6.57%

Sources: Underwritten rent roll and Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Penske Distribution Center Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$8,495,486	$14.02
Total Recoveries	$0	$0.00
Total Other Income	$0	$0.00
Less Vacancy & Credit Loss	($424,774)	($0.70)
Effective Gross Income	$8,070,712	$13.32
Total Operating Expenses(3)	$242,121	$0.40
Net Operating Income	$7,828,590	$12.92
Capital Expenditures	$60,600	$0.10
TI/LC	$315,120	$0.52
Net Cash Flow	$7,452,870	$12.30

Occupancy %	100.0%
NOI DSCR(4)	2.38x
NCF DSCR(4)	2.27x
NOI Debt Yield(4)	11.2%
NCF Debt Yield(4)	10.6%

(1)	Historical financial and occupancy information is not available as the Penske Distribution Center Property was built in 2018.

(2)	UW Gross Potential Rent and UW Gross Potential Rent PSF includes straight line rent adjustment totaling $647,752. Current annual rent and annual rent PSF are $7,847,734 and $12.95 respectively.

(3)	The Penske Distribution Center Property benefits from an Industrial Facilities Exemption, a tax abatement applicable to the building (but not the land) which runs for a 10-year term ending December 31, 2027. In lieu of ad valorem taxation of the building, the tax assessor levies a specific tax known as the Industrial Facilities Tax which has a reduced millage rate equal to approximately 50% of what the ad valorem tax millage rate would be. According to the tax assessor’s office, the millage rate for the land is 6.59061% and the millage rate of the building is 3.595305%. Taxes were underwritten based on the appraisal estimate of taxes, which takes into account the abatement, and assuming the abated taxes were paid by Penske pursuant to its lease.

(4)	Debt service coverage ratios and debt yields are based on the Penske Distribution Center Whole Loan.

Escrows and Reserves. The requirement for the Penske Distribution Center Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that Penske or any replacement tenant occupying the space leased to Penske as of the origination date (in either case, the “Critical Tenant”) is obligated under its lease to directly pay or reimburse the Penske Distribution Center Borrower for all real estate taxes and (ii) upon the lender’s request, evidence that either the Critical Tenant has timely paid, or the Penske Distribution Center Borrower has timely paid (and the Critical Tenant has reimbursed) such real estate taxes. The requirement for the Penske Distribution Center Borrower to make monthly deposits into an insurance reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that the Critical Tenant is obligated under its lease to directly pay all insurance premiums, (ii) upon the lender’s request, evidence that the Critical Tenant has timely paid such insurance premiums and (iii) no event of default is continuing. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the Penske Distribution Center Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the Penske Distribution Center Borrower provides the lender paid receipts for the related insurance premiums not later than 10 days prior to the expiration dates of the policies. In the event that the conditions to suspension of the real estate tax and/or insurance reserve deposits are not satisfied, the Penske Distribution Center Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes and/or 1/12 of the estimated annual insurance premiums, as applicable, into a real estate tax and/or insurance reserve account, as applicable. The requirement for the Penske Distribution Center Borrower to make monthly deposits into a capital expenditures reserve is suspended so long as (i) no Cash Sweep Event Period (as defined below) is in effect and (ii) the Penske Distribution Center Borrower is controlled by Global Net Lease Operating Partnership, L.P. If such conditions are not satisfied, the Penske Distribution Center Borrower is required to deposit $7,575 into a capital expenditures reserve on each monthly payment date.

Lockbox and Cash Management. The Penske Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The Penske Distribution Center Borrower is required to direct each tenant to send all payments of rents directly to the lender-controlled lockbox account, and, if notwithstanding such direction, rents are received by the Penske Distribution Center Borrower or property manager, to cause such rents to be deposited into the lockbox account within two business days of receipt. Provided no Cash Sweep Event Period is continuing, all sums in the lockbox account are required to be transferred daily to an account designated by the Penske Distribution Center Borrower. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Penske Distribution Center Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically, and so long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, applied (i) to make deposits into the tax and insurance escrows, if any, as described above under “Escrows and Reserves”, (ii) to pay debt service on the Penske Distribution Center Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating, cash

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Penske Distribution Center

flow or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Penske Distribution Center Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(a)	Commencing upon an event of default under the Penske Distribution Center Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default;

(b)	Commencing upon the debt service coverage ratio (based on the actual loan constant) of the Penske Distribution Center Whole Loan falling below 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and rent rolls and ending upon the debt service coverage ratio (based on the actual loan constant) being at least 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and rent rolls;

(c)	Commencing upon the earlier to occur of (i) the Critical Tenant terminating or giving notice of intention to terminate its lease prior to the then applicable lease expiration date, or (ii) the date that is 12 months prior to the Critical Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Critical Tenant renewing or extending its lease on terms set forth in such lease or otherwise reasonably approved by the lender, (ii) substantially all of the Critical Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are reasonably acceptable to the lender, and the Penske Distribution Center Borrower delivering to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its/their space, open for business and paying full unabated rent (a “Replacement Tenant Cure”) or (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents (provided that KeyBank N.A. has been preapproved by the lender as a letter of credit issuer, regardless of whether it meets other requirements) in an amount equal to the rent payable pursuant to the Penske Lease (as defined below) during the following three months (which amount is required to be increased each calendar quarter by the amount of rent payable pursuant to the Penske Lease during the following three months (until such event is cured) (a “Letter of Credit Cure”);

(d)	Commencing upon the Critical Tenant terminating, cancelling or rejecting its lease in any bankruptcy or similar proceeding or the Critical Tenant or its lease guarantor filing for bankruptcy or becoming the subject of an insolvency proceeding and ending if one of the following has occurred: (i) (A) the Critical Tenant’s lease having been affirmed in bankruptcy or (B) such proceeding being discharged, stayed or dismissed, (ii) a Replacement Tenant Cure or (iii) a Letter of Credit Cure;

(e)	Commencing upon the credit rating of Penske Truck Leasing Co., L.P., the guarantor for Penske under its lease (or in connection with a replacement lease, the applicable Critical Tenant and/or its lease guarantor) falling below BBB- as rated by S&P (or its equivalent by any other rating agency rating a securitization that includes any portion of the Penske Distribution Center Whole Loan) and ending if one of the following has occurred: (i) the credit rating issued by S&P (or its equivalent by any other applicable rating agency) to the Critical Tenant and/or its lease guarantor, as applicable, being increased to BBB- or higher for two consecutive calendar quarters, (ii) a Replacement Tenant Cure, (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents in the amount of $8,000,000 or the Penske Distribution Center Borrower depositing sufficient funds into the excess cash flow account to cause there to be $8,000,000 on deposit therein or (iv) the excess cash flow account having achieved a balance of $8,000,000; provided, however, that the amount of $8,000,000 may not be disbursed from the excess cash flow account to the Penske Distribution Center Borrower until such time, if any, that one of the cures set forth in clauses (i), (ii) or (iii) of this paragraph (e) have been satisfied; or

(f)	Commencing upon the Critical Tenant vacating 50% or more of its premises and ending if one of the following has occurred: (i) the Critical Tenant being open for business as evidenced by a reasonably acceptable tenant estoppel certificate(s) from the Critical Tenant stating that the Critical Tenant is in occupancy, open for business and paying full contractual rent, (ii) a Replacement Tenant Cure, or (iii) a Letter of Credit Cure.

“Penske Lease” means the lease entered into between the seller of the Penske Distribution Center Property and Penske, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Additional Secured Indebtedness (not including trade debts). The Penske Distribution Center Property also secures the Penske Distribution Center Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $30,000,000. The Penske Distribution Center Serviced Pari Passu Companion Loan accrues interest at the same rate as the Penske Distribution Center Mortgage Loan. The Penske Distribution Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Penske Distribution Center Serviced Pari Passu Companion Loan. The holders of the Penske Distribution Center Mortgage Loan and the Penske Distribution Center Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Penske Distribution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Penske Distribution Center Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount not less than the sum of 100% of the full replacement cost and 24 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

Mortgage Loan No. 5 – Fordham Medical Office Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

Mortgage Loan No. 5 – Fordham Medical Office Portfolio

Fordham Medical Office Portfolio
1 625 East Fordham Bronx, NY
2 5037-5043 Broadway New York, NY
3 656-660 East Fordham Bronx, NY
YONKERS
NEW JERSEY
WESTCHESTER COUNTY
Mount Vernon
Pelham Manor
Palisades Interstate Park
Riverdale Park
Riverdale
Hudson River
Spuyten Duyvil
H. HUDSON BRIDGE
Manhattan College
College of Mount St. Vincent
Empire City at Yonkers Raceway
Hillview Reservoir
Van Cortlandt Park
Mosholu Golf Course
Montefiore Medical Center
Jerome Park Reservoir
BRONX
Bronx Botanical Gardens
Fordham University
Bronx Zoo
Baker Field
Inwood Hill Park
MANHATTAN
Inwood
GEO. WASH. BRIDGE
CUNY Bronx Community College
Yeshiva Univ.
Morris Heights
Morris Park
Jacobi Medical Center
Mercy College-Bronx Campus
Albert Einstein College of Medicine
Hutchinson Metro Center
Seton Falls Park
Split Rock Golf Course
Bay Plaza Shopping Center
Pelham Bay Park
Aileen B. Ryan Recreational Complex
Long Island Sound
New York Presbyterian Hosp.
Claremont Park
Crotona Park
Yankee Stadium
Washington Heights
Bronx Supreme Court
Harlem Hospital
Harlem
Sound View Park
Hunts Point
East River
Rikers Island
Randalls Island
Ward Island
Upper East Side
TRIBORO BRIDGE
QUEENS
Saw Mill River Pkwy
NY State Thruway
Bronx River Pkwy
Hutchinson River Pkwy
New England Thruway
Major Deegan Expwy
Cross Bronx Expwy
Bruckner Expwy
Pelham Pkwy
Tremont Ave.
Fordham Rd.
Gun Hill Rd.
E. 223rd St.
E 233rd St.
E 222nd St.
Nereid Ave.
Baychester Ave.
Eastchester Rd.
Williamsbridge Rd.
Morris Park Ave.
Webster Ave.
Grand Concourse
Jerome Ave.
Broadway
H. Hudson Pkwy
Harlem River Dr.
Triboro Br.
FDR Dr.
E. 116th St.
W. 145th St.
E. 169th St.
Randall Ave.
Soundview Ave.
Zerega Ave.
White Plains Rd.
AMTRAK
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

Mortgage Loan No. 5 – Fordham Medical Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Original Balance:	$40,000,000			Location:	Various, New York
Cut-off Date Balance:	$40,000,000			General Property Type:	Various
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Shahin Daneshvar			Year Built/Renovated(4):	1931-1998/2005
Mortgage Rate:	5.6150%			Size(5):	63,209 SF
Note Date:	12/3/2018			Cut-off Date Balance per SF:	$633
First Payment Date:	1/6/2019			Maturity Date Balance per SF:	$633
Maturity Date:	12/6/2028			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,291,786
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.41x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,089,742 (9/30/2018 TTM)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			2nd Most Recent NOI:	$3,068,501 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$2,839,152 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2018)
RE Tax:	$14,167	$14,167	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$5,355	$2,678	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Recurring Replacements:	$15,000	Springing	$15,000	Appraised Value (as of)(6):	$67,480,000 (10/5/2018)
TI/LC:	$300,000	Springing	$300,000	Cut-off Date LTV Ratio(6):	59.3%
Deferred Maintenance:	$52,053	$0	N/A	Maturity Date LTV Ratio(6):	59.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	100.0%	Loan Payoff:	$32,307,939	80.8%
			Return of Equity(7):	$5,485,477	13.7%
			Closing Costs:	$1,820,009	4.6%
			Reserves:	$386,575	1.0%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	Upon the occurrence of a Cash Trap Period (as defined below) the lockbox becomes a hard lockbox. See “Lockbox and Cash Management” below.
(2)	See “Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.
(3)	See “Escrows and Reserves” below.
(4)	The 625 East Fordham property was built in 1998 and renovated in 2005, the 5037-5043 Broadway property was built in 1958, and the 656-660 East Fordham property was built in 1931.
(5)	Size includes one 800 SF apartment unit at the 656-660 East Fordham property.
(6)	The appraised value for the Fordham Medical Office Portfolio Properties of $67,480,000 excludes the value the appraisal assigned to the Fordham Medical Office Portfolio Borrowers’ air rights. The “as-is” appraised value including the value of the air rights is $79,540,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 50.3% and 50.3%, respectively. See “Air Rights” below for further discussion of the air rights. The air rights may be released for an aggregate release price of $2,325,000. See “Release of Property” below.
(7)	Return of Equity includes approximately $4.8 million, which was used to repay corporate loans from an affiliate of the borrower sponsor to MedAlliance Medical Health Services, Inc. and Avicenna Ambulatory Services. Both tenants are affiliates of the borrower sponsor.

The Mortgage Loan. The fifth largest mortgage loan (the “Fordham Medical Office Portfolio Mortgage Loan”) is evidenced by two promissory notes, Note A-1 and Note A-2, in the aggregate original principal amount of $40,000,000, and secured by the first priority fee mortgage encumbering two office properties and a mixed use property located in New York, New York and totaling 63,209 SF (the “Fordham Medical Office Portfolio Properties”). Note A-1 has an original principal amount of $25,000,000 and Note A-2 has an original principal amount of $15,000,000. Both notes are being contributed to the MSC 2018-H4 securitization. The proceeds of the Fordham Medical Office Portfolio Mortgage Loan were used primarily to refinance previous debt of approximately $32.3 million, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Sponsor. The borrowers are 625 Fordham, LLC, Mich1, LLC and Remiva Realty, LLC (individually and collectively, the “Fordham Medical Office Portfolio Borrowers”), each a New York limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsor and the non-recourse carve-out guarantor for the Fordham Medical Office Portfolio Mortgage Loan is Shahin Daneshvar. Mr. Daneshvar is the president, owner and operator of MedAlliance Medical Health Services, Inc. (“MedAlliance”). MedAlliance provides primary medical care and specialty care in over 15 different areas including allergy & asthma, cardiology, dermatology, gastroenterology, neurology, orthopedic surgery,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

physical medicine, pain management, HIV care and vascular surgery, among others. According to the sponsor, MedAlliance employs over 200 medical and allied health professionals and operates three medical centers located in New York City. The 625 East Fordham property is MedAlliance’s main location.

The Fordham Medical Office Portfolio Mortgage Loan is recourse to the guarantor for rents from the borrower sponsor-affiliated tenants. Four tenants, totaling 63.1% of the NRA, are affiliates of the borrower sponsor.

The Properties. The Fordham Medical Office Portfolio Properties are comprised of one office building and one mixed use building located in the Fordham area of the Bronx and one office building located in Manhattan, collectively totaling 63,209 SF.

The following table presents detailed information with respect to each of the Fordham Medical Office Portfolio Properties.

Fordham Medical Office Portfolio Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
625 East Fordham 625 East Fordham Road Bronx, NY	Office	1998 / 2005	49,895	$34,500,000	86.3%	$57,880,000	85.8%	$2,829,331	86.0%

5037-5043 Broadway 5037-5043 Broadway New York, NY	Office	1958 / N/A	9,029	$5,000,000	12.5%	$7,100,000	10.5%	$354,867	10.8%

656-660 East Fordham 656-660 East Fordham Road Bronx, NY	Mixed Use	1931 / N/A	4,285	$500,000	1.3%	$2,500,000	3.7%	$107,588	3.3%
Total			63,209	$40,000,000	100.0%	$67,480,000	100.0%	$3,291,786	100.0%

(1)	The appraised value for the Fordham Medical Office Portfolio Properties of $67,480,000 excludes the value the appraisal assigned to the Fordham Medical Office Portfolio Borrowers’ air rights. The “as-is” appraised value including the value of the air rights is $79,540,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 50.3% and 50.3%, respectively. See “Air Rights” below for further discussion of the air rights. The air rights may be released for an aggregate release price of $2,325,000. See “Release of Property” below.

625 East Fordham (49,895 SF, 78.9% of NRA, 86.3% ALA). The 625 East Fordham property is a 49,895 SF medical office property built in 1998 and renovated in 2005. The property is 100.0% occupied by 12 tenants. Three tenants, representing 69.7% of the property’s NRA, are affiliates of the borrower sponsor: MedAlliance, Avicenna Ambulatory Services (“Avicenna”), and Percon Med Management Group Inc.

The largest tenant at the property is MedAlliance, an Article 28 New York State Department of Health Licensed Medical Center providing diagnostic, treatment and outpatient services to the local community. Article 28 certified facilities participate in Medicare, Medicaid and private health insurance plans with a higher rate of reimbursement than that of non-certified facilities. Founded in 1991, MedAlliance operates three medical centers with locations in the Bronx and upper Manhattan. MedAlliance employs over 35 doctors across more than 15 different medical specialties including physical therapy, internal and primary care medicine, podiatry, gastroenterology, cardiovascular, neurology, dermatology, orthopedics and pain management. According to the sponsor, MedAlliance has over 250,000 patients annually across all of their locations and as of year-end 2017, MedAlliance reported total patient revenues of approximately $18.0 million. MedAlliance has been a tenant at the 625 East Fordham property since 2000 and its space at the 625 East Fordham property is its largest facility. MedAlliance has a lease expiration date of December 31, 2038 with no termination options. MedAlliance is an affiliate of the borrower sponsor.

The second largest tenant at the property is Avicenna, an out-patient ambulatory surgery center providing same day surgery. Specialties include orthopedics, spinal, pain management, urology and gastroenterology. According to the sponsor, as of year-end 2017, Avicenna reported total patient revenues of approximately $6.0 million. Avicenna has been a tenant at the property since 2017. Avicenna has a lease expiration date of December 31, 2038 with no termination options. Avicenna is an affiliate of the borrower sponsor.

The remaining tenants at the property include a mix of medical office tenants with no tenant representing more than 4.4% of the property’s NRA.

5037-5043 Broadway (9,029 SF, 14.3% of NRA, 12.5% ALA). The 5037-5043 Broadway property is a 9,029 SF medical office property built in 1958. The property is 100.0% occupied by three tenants: MedAlliance (56.4% of the property NRA), Bio-Reference Laboratories (22.3% of property NRA) and Riverside Management Company (21.3% of property NRA). MedAlliance is an affiliate of the borrower sponsor.

656-660 East Fordham (4,285 SF, 6.8% of NRA, 1.3% ALA). The 656-660 East Fordham property is a 4,285 SF mixed use property built in 1931. The property is 100.0% occupied by one second floor apartment unit tenant (18.7% of property NRA) and two office tenants: Jacoby & Meyers LLP (41.7% of the property NRA) and BIC Brokerage Insurance (39.7% of property NRA).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

The following table presents certain information relating to the leases at the Fordham Medical Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
MedAlliance Medical Health Services, Inc.(2)	NR/NR/NR	25,096	39.7%	$1,464,339	34.1%	$58.35	12/31/2038
Avicenna Ambulatory Services	NR/NR/NR	13,200	20.9%	770,213	17.9%	$58.35	12/31/2038
Bio-Reference Laboratories	NR/NR/NR	3,513	5.6%	290,305	6.8%	$82.64	2/28/2019; 9/1/2020
Unique Imaging Services, LLC	NR/NR/NR	2,605	4.1%	472,282	11.0%	$181.30	4/1/2022; 4/18/2022
Randall Ehrlich, MD, PC(3)	NR/NR/NR	2,000	3.2%	120,000	2.8%	$60.00	1/31/2020

Subtotal/Wtd. Avg.		46,414	73.4%	$3,117,139	72.5%	$67.16
Other Tenants		16,795	26.6%	1,183,117	27.5%	$70.44
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total / Wtd. Avg.		63,209	100.0%	$4,300,256	100.0%	$68.03

(1)	Information is based on the underwritten rent rolls dated November 1, 2018.
(2)	MedAlliance occupies 20,000 SF at the 625 East Fordham property and 5,096 SF at the 5037-5043 Broadway property.
(3)	According to the sponsor, Randall Ehrlich, MD, PC has been a tenant at the 625 East Fordham property since 2010. The tenant may terminate its lease at any time with 30 days’ notice.

The following table presents certain information relating to the lease rollover schedule at the Fordham Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,700	$42.35	2.7%	2.7%	$72,000	1.7%	1.7%
2018	0	0	$0.00	0.0%	2.7%	$0	0.0%	1.7%
2019	3	4,813	$44.56	7.6%	10.3%	$214,486	5.0%	6.7%
2020	3	5,300	$69.78	8.4%	18.7%	$369,819	8.6%	15.3%
2021	2	3,395	$89.28	5.4%	24.1%	$303,090	7.0%	22.3%
2022	4	4,505	$157.11	7.1%	31.2%	$707,802	16.5%	38.8%
2023	2	3,600	$75.33	5.7%	36.9%	$271,200	6.3%	45.1%
2024	0	0	$0.00	0.0%	36.9%	$0	0.0%	45.1%
2025	0	0	$0.00	0.0%	36.9%	$0	0.0%	45.1%
2026	0	0	$0.00	0.0%	36.9%	$0	0.0%	45.1%
2027	0	0	$0.00	0.0%	36.9%	$0	0.0%	45.1%
2028	0	0	$0.00	0.0%	36.9%	$0	0.0%	45.1%
2029 & Beyond	4	39,896	$59.20	63.1%	100.0%	$2,361,860	54.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	19	63,209	$68.03	100.0%		$4,300,256	100.0%

(1)	Information is based on the underwritten rent rolls dated November 1, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Fordham Medical Office Portfolio Properties are located in the Fordham section of the Bronx and the Inwood section of Manhattan, within walking distance to Fordham University, New York Presbyterian’s Allen Hospital and Columbia University’s Baker Athletics Complex.

The 625 and 656-660 East Fordham properties are located in the Fordham neighborhood of the Bronx. According to the 2010 census, the Bronx had a population of approximately 1.39 million and the third highest population density in New York City. In addition to a vast public transportation infrastructure, the borough is intersected by Interstates 87, 95, 295, and 678. There are numerous parks and open space areas in the Bronx, including the New York Botanical Garden, the Bronx Zoo, and Van Cortlandt Park. As of the third quarter of 2018, there were approximately 2.5 million SF of medical office supply in the Bronx submarket with a vacancy rate of 4.9%.

The 5037-5043 Broadway property is located in the Inwood section of upper Manhattan within the Harlem/North Manhattan submarket. Inwood is bound by the Harlem River to the north and east and the Hudson River to the west and Harlem to the south. There are approximately 6.5 million SF of hospitals and health care centers located within uptown Manhattan, including New York Presbyterian/Columbia University Medical Center, Millstein Hospital/Presbyterian Hospital, Mount Sinai, Lenox Hill and Harlem Hospital Center. Health care accounts for more than 43% of the private sector jobs in Washington Heights and Inwood. As of the third quarter of 2018, there was approximately 1.2 million SF of office/medical supply in the Uptown submarket with a vacancy rate of 4.5%.

According to the appraisals, the weighted average market rent for the Fordham Medical Office Portfolio Properties is approximately $63.92 PSF, which is in-line with the in-place rent of approximately $66.17 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fordham Medical Office Portfolio Properties:

Cash Flow Analysis
	2016	2017	9/30/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$3,471,446	$3,674,330	$3,706,164	$4,300,256	$68.03
Reimbursements	$69,364	$70,053	$80,946	$123,695	$1.96
Other Income	$0	$0	$0	$0	$0.00
Vacancy	$0	$0	$0	($258,165)	($4.08)
Effective Gross Income	$3,540,810	$3,744,383	$3,787,110	$4,165,785	$65.90
Total Operating Expenses(3)	$701,658	$675,882	$697,368	$873,999	$13.83
Net Operating Income(1)(2)	$2,839,152	$3,068,501	$3,089,742	$3,291,786	$52.08
TI/LC	$0	$0	$0	$63,209	$1.00
Capital Expenditures	$0	$0	$0	$9,481	$0.15
Net Cash Flow	$2,839,152	$3,068,501	$3,089,742	$3,219,096	$50.93

Occupancy %(4)	100.0%	100.0%	100.0%	94.2%
NOI DSCR	1.25x	1.35x	1.36x	1.45x
NCF DSCR	1.25x	1.35x	1.36x	1.41x
NOI Debt Yield	7.1%	7.7%	7.7%	8.2%
NCF Debt Yield	7.1%	7.7%	7.7%	8.0%

(1)	Borrower sponsor affiliated base rent is not fully accounted for in historical operating statements.
(2)	UW Base Rent includes $117,590 of rent steps through November 2019 for the 625 East Fordham property and December 2019 for the 656-660 East Fordham and 5037-5043 Broadway properties.
(3)	The 625 East Fordham property benefits from an Industrial Commercial Exemption Program (“ICIP”), which provides abatements for property taxes. The 625 East Fordham property is in year 9 of the 25-year ICIP abatement with 100% of the taxable value over the base value abated over the first 11 years, phasing out in years 17 through 25 on a basis of 90%, 80%, 70%, 60%, 50%, 40%, 30%, 20%, 10%, after which there is no abatement. UW real estate taxes are based on the 10-year average of estimated real estate taxes, taking into account the abatement.
(4)	UW Occupancy is 94.2% based on the economic occupancy. The Fordham Medical Office Portfolio Properties are 100.0% physically occupied as of November 1, 2018.

Escrows and Reserves. The Fordham Medical Office Portfolio Borrowers deposited at loan origination (i) $14,167 for tax reserves, (ii) $5,355 for insurance reserves, (iii) $52,053 for deferred maintenance, (iv) $15,000 for recurring replacements and (v) $300,000 for tenant improvements and leasing commissions.

The Fordham Medical Office Portfolio Borrowers are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $14,167), (ii) 1/12 of the estimated annual insurance premiums (currently estimated to be $2,678), (iii) approximately $790 for capital expenditures upon the balance of the recurring replacements reserve being less than $15,000 and (iv) $7,901 for tenant improvement and leasing commissions upon the balance of the tenant improvements and leasing commissions reserve being less than $250,000.

On any payment date, the Fordham Medical Office Portfolio Borrowers may deposit a letters of credit in amounts equal to $15,000 for the recurring replacements reserve and $250,000 for the tenant improvement and leasing commissions reserves in an exchange for the cash deposit.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Fordham Medical Office Portfolio Mortgage Loan, with springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). Additionally, upon the occurrence of a Cash Trap Period, the lockbox becomes a hard lockbox. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Fordham Medical Office Portfolio Mortgage Loan documents to pay taxes and insurance, debt service, reserves and operating expenses, among other things. During the continuance of a Cash Trap Period, all excess cash flow will be required to be held as additional security for the Fordham Medical Office Portfolio Mortgage Loan until discontinuance of the Cash Trap Period.

A “Cash Trap Period” means the period commencing upon (i) an event of default under the Fordham Medical Office Portfolio Mortgage Loan (and ending if no event of default exists), (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters (and ending on the date the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters) or (iii) a Specified Tenant Cash Trigger Event (as defined below) and ending on the occurrence of a Specified Tenant Cash Trap Cure Event (as defined below). With respect to clause (ii), the Fordham Medical Office Portfolio Borrowers may deposit a letter of credit in an amount such that the debt service coverage ratio taking into account such letter of credit is equal to or greater than 1.20x. If, following the deposit of the letter of credit (i) no event of default has occurred, (ii) no event that would trigger another Cash Trap Period has occurred, and (iii) the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters without considering the letter of credit, the lender will return the letter of credit to the Fordham Medical Office Portfolio Borrowers.

A “Specified Tenant Cash Trigger Event” means the occurrence of any of the following: (i) the date upon which a Specified Tenant (as defined below) discontinues its business or vacates or otherwise gives notice to discontinue its business or vacate, (ii) the earlier of (x) the date that is 12 months prior to the then-current expiration of the Specified Tenant’s lease or (y) the date upon which a Specified Tenant gives notice of its intent to not exercise any remaining renewal option(s), (iii) the date upon which a Specified Tenant terminates or delivers written notice or otherwise indicates its intention to terminate its lease or (iv) the date upon which a Specified Tenant (or its parent company or the guarantor of its lease) becomes the subject of a bankruptcy action.

A “Specified Tenant” means (i) MedAlliance or (ii) Avicenna.

A “Specified Tenant Cash Trap Cure Event” means the occurrence of any of the following: (i) with respect to a Specified Tenant Cash Trigger Event triggered solely due to the occurrence of an event described in clauses (i) or (ii) of the definition of Specified Tenant Cash Trigger Event, among other

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fordham Medical Office Portfolio

conditions, the applicable Specified Tenant has renewed or extended its lease, which lease renewal is (1) for a term of not less than five years, (2) at a net effective rental rate reasonably acceptable to the lender (but in no event less than a net effective rental rate that (together with all other leases at the Fordham Medical Office Portfolio Properties that are not the subject of a Specified Tenant Cash Trigger Event) would result in a debt service coverage ratio of at least 1.20x), and (3) otherwise in form and substance and upon terms reasonably acceptable to the lender; (ii) with respect to a Specified Tenant Cash Trigger Event triggered solely due to the occurrence of an event described in clause (iv) of the definition of Specified Tenant Cash Trigger Event, the date upon which such Specified Tenant ceases to be the subject of a bankruptcy action and the applicable Specified Tenant’s lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; or (iii) with respect to any Specified Tenant Cash Trigger Event, among other conditions, the Fordham Medical Office Portfolio Borrowers have entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising in the aggregate the entire space leased by the Specified Tenant which gave rise to the applicable Specified Tenant Cash Trigger Event, which replacement leases are required to be (1) for a term of not less than five years, (2) at a net effective rental rate reasonably acceptable to the lender (but in no event less than a net effective rental rate that (together with all other replacement leases and other leases at the Fordham Medical Office Portfolio Properties that are not the subject of a Specified Tenant Cash Trigger Event) would result in a debt service coverage ratio of at least 1.20x), and (3) otherwise in form and substance and upon terms reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Provided that no event of default or Cash Trap Period has occurred or is occurring, the Fordham Medical Office Portfolio Mortgage Loan documents permit a mezzanine loan to be made secured by equity interests in the Fordham Medical Office Portfolio Borrowers in a maximum principal amount of $5,000,000, provided that, among other conditions, (i) the cumulative loan-to-value ratio is not greater than 59.3%, (ii) the cumulative net cash flow debt service coverage ratio is not less than 1.43x and (iii) the cumulative net cash flow debt yield is not less than 8.0%.

Air Rights. The Fordham Medical Office Portfolio Properties include 127,249 SF of developable air rights, as described in more detail under “Release of Property”. The estimated value of the developable air rights is $12,060,000, which was not included in the “as-is” appraised value. The “as-is” appraised value of the Fordham Medical Office Portfolio Properties including the value of the developable air rights is $79,540,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 50.3% and 50.3%, respectively.

Release of Property. Following the second anniversary of the closing date of the MSC 2018-H4 securitization, the Fordham Medical Office Portfolio Borrowers may obtain the release of the 656-660 East Fordham property, the 72,961 SF of undeveloped floor area ratio (“FAR”) above the 625 East Fordham property (“625 East Fordham Air Rights”) and/or 54,288 SF of undeveloped FAR above the 5037-5043 Broadway property  (“5037-5043 Broadway Air Rights”) provided that among other conditions, (i) no event of default is continuing, (ii) the Fordham Medical Office Portfolio Borrowers partially defease the Fordham Medical Office Portfolio Mortgage Loan in an amount  equal to 110% of the allocated loan amount for the applicable release parcel, (iii) the post-defeasance debt service coverage ratio is greater than 1.43x, (iv) the post-defeasance loan-to-value ratio is less than 59.3%, and (v) satisfaction of customary REMIC requirements.

However, the Fordham Medical Office Portfolio Borrowers may only obtain the release of the 625 East Fordham Air Rights and the 5037-5043 Broadway Air Rights provided that the 656-660 East Fordham property has been released. The allocated loan amount for the 625 East Fordham Air Rights is $1,500,000 and the allocated loan amount for the 5037-5043 Broadway Air Rights is $825,000.

In connection with the release of either the 625 East Fordham Air Rights or the 5037-5043 Broadway Air Rights, the Fordham Medical Office Portfolio Borrowers are required to convert the applicable property into a condominium, in which the existing improvements will constitute one condominium unit and the  roof and the applicable air rights will constitute the other condominium unit. Following a partial release, the pre-approved condominium documents identified in the loan documents will permit the owner of the respective air rights unit to construct additional stories above the respective buildings. Pursuant to pre-approved condominium documents, the lender will have approval rights over (i) plans and specifications of the proposed construction, (ii) any construction lender’s loan commitment, (iii) evidence that the respective air rights unit owner has received all necessary permits to commence construction, (iv) an engineer’s certificate confirming that the proposed construction will not adversely affect the structural integrity of the lower condominium unit and (v) evidence that the proposed construction will not adversely affect the compliance of the lower condominium unit with applicable law. Each condominium will be required to have a board of managers constituted of two members, each of whom is to be designated by one of the unit owners. Pursuant to the pre-approved condominium documents, certain specified actions will require the consent of 100% of the unit owners.

Terrorism Insurance. The loan documents provide that the “all risk” insurance policy required to be maintained by the Fordham Medical Office Portfolio Borrowers include coverage for terrorism in an amount equal to the full replacement cost of the Fordham Medical Office Portfolio Properties; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018–H4	300 North Greene

Mortgage Loan No. 6 – 300 North Greene

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

Mortgage Loan No. 6 – 300 North Greene

300 North Greene
300 North Greene Street
Greensboro, NC 27401
GREENSBORO
Downtown
Southside
Piedmont Triad Intl. Airport
Air Harbor Airport
Lake Townsend
Lake Jeanette
Bryan Park Golf Course
Bryan Park
Keeley Park
Greensboro Country Club
Moses H. Cone Mem. Hospital
Greensboro Children's Museum
North Carolina A&T Univ.
Cone Health Wesley Long Hospital
O. Henry Hotel
Friendly Center
Univ. of North Carolina-Greensboro
Greensboro College
Greensboro Amtrak
Community Theatre
Greensboro Coliseum
Greensboro Aquatic Ctr.
White Oak Amphitheatre
Joseph S. Koury Conv. Ctr.
Four Seasons Town Centre
Sedgefield Showgrounds
Sedgefield Country Club
Wet 'n Wild Emerald Pointe
Guilford Technical Community College
Grandover Resort
Guilford College
Jefferson Village
Kinder Morgan
Wilson Trucking Corp.
Wendover Place
Kayser-Roth Corporation
VF Corporation
North Elm Village
Forest Oaks Country Club
Hagan Stone Park
Southwest Park
GUILFORD COUNTY
Jamestown
HIGH POINT
Pleasant Garden
Forest Oaks
Raleigh 70 miles
AMTRAK
J. Bryan Blvd
New Garden Rd
Friendly Ave
Wendover Ave
Market St
Cone Blvd
Pisgah Church Rd
Lake Jeanette Rd
Church St
Elm St
Summit Ave
Reidsville Hwy
Eckerson Rd
Hilcone Rd
Rankin Mill Rd
Creekview Rd
McKnight Mill Rd
Huffine Mill Rd
Phillips Ave
Cole St
McConnell Rd
Lee St
Alamance Church Rd
Old U.S. 421
Southeast School Rd
Williams Dairy Rd
Liberty Rd
Ritters Lake Rd
Vandalia Rd
Gate City Blvd
Holden Rd
Hilltop Rd
Guilford College Rd
High Point Rd
Groometown Rd
Kivett Dr
Burnetts Chapel Rd
Old Randleman Rd
Randleman Rd
Davis Mill Rd
Pleasant Garden Rd
Alliance Church Rd
220
29
785
73
840
70
40
421
85
VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
TENN.
GA
Roanoke
Blacksburg
Martinsville
Danville
Reidsville
Winston-Salem
Greensboro
Burlington
Durham
Cary
RALEIGH
High Point
Chapel Hill
Wake Forest
Kingsport
Bristol
Johnson City
Boone
Statesville
Lenoir
Hickory
Mooresville
Asheville
Gastonia
Concord
CHARLOTTE
Mint Hill
Sanford
Pinehurst
Southern Pines
Fayetteville
Marshville
Monroe
Rockingham
Laurinburg
Cheraw
Spartanburg
Rock Hill
Greer
Greenville
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

Mortgage Loan No. 6 – 300 North Greene

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,500,000			Location:	Greensboro, NC 27401
Cut-off Date Balance:	$31,500,000			General Property Type:	Office
% of Initial Pool Balance:	4.0%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Sarah Hertz Gordon; Isaac Hertz;			Year Built/Renovated:	1989/N/A
	William Z. Hertz			Size:	325,771 SF
Mortgage Rate:	5.7710%			Cut-off Date Balance per SF:	$97
Note Date:	11/26/2018			Maturity Date Balance per SF:	$82
First Payment Date:	1/6/2019			Property Manager:	Hertz Investment Group, LLC
Maturity Date:	12/6/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$3,112,295
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.27x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$3,234,759 (9/30/2018 TTM)
Reserves(1)				2nd Most Recent NOI:	$3,517,222 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,668,251 (12/31/2016)
RE Tax:	$275,009	$55,002	N/A	Most Recent Occupancy:	75.3% (10/30/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	85.7% (12/31/2017)
Recurring Replacements:	$0	$6,787	N/A	3rd Most Recent Occupancy:	86.0% (12/31/2016)
TI/LC:	$1,612,366	$19,003	N/A	Appraised Value (as of)(2):	$51,000,000 (8/24/2018)
Deferred Maintenance:	$15,000	$0	N/A	Cut-off Date LTV Ratio(2):	61.8%
Other:	$4,904	Springing	N/A	Maturity Date LTV Ratio(2):	52.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,500,000	93.5%	Existing Loan Payoff:	$31,140,484	92.4%
Borrower Equity(3):	$2,197,819	6.5%	Upfront Reserves:	$1,907,278	5.7%%
			Closing Costs:	$650,056	1.9%%
Total Sources:	$33,697,819	100.0%	Total Uses:	$33,697,819	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The 300 North Greene Property (as defined below) has an “As-Stabilized” appraised value of $53,500,000 as of August 24, 2020, which assumes a stabilized market occupancy of 90.0% compared to the in-place occupancy of 75.3% as of October 30, 2018. Based on the “As-Stabilized” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 58.9% and 49.7%, respectively.

(3)	The borrower sponsors’ total cost basis is approximately $46.7 million and they have approximately $15.2 million of equity remaining in the transaction.

The Mortgage Loan. The sixth largest mortgage loan (the “300 North Greene Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,500,000, secured by a first priority mortgage on the fee interest in a 21-story urban office building comprised of 325,771 SF (the “300 North Greene Property”) located in Greensboro, North Carolina. The proceeds of the 300 North Greene Mortgage Loan and a borrower sponsor equity contribution were primarily used to refinance a previous loan of approximately $31.1 million, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Hertz Greensboro 300 North Greene, LLC, a Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure (the “300 North Greene Borrower”).

The borrower sponsors and the non-recourse carveout guarantors are Isaac Hertz, Sarah Hertz Gordon and William Z. Hertz, executives of the Hertz Investment Group. Founded in 1977, Hertz Investment Group is a real estate investment firm that acquires, markets and manages high-rise office properties throughout the United States. Currently, its portfolio of investment properties comprises more than 21.0 million SF and spans 25 cities. The company’s business model includes acquiring office buildings in the central business district of mid-sized cities across the U.S.

The Property. The 300 North Greene Property is a 325,771 SF, Class A, 21-story urban office building located at 300 North Greene Street in downtown Greensboro, North Carolina adjacent to a 280-key Marriott Hotel. Situated on an approximately 1.0-acre site, the improvements were constructed in 1989 with average floor plates of approximately 17,000 square feet and are served by a total of seven elevators. Amenities include on-site management, a bank and ATM, a restaurant, and 24/7 security. Since acquisition in 2015, the borrower sponsors invested approximately $1.3 million in capital expenditures and tenant improvements into the 300 North Greene Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

The 300 North Greene Property is located in the Greensboro central business district (“CBD”) and is situated just a few blocks from the city and county courthouses. The 300 North Greene Property is also near a variety of restaurants, retail, banks, hotels, and new residential units and is overlooking the Newbridge Bank Park minor league baseball stadium. According to the appraisal, in recent years, the addition of residential units, the stadium, and new entertainment venues have created a more vibrant downtown and developments include: City View at Southside, a 446-unit rental apartment, the $78 million performing arts center (under construction – expected completion in 2019), and the 105,000 SF Union Square Campus project.

As of October 30, 2018, the 300 North Greene Property is 75.3% occupied by 25 tenants under 28 leases. The 75.3% underwritten physical occupancy reflects the downsizing (by 4.5% of net rentable area) of Wells Fargo Bank effective as of January 2020 (see “Major Tenants” below).  The 300 North Greene Property’s three largest tenants are Smith Moore Leatherwood LLP, Wells Fargo Bank, and Bell Partners Inc, which collectively comprise 39.7% of the net rentable area and are all original tenants at the 300 North Greene Property. Nineteen of the 25 tenants or 76.0% by tenant count have renewed one or more times since their respective initial occupancies.  Furthermore, six tenants have been in occupancy between five and ten years, seven tenants have been in occupancy for 11 to 20 years and four tenants have been in occupancy for 21 to 30 years.  The borrower sponsors have executed new, expansion, or renewal leases covering 26.0% of the NRA between 12 tenants since 2017.

Major Tenants.

Smith Moore Leatherwood LLP (65,632 SF, 20.1% of NRA, 21.5% of underwritten base rent). Smith Moore Leatherwood LLP is a full-service law firm headquartered at the 300 North Greene Property with more than 130 attorneys located in six offices in Atlanta, Charlotte, Greensboro, Raleigh, Wilmington, and Greenville. The firm’s core practice areas are focused on litigation, business law, health care, intellectual property, real estate, infrastructure and development, labor and employment, and tax. On November 1, 2018, the firm merged with Fox Rothschild, LLP, a national firm of more than 900 attorneys in 27 offices. Smith Moore Leatherwood LLP’s lease was assigned to Fox Rothschild, LLP as a result of the merger. Smith Moore Leatherwood LLP has been in occupancy since 1990. Smith Moore Leatherwood LLP’s lease has an expiration date of June 30, 2020, with one remaining, five-year renewal option. Furthermore, Smith Moore Leatherwood LLP has the one time right to reduce its demised premises by up to 4,968 SF on the eleventh floor of the 300 North Greene Property by giving at least 180 days’ notice.

Wells Fargo Bank (34,080 SF, 10.5% of NRA, 16.6% of underwritten base rent). Wells Fargo Bank (NYSE: WFC, rated A+/A2/A- (Fitch/Moody's/S&P)) is a financial services company with a reported $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo Bank provides banking, investments, mortgage, and consumer and commercial finance through 7,950 locations. Wells Fargo Bank has been in occupancy since 1988 and has a lease expiration date of December 31, 2024 with two remaining, five-year renewal options. Wells Fargo Bank occupies 3,349 SF of ground floor space and uses it as a retail branch and uses all other space for back office and operations purposes. Effective January 1, 2020, the current premises of 48,767 SF will be reduced to 34,080 SF, which the lender has underwritten to. Wells Fargo Bank is entitled to an outstanding construction allowance of $238,560 (escrowed upfront), which Wells Fargo Bank may elect to use as a credit against its base rent.

Bell Partners Inc (29,573 SF, 9.1% of NRA, 13.4% of underwritten base rent). Established in 1976, Bell Partners Inc is a privately held, apartment investment and management company, which is headquartered at the 300 North Greene Property. Bell Partners is an apartment operator, with nearly 50,000 homes across 15 states and the District of Columbia. Bell Partners Inc has over 1,200 associates and nine offices and offers acquisitions and dispositions, financing, property operations, accounting, risk management and all other related support functions. Bell Partners Inc has been in occupancy since 2005 and has a lease expiration date of May 31, 2020 with no renewal options. However, if Bell Partners Inc exercises its right of first refusal to lease additional space on the 9th floor of the building, it will immediately result in a three-year extension of the lease term. Furthermore, Bell Partners Inc has the one-time right to terminate the lease with respect to suite 950 (10,313 SF) no earlier than December 1, 2018 and no later than March 1, 2019, upon at least 150 days’ prior notice. In addition, Bell Partners Inc has the right to terminate the lease with respect to suite 900 (1,346 SF) at any time by providing 30 days’ prior written notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

The following table presents certain information relating to the major tenants at the 300 North Greene Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Major Tenants
Smith Moore Leatherwood LLP(3)	NR/NR/NR	65,632	20.1%	$1,038,299	$15.82	21.5%	6/30/2020
Wells Fargo Bank(4)	A+/A2/A-	34,080	10.5%	$801,304	$23.51	16.6%	12/31/2024
Bell Partners Inc(5)	NR/NR/NR	29,573	9.1%	$649,168	$21.95	13.4%	5/31/2020
Womble Bond Dickson (US) LLP(6)	NR/NR/NR	20,267	6.2%	$408,583	$20.16	8.4%	12/31/2020
KPMG, LLP(7)	NR/NR/NR	9,740	3.0%	$185,060	$19.00	3.8%	10/31/2023
Subtotal/Wtd. Avg.		159,292	48.9%	$3,082,414	$19.35	63.7%
Other Tenants		85,904	26.4%	$1,754,138	$20.42	36.3%
Vacant Space		80,575	24.7%	$0	$0.00	0.0%
Total/Wtd. Avg.(8)		325,771	100.0%	$4,836,552	$19.73	100.0%

(1)	Information is based on the underwritten rent roll and includes contractual rent steps through September 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Smith Moore Leatherwood LLP has the right to reduce its premises by 4,968 SF on the eleventh floor of the 300 North Greene Property by giving at least 180 days’ notice. It currently has a net lease under which the tenant reimburses its pro rata share of operating expenses, while all other tenants only reimburse expenses over a base year stop. Furthermore, it has one remaining five-year renewal option.

(4)	Wells Fargo Bank’s Annual UW Rent includes a $99,043 straight line adjustment. Current rent is $20.61 PSF. Furthermore, it has two remaining five-year renewal options. In addition, Wells Fargo Bank is entitled to an outstanding construction allowance of $238,560 (escrowed upfront), which Wells Fargo Bank may elect to use as a credit against its base rent. Effective January 1, 2020, the current premises of 48,767 SF will be reduced to 34,080 SF, which the lender has underwritten to.

(5)	Bell Partners Inc has the right to terminate the lease with respect to suite 950 (10,313 SF) no earlier than December 1, 2018 and no later than March 1, 2019, upon at least 150 days’ prior notice. In addition, Bell Partners Inc has the right to terminate the lease with respect to suite 900 (1,346 SF) at any time upon by providing 30 days’ prior written notice.

(6)	Womble Bond Dickson (US) LLP has two remaining three-year renewal options.

(7)	KPMG, LLP has a one-time only option to terminate the lease as of November 1, 2021, upon KPMG, LLP giving written notice on or before February 1, 2021. In the event of termination, KPMG, LLP is required to pay a termination fee in the amount of $68,993.

(8)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 300 North Greene Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	3,032	$17.94	0.9%	0.9%	$54,403	1.1%	1.1%
2020	13	153,391	$18.77	47.1%	48.0%	$2,879,381	59.5%	60.7%
2021	4	19,476	$20.60	6.0%	54.0%	$401,227	8.3%	69.0%
2022	2	7,833	$19.55	2.4%	56.4%	$153,157	3.2%	72.1%
2023	4	16,439	$19.45	5.0%	61.4%	$319,723	6.6%	78.7%
2024	2	43,782	$22.96	13.4%	74.9%	$1,005,046	20.8%	99.5%
2025	1	1,243	$19.00	0.4%	75.3%	$23,616	0.5%	100.0%
2026	0	0	$0.00	0.0%	75.3%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	75.3%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	75.3%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	75.3%	$0	0.0%	100.0%
Vacant	0	80,575	$0.00	24.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)(4)	28	325,771	$19.73	100.0%		$4,836,552	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling reflects the following: (i) in-place leases based on the October 30, 2018 rent roll, (ii) contractual rent steps of $74,541 through September 2019 and (iii) straight line rent of $99,500 for investment-grade tenants, Wells Fargo Bank and Citigroup Capital Markets Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

The Market. The 300 North Greene Property is located in the Greensboro CBD. Greensboro is the third largest city in North Carolina. The existing land uses in the CBD are primarily office and institutional, with the major land users being the city and county governments, corporate offices such as United Guaranty, Wells Fargo Bank, and Lincoln Financial, and a number of legal, financial service, and accounting firms. Class A office buildings in the area include Renaissance Plaza, the 300 North Greene Property, and the Lincoln Financial building. The CBD and its immediate surrounding area are almost 100% developed with very little land available for new construction. In recent years, the most noticeable trend in the CBD and its immediate surrounding area has been the addition of rental and for sale apartments. The Greenway apartment project, which includes Greenway at Fisher Park, a 196-unit Class A rental, and Greenway at Stadium Park, a 68-unit Class A mid-rise rental project, were developed just north of a baseball stadium utilized by the Miami Marlins Single A minor league baseball team. According to the appraisal, the long-term future outlook for the 300 North Greene Property’s neighborhood is expected to include a continuation of the existing land uses and further development of residential support. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 300 North Greene Property is 13,348, 87,381 and 195,438, respectively. The estimated 2018 average household income within the same radii is $52,288, $56,733 and $62,023, respectively.

The 300 North Greene Property is in the Guildford County office submarket. According to a third-party report as of the second quarter of 2018, the Guildford County office submarket was comprised of 27,876,864 SF of office space with a market vacancy of 9.9% and quoted rent of $15.40 PSF for all properties according to the appraisal and $20.58 PSF for 4-5 star properties according to a third party report. New construction for the most part has been minimal. The appraiser identified six office lease comparables with quoted rental rates between $18.00 PSF and $28.50 PSF based on a gross basis and occupancies between 70.0% and 100.0%. The appraiser concluded to a market rent of $24.50 PSF (net) for the Smith Moore Leatherwood LLP’s space given its condition and buildout and $20.50 PSF (gross) for the remaining office space.  The appraiser also concluded to a stabilized occupancy rate of 90.0% and a lease up period of 24 months for the 300 North Greene Property to derive an “as-stabilized” value of $53.5 million. There can be no assurance that such projections will be realized.

The following table presents office lease comparables with respect to the 300 North Greene Property as identified in the appraisal:

Comparable Lease Summary
Property Name/Location	Year Built	Occupancy	NRA (SF)	Quoted Rental Rates	Lease Type
300 North Greene 300 North Greene Street Greensboro, NC	1989	75.3%(1)	325,771(1)	$19.73(1)	Full Service(2)
301 North Elm Street 301 North Elm Street Greensboro, NC	1980	70.0%	141,088	$18.00	Full Service
Transplace Building 333 North Greene Street Greensboro, NC	2000	99.0%	56,584	$21.00-$27.50	Full Service
Renaissance Plaza 230 North Elm Street Greensboro, NC	1989	95.0%	281,499	$22.50-$28.50	Full Service
SunTrust Building 628 Green Valley Drive Greensboro, NC	1997	100.0%	106,959	$22.75	Full Service
800 Green Valley 800 Green Valley Road Greensboro, NC	2001	100.0%	127,036	$23.00-$27.00	Full Service
Lake Point 701 Green Valley Road Greensboro, NC	1996	85.0%	88,107	$22.50	Full Service

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 30, 2018.

(2)	Lease type at the 300 North Greene Property is primarily full service with the exception of the lease to Smith Moore Leatherwood LLP, which is on a net basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 300 North Greene Property:

Cash Flow Analysis
	2016	2017	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,321,004	$5,243,633	$5,000,297	$6,488,339	$19.92
Total Recoveries	$654,905	$592,190	$627,778	$652,635	$2.00
Other Income(2)	$210,258	$207,870	$205,039	$205,039	$0.63
Less Vacancy & Credit Loss(3)	$0	$0	$0	($1,651,788)	($5.07)
Effective Gross Income	$6,186,167	$6,043,693	$5,833,114	$5,694,226	$17.48
Total Operating Expenses	$2,517,916	$2,526,471	$2,598,355	$2,581,931	$7.93
Net Operating Income	$3,668,251	$3,517,222	$3,234,759	$3,112,295	$9.55
Capital Expenditures	$0	$0	$0	$81,443	$0.25
TI/LC	$0	$0	$0	$228,040	$0.70
Net Cash Flow	$3,668,251	$3,517,222	$3,234,759	$2,802,812	$8.60

Occupancy %(4)	86.0%	85.7%	79.6%	75.3%(5)
NOI DSCR	1.66x	1.59x	1.46x	1.41x
NCF DSCR	1.66x	1.59x	1.46x	1.27x
NOI Debt Yield	11.6%	11.2%	10.3%	9.9%
NCF Debt Yield	11.6%	11.2%	10.3%	8.9%

(1)	Gross Potential Rent includes $74,541 in contractual rent steps through September 2019 and $99,500 in straight line adjustments for investment grade tenants. Vacant space grossed up to market rent of $20.50 PSF.

(2)	Other Income includes storage rent, roof antenna rent, vending machine income and other miscellaneous income.

(3)	UW Vacancy & Credit Loss is based on an economic vacancy of 23.1%.

(4)	According to the 300 North Greene Borrower, the decline in occupancy from 2017 to 9/30/2018 TTM is due to a former tenant, United Guaranty Corp, vacating 17,797 SF (5.5% of total SF) at the end of its lease on September 30, 2017 as it was acquired by Arch Capital Group.

(5)	Represents physical occupancy as of October 30, 2018 of 75.3%. UW economic occupancy is 76.9% and reflects the Wells Fargo Bank reduction in space effective January 1, 2020.

Escrows and Reserves. At loan closing, the 300 North Greene Borrower was required to deposit with the lender $1,612,366 into a rollover reserve, of which $1,000,000 was for future rollover expenses and $612,366 was for outstanding approved leasing expenses; $275,009 into a real estate tax reserve; $15,000 into a deferred maintenance reserve and $4,904 into a free rent reserve. The 300 North Greene Mortgage Loan documents also provide for ongoing monthly deposits of 1/12 of the annual estimated tax payments, which currently equates to $55,002 for real estate taxes, 1/12 of the annual insurance premium (unless the 300 North Greene Borrower maintains an acceptable blanket insurance policy among other conditions in the related loan documents), 1/12 of the product obtained by multiplying $0.25 by the aggregate number of rentable square feet (initially $6,787) for replacement reserves and 1/12 of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet (initially $19,003) for rollover reserves. In addition, on each payment date occurring during the continuance of a Lease Sweep Period (as defined below) and provided no other Cash Management Period (as defined below) is then continuing, all available cash is required to be deposited into a special rollover reserve account. The 300 North Greene Borrower will have the option to deposit funds with the lender for the purpose of creating a reserve to replicate the full, non-discounted payment of rents equal to the aggregate amounts of any abated rents offered under future leasing during the corresponding rent abatement period, which amount will be required to be transferred into a rent replication account.

A “Lease Sweep Period” will commence upon any of the following:

(i)	the date that is 12 months prior to the end of the term of any tenant occupying more than 25,000 SF (“Major Tenant”),

(ii)	the date required under a Major Tenant’s lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised),

(iii)	(a) any Major Tenant’s lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its current expiration date or (b) any Major Tenant giving notice of its intention to terminate, surrender or cancel its lease,

(iv)	any Major Tenant discontinues its business at a majority of its premises or gives written notice that it intends to discontinue its business at a majority of its premises,

(v)	the occurrence and continuance of an event of default under any Major Tenant’s lease,

(vi)	the occurrence of a Major Tenant insolvency proceeding and

(vii)	with respect to a Major Tenant which has a credit rating of BBB- or better by S&P (or its functional equivalent by any other rating agency), such Major Tenant being downgraded below BBB- by S&P (or its functional equivalent by any other rating agency).

A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds to pay for all anticipated expenses in connection with the re-leasing of the space, including brokerage commissions and tenant improvements, and any anticipated shortfalls in rents that restrict the 300 North Greene Borrower’s ability to make all of the payments required under the 300 North Greene Mortgage Loan documents, have been accumulated in the special rollover reserve account or (y) the occurrence of any of the following, among other things:

(i)	with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which at least 75% of the space demised under the Major Tenant’s lease that gave rise to the subject Lease Sweep Period has been leased in accordance with the 300 North Greene Mortgage Loan documents; provided, that the rents, including the rent from such replacement lease(s), result in a debt service coverage ratio of at least 1.10x or greater or (B) the date that both (i) the debt service coverage ratio is at least 1.10x and (ii) the net rentable area of the 300 North Greene Property is at least 75% leased in accordance with the 300 North Greene Mortgage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	300 North Greene

Loan documents;

(ii)	with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of two consecutive months following such cure;

(iii)	with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, the applicable Major Tenant insolvency proceeding has terminated, and the applicable Major Tenant lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; or

(iv)	with respect to a Lease Sweep Period caused by a matter described in clause (vii) above, the credit rating of the applicable Major Tenant being restored to at least BBB– by S&P (or its functional equivalent by any other rating agency).

Lockbox and Cash Management.     The 300 North Greene Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Period is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the 300 North Greene Borrower on each business day. Upon the occurrence and continuance of a Cash Management Period, provided no event of default is continuing, all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to make payments into the replacement reserve as described above under “Escrows and Reserves”, (iv) to make payments into the rollover reserve as described above under “Escrows and Reserves”, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for approved additional operating expenses approved by the lender, and (vi) to pay any remainder, (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, into the special rollover reserve as described above under “Escrows and Reserves” and (b) otherwise, into the cash collateral reserve.

A “Cash Management Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.10x or (iii) commencement of a Lease Sweep Period.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 300 North Greene Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the 300 North Greene Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

Mortgage Loan No. 7 – Eddie Bauer PacSun Distribution Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

Mortgage Loan No. 7 – Eddie Bauer PacSun Distribution Center

Eddie Bauer PacSun Distribution Center
6600 Alum Creek Drive
Groveport, OH 43125
Downtown
Nationwide Arena
One Nationwide Plaza
State Capitol
Columbus St. Comm. College
Columbus Museum of Art
Bryden Rd
E. Main St
East Frwy
Nationwide Children's Hospital
Bexley
Capital University
Whitehall
Main St
Livingston Ave
James Rd
Hamilton Rd
John Glenn Intl. Airport 6 miles
Carnaby Centre
Reynoldsburg
South Hilltop
German Village
Frebis Ave
Lou Berliner Park
COLUMBUS
Harmon Ave
S. High St
Marion Rd
College Ave
Alum Creek Dr
Frank-Refugee Expwy
Refugee Rd
JCPenney
Tussing Rd
Chantry Square
Brice Park Shopping Center
Eastland Mall
The Outerbelt
Noe-Bixby Park
Corr Rd
Watkins Rd
South Columbus
ODW Logistics Inc.
Smith Farm Park
Blacklick Estates
Parsons Ave
Williams Rd
Great Southern Shopping Center
Obetz
Groveport Rd
Three Rivers Park
Winchester Pike
Southeast Expwy
Brice Rd
Gender Rd
London Groveport Rd
Bixby Rd
FRANKLIN COUNTY
Jackson Pike
Rathmell Rd
Pier One Imports Distribution Ctr.
Nautilus
Groveport
Groveport Recreation Center
Winchester Square
Main St
Groveport Rd
zulily
Amazon Fulfillment Center CMH2
Yokohama Tire
Rohr Rd
Lockbourne Rd
Willow Golf Club
Canal Winchester
Lithopolis Rd
Eldorado Scioto Downs Race Track
Lululemon Athletica
Toys R Us Warehouse
Groveport Commerce Center
Grove City
Whirlpool
London Groveport Rd
Canal Rd
Genco Petsmart
Rickenbacker International Airport
Lock Meadows Park
Lockbourne
Ashville Pike
Landings at Rickenbacker
Columbus Intermodal Terminal
Walnut Creek Pike
Duvall Rd
PICKAWAY COUNTY
Powell
Orange Township
Westerville
Dublin
New Albany
Upper Arlington
COLUMBUS
Gahanna
Hilliard
Pataskala
Reynoldsburg
Bexley
Whitehall
Blacklick Estates
Pickerington
Grove City
Obetz
Groveport
Canal Winchester

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

Mortgage Loan No. 7 – Eddie Bauer PacSun Distribution Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,250,000			Location:	Groveport, OH 43125
Cut-off Date Balance:	$29,250,000			General Property Type:	Industrial
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Flex
Loan Purpose(1):	Recapitalization			Title Vesting:	Fee
Sponsors:	Edward V. LaPuma; Bryan York Colwell			Year Built/Renovated:	1993/2000
Mortgage Rate:	5.2200%			Size:	2,071,908 SF
Note Date:	11/9/2018			Cut-off Date Balance per SF:	$14
First Payment Date:	1/6/2019			Maturity Date Balance per SF:	$13
Maturity Date:	12/6/2028			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$3,766,409
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield:	12.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	14.5%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.23x (IO) 1.79x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	N/A
Reserves(2)(3)				2nd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (12/6/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Recurring Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
TI/LC:	$0	$8,633	$500,000	Appraised Value (as of)(5):	$52,000,000 (10/1/2018)
Prepaid Rent:	$407,611	$0	N/A	Cut-off Date LTV Ratio(5):	56.3%
Special Rollover:	$0	Springing	N/A	Maturity Date LTV Ratio(5):	50.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,250,000	100.0%	Recapitalization(1):	$28,334,443	96.9%
			Closing Costs:	$507,946	1.7%
			Upfront Reserves:	$407,611	1.4%
Total Sources:	$29,250,000	100.0%	Total Uses:	$29,250,000	100.0%

(1)	The borrower sponsors acquired the Eddie Bauer PacSun Distribution Center Property (as defined below) unencumbered on October 9, 2018, for $50.0 million and contributed approximately $20.75 million (41.5%) in cash equity to the transaction. The Eddie Bauer Pac Sun Distribution Center Mortgage Loan (as defined below) represents the initial financing for the Eddie Bauer PacSun Distribution Center Property.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	At origination, a $4.0 million letter of credit, which serves as a security deposit under Eddie Bauer and PacSun’s lease, was pledged to the lender. See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Prior to the acquisition, the Eddie Bauer PacSun Distribution Center Property was owner-occupied by Eddie Bauer prior to the recent merger with PacSun. Historical operating statements are not available.

(5)	The Appraised Value of $52,000,000 represents the "When Complete" value and assumes the deferred maintenance items were completed as of October 1, 2018. The Eddie Bauer PacSun Distribution Center Borrower (as defined below) expects the deferred maintenance to be completed by the end of December 2018. Based on the “As-Is” appraised value of $50,300,000 as of June 8, 2018, the Cut-Off Date LTV Ratio and Maturity Date LTV Ratio are 58.2% and 51.8%, respectively. The appraisal also concluded a “Go Dark-Upon Completion” value of $37,100,000, which represents a 78.8% Cut-Off Date dark LTV ratio and a Maturity Date dark LTV ratio of 70.3%.

The Mortgage Loan. The seventh largest mortgage loan (the “Eddie Bauer PacSun Distribution Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,250,000 and secured by a first priority fee mortgage encumbering an industrial property located in Groveport, Ohio (the “Eddie Bauer PacSun Distribution Center Property”). Proceeds of the Eddie Bauer PacSun Distribution Center Mortgage Loan were used to return $28.3 million of equity to the Eddie Bauer PacSun Distribution Center Borrower, fund reserves and pay closing costs. The borrower sponsors acquired the Eddie Bauer PacSun Distribution Center Property unencumbered on October 9, 2018, for $50.0 million. The Eddie Bauer Pac Sun Distribution Center Mortgage Loan represents the initial financing for the Eddie Bauer PacSun Distribution Center Property.

The Borrower and the Sponsors. The borrower is LCN EBP Columbus (OH) LLC a single-purpose Delaware limited liability company, with one independent director in its organizational structure (the “Eddie Bauer PacSun Distribution Center Borrower”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

The borrower sponsors are Edward V. LaPuma and Bryan York Colwell and the non-recourse carveout guarantor is LCN North American Fund II REIT. Edward V. LaPuma and Bryan York Colwell are co-founders and managing partners of LCN Capital Partners, where they jointly oversee all aspects of the firm’s investment activities and operations globally. Prior to co-founding LCN Capital Partners, Edward V. LaPuma was a co-founder, president, chief acquisitions officer, and the largest individual shareholder of W. P. Carey responsible for all sale-leaseback strategies outside of the United States. Edward V. LaPuma is credited with completing the first corporate sale-leasebacks in Europe and Asia. Prior to co-founding LCN Capital Partners, Bryan York Colwell was a private investor during which time he co-founded a commercial real estate institutional information services company, among other ventures and commercial initiatives. Until 2004, Bryan York Colwell was the Managing Director and Head of Global Power and Utilities at ABN AMRO. The borrower sponsors are the sole members of LCN GP Holdings, LLC, which is the general partner of LCN North American GP II, L.P., which is the general partner of LCN North American Fund II REIT. In addition, the borrower sponsors are the sole members of the board of trustees of LCN North American Fund II REIT. As of October 15, 2018, the LCN North American Fund II REIT had a portfolio of 62 office, retail and industrial properties totaling approximately 9.2 million SF.

The Property. The Eddie Bauer PacSun Distribution Center Property is a single-story industrial building with a second story office/mezzanine component located in Groveport, Ohio, approximately 1.8 miles north of the Rickenbacker International Airport, a civil-military public airport, which is primarily a cargo airport and approximately 15.7 miles south of the John Glenn Columbus International Airport. Built in 1993, the Eddie Bauer PacSun Distribution Center Property has a total net rentable area of 2,071,908 SF and is located on a 124.2-acre site. The main entrance is in the northeast quadrant of the building with a large lobby and staffed security desk. Unlike typical bulk distribution facilities found in the region, the Eddie Bauer PacSun Distribution Center Property is approximately 86.0% air conditioned. The loading facilities are cross-docked and are located along its northern and southern sides. In addition to the dockage on the north and south sides of the building, there is additional trailer storage on the southwest side of the building site. Employee parking is available on the northern side of the building. To the right of the main entrance are a large locker room, cafeteria, and local office support staffing. The office areas feature private perimeter offices and open work space. On the second floor of this office area, are two large call center areas which are primarily comprised of open workspace. Additionally, there are private offices, conference rooms, training centers, and a storage area. There are two secured points from the Port Road entrance that provide access to the Eddie Bauer Pac Sun Distribution Center Property.

The warehouse features concrete flooring, a mix of metal halide, T8 and T12 lighting, and approximately 30-foot clear heights. Throughout much of the warehouse space are permanent and semi-permanent mezzanines, which are used in the distribution of product to retail stores and direct to consumer sales. There is a portion of the warehouse containing approximately 280,000 square feet, which has a 60-foot clear height; this area is not air-conditioned. This area is primarily filled with racking where product is accessed and picked by a platform crane operator. There are production floor offices, restroom facilities, and break rooms throughout the warehouse and mezzanine areas. The Eddie Bauer PacSun Distribution Center Property also features 2,024 surface parking spaces, with a parking ratio of approximately 0.98 per 1,000 SF.

The Eddie Bauer PacSun Distribution Center Property is 100.0% leased to Eddie Bauer and PacSun, with a lease expiration date of October 31, 2038 and serves as their mission-critical distribution and fulfilment center. The Eddie Bauer PacSun Distribution Center Property was owner-occupied by Eddie Bauer since it was built, and the transaction represents a sale-leaseback. There are no early termination options under the Eddie Bauer and PacSun lease.

Major Tenant.

Eddie Bauer and PacSun (2,071,908 SF, 100.0% of NRA, 100.0% of underwritten base rent). Eddie Bauer and PacSun is owned by PSEB LLC (“PSEB”). PSEB is an operating company that sells apparel, footwear and accessories under the Eddie Bauer and PacSun brands. Eddie Bauer is an outdoor-themed brand, while PacSun is a California-inspired lifestyle brand. The company is owned by Golden Gate Capital, which acquired both Eddie Bauer and PacSun out of Chapter 11 bankruptcy proceedings in 2009 and 2016, respectively, and subsequently merged the two companies in June 2018. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Industrial Properties” in the Preliminary Prospectus. Golden Gate Capital is a private equity firm based in San Francisco which had over $15 billion in assets under management as of June 30, 2018. Golden Gate Capital’s portfolio of investments include California Pizza Kitchen, Red Lobster, Mavis Discount Tire and Bob Evans Restaurants. When combined, Eddie Bauer and Pacific Sunwear has a footprint of over 700 stores in the United States, Canada, Germany and Japan. In conjunction with the merger, Pacific Sunwear is expected to join Eddie Bauer, which is already in occupancy, and relocate its distribution operations into the Eddie Bauer PacSun Distribution Center Property by the end of the second quarter of 2019. The combined Eddie Bauer and PacSun entity had a pro forma debt to EBITDAR (defined below) ratio of 3.50x for 2018 ($107.0 million EBITDAR and $356.0 million net debt).

Under Eddie Bauer and PacSun’s lease, the current lease rate including contractual rent steps through October 2018 is $1.98 per SF on an absolute triple net basis and an expiration date of October 31, 2038, with two remaining 10-year options. PSEB LLC, Eddie Bauer LLC, and Pacific Sunwear of California, LLC are collectively, jointly and severally the tenants on the lease. Eddie Bauer and PacSun’s rent is payable quarterly with an initial quarterly rent (pro-rated) for the fourth quarter of 2018 of $880,435 and $1,000,000 thereafter with 2.5% annual increases. As the lease is absolute triple-net, Eddie Bauer and PacSun are responsible for the repair and maintenance of the Eddie Bauer PacSun Distribution Center Property.  According to the borrower sponsor, Eddie Bauer and PacSun is expected to complete a roof replacement by the end of December 2018 at an estimated cost of $1,475,000.

Furthermore, the lease is structured with a $4.0 million letter of credit, which serves as a security deposit tied to Eddie Bauer and PacSun’s debt to earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs (“EBITDAR”) leverage ratio based on the trailing-12 months (“Eddie Bauer PacSun Letter of Credit” which is further defined below). The security deposit will decrease to $2.0 million if the tenant's debt to EBITDAR leverage ratio is less than 2.0x but greater than 1.0x for two consecutive quarters and will be fully released if the tenant's debt to EBITDAR leverage ratio is less than 1.0x for two consecutive quarters. The security deposit is in the form of a letter of credit which has been assigned to the lender. Furthermore, Eddie Bauer and PacSun is required to deliver an Additional Letter of Credit (as defined below) in the event it goes dark in over 50% of its space. See “Escrows and Reserves” below for further discussion of the Eddie Bauer PacSun Letter of Credit and Additional Letter of Credit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

The following table presents certain information relating to the leases at the Eddie Bauer PacSun Distribution Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Total Annual UW Base Rent	Lease Expiration
Eddie Bauer and PacSun	NR/NR/NR	2,071,908	100.0%	$4,100,000	$1.98	100.0%	10/31/2038
Subtotal/Wtd. Avg.		2,071,908	100.0%	$4,100,000	$1.98	100.0%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		2,071,908	100.0%	$4,100,000	$1.98	100.0%

(1)	Information is based on the underwritten rent roll dated October 12, 2018.

(2)	Annual UW Base Rent and Annual UW Base Rent PSF include $100,000 in contractual rent steps through October 2019.

The following table presents certain information relating to the lease rollover schedule at the Eddie Bauer PacSun Distribution Center Property:

	Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	2,071,908	$1.98	100.0%	100.0%	$4,100,000	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,071,908	$1.98	100.0%		$4,100,000	100.0%

(1)	Information is based on the underwritten rent roll dated October 12, 2018.

(2)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling includes $100,000 in contractual rent steps through October 2019.

The Market. The Eddie Bauer PacSun Distribution Center Property is located in an industrial neighborhood in the southeast portion of the Columbus region. Primary access to the Eddie Bauer PacSun Distribution Center Property is provided by various transportation arteries, including Spiegel Drive, Alum Creek Drive, London-Groveport Road, Interstate 270 and US Route 33. A large concentration of industrial properties is located north of Rickenbacker and west of London-Groveport Road. These properties vary widely in size and were generally built between 1990 and 2010. While most of the properties are between 300,000 and 800,000 SF, some are over 1 million SF. Recent development has generally been to the east and south sides of the airport where land is more readily available. In addition to the industrial development, there has also been the construction of supporting multifamily and retail properties and improvement of the road infrastructure in the area. Over the past five years, development in the area has included 22 industrial properties. Some of the more notable properties include: 1661 Rail Court, a 673,920 SF speculative warehouse, which was delivered in 2018; the Amazon Fulfillment Center located at 6050 Gateway Court; and Groveport Park I located at 6606 Pontius Road, which contains over 1 million SF leased to a single tenant. The pace of development has generally accelerated over this time.

The Eddie Bauer PacSun Distribution Center Property is located in the only U.S. Foreign-Trade Zone (“FTZ”) in Columbus, Ohio. With the Southeast submarket within close proximity to Rickenbacker International Airport, the port of entry for Columbus, the FTZ permits the usual formalities of entry procedure and payments of import duties on foreign goods to be deferred. Logistics firms can receive cost benefits from FTZ by way of reduced customs duties, taxes, and tariffs and minimizing bureaucratic regulations. Public transportation to the Eddie Bauer PacSun Distribution Center Property is provided by the Central Ohio Transit Authority, which provides access to greater Columbus and central Ohio. The nearest bus stop is located at the intersection of Port Road and Spiegel Drive, in the northeast quadrant of the Eddie Bauer PacSun Distribution Center Property.

According to a third-party market report, the Eddie Bauer PacSun Distribution Center Property is in the Southeast warehouse industrial submarket, which was comprised of 60,041,633 SF of industrial space with a market vacancy of 6.0% and market rents of $3.34 per SF as of the first quarter of 2018. The appraisal identified five industrial lease comparables with quoted rental rates between $2.35 per SF and $3.45 per SF based on a triple net basis. The appraisal concluded to a $2.00 per SF market rental rate for the Eddie Bauer PacSun Distribution Center Property.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Eddie Bauer PacSun Distribution Center Property is 1,648, 12,200 and 45,894, respectively. The estimated 2017 median household income within the same radii is $36,585, $51,001 and $50,173, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

The following table presents recent leasing data at comparable industrial buildings with respect to the Eddie Bauer PacSun Distribution Center Property:

Comparable Property Summary
Property Name/Address	Year Built / Renovated	NRA (SF)	Asking Rent PSF	Total Occupancy	Lease Type
Eddie Bauer PacSun Distribution Center Property 6600 Alum Creek Drive Groveport, OH	1993 / 2000	2,071,908(1)	$1.98(1)(2)	100.0%(1)	NNN(1)
Hebron Business Park 522 Milliken Drive Hebron, Ohio	1972 / 1995	500,000	$2.35	NAV	NNN
Single Tenant Distribution Facility 3880 Groveport Road Columbus, Ohio	1985 / NAP	706,162	$2.54	NAV	NNN
Confidential Franklin County, Ohio	2008 / 2009	1,166,015	$3.45	NAV	NNN
Confidential Franklin County, Ohio	2001 / NAP	314,092	$2.75	NAV	NNN
Confidential Butler County, Ohio	1946 / 2005	407,600	$2.68	NAV	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll dated October 12, 2018.

(2)	Asking Rent PSF includes $100,000 in contractual rent steps through October 2019.

Underwritten Net Cash Flow. The following table presents certain information relating to Underwritten Net Cash Flow at the Eddie Bauer PacSun Distribution Center Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$4,100,000	$1.98
Total Recoveries	$2,571,804	$1.24
Total Other Income	$0	$0.00
Less Vacancy & Credit Loss(3)	($333,590)	($0.16)
Effective Gross Income	$6,338,214	$3.06
Total Operating Expenses	$2,571,804	$1.24
Net Operating Income	$3,766,409	$1.82
Capital Expenditures	$207,191	$0.10
TI/LC	$103,595	$0.05
Net Cash Flow	$3,455,623	$1.67

Occupancy %(3)	95.0%
NOI DSCR (IO)	2.43x
NOI DSCR (P&I)	1.95x
NCF DSCR (IO)	2.23x
NCF DSCR (P&I)	1.79x
NOI Debt Yield	12.9%
NCF Debt Yield	11.8%

(1)	Prior to the acquisition, the Eddie Bauer PacSun Distribution Center Property was owner-occupied by Eddie Bauer prior to the recent merger with PacSun. Historical operating statements are not available.

(2)	UW Base Rent includes $100,000 in contractual rent steps through October 2019.

(3)	The UW Vacancy & Credit Loss is 5.0%. The Eddie Bauer PacSun Distribution Center Property is 100.0% occupied by a single tenant as of December 6, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

Escrows and Reserves. At origination, the Eddie Bauer PacSun Distribution Center Borrower deposited $407,611 into a prepaid rent reserve. On a monthly basis, the Eddie Bauer PacSun Distribution Center Borrower is required to deposit 1/12 of the product obtained by multiplying $0.05 by the aggregate SF of the Eddie Bauer PacSun Distribution Center Property (initially $8,633) into the TI/LC reserve, subject to a cap of $500,000. Monthly deposits into the real estate tax reserve are waived as long as, among other conditions: (i) no event of default has occurred and is continuing, (ii) no Cash Trap Period (as defined below) has occurred and continuing, (iii) the Eddie Bauer and PacSun lease is in full force and effect, (iv) Eddie Bauer and PacSun continue to be obligated under the Eddie Bauer and PacSun lease to pay all taxes directly to the applicable taxing authority with respect to the Eddie Bauer PacSun Distribution Center Property and (v) Eddie Bauer and PacSun pays all taxes directly to the applicable taxing authority. In addition, monthly deposits into the insurance reserve are waived as long as, among other conditions: (i) the Eddie Bauer and PacSun lease is in full force and effect, (ii) Eddie Bauer and PacSun continue to be obligated under the Eddie Bauer and PacSun lease to maintain insurance covering the Eddie Bauer PacSun Distribution Center Property, (iii) the policies maintained by Eddie Bauer and PacSun are approved by the lender in accordance with the loan documents requirements and (iv) the Eddie Bauer PacSun Distribution Center Borrower provides evidence to the lender that Eddie Bauer and PacSun has paid the annual premiums. Commencing on the first payment date occurring after a Cash Trap Period, and on each payment date during the continuance of such Cash Trap Period, the Eddie Bauer PacSun Distribution Center Borrower is required to make monthly deposits into the recurring replacement reserve in the amount of 1/12 of the product obtained by multiplying $0.10 by the aggregate SF of the Eddie Bauer PacSun Distribution Center Property (initially $17,266). In addition, on each payment date occurring during the continuance of a Lease Sweep Period (as defined below) and provided no other Cash Trap Period is then continuing, all available cash is required to be deposited into a special rollover reserve account.

A “Cash Trap Period” will commence upon any of the following: (i) an event of default, (ii) the debt service coverage ratio is less than 1.30x based on a 30-year principal amortization schedule or (iii) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence upon any of the following: (i) the Eddie Bauer and PacSun tenant or any future or replacement tenant (“Major Tenant”) lease is surrendered, cancelled or terminated prior to its then current expiration date or any Major Tenant gives notice of its intention to terminate, surrender or cancel its lease, (ii) any Major Tenant goes dark in more than 30% of the rentable square footage of its premises (a “Go Dark Lease Sweep Period”), (iii) the occurrence and continuance of a default under a Major Tenant’s lease or (iv) the occurrence of a Major Tenant insolvency proceeding.

With respect to a Go Dark Lease Sweep Period:

(i)	to the extent that the Major Tenant has gone dark in less than 50% of the rentable square footage of its premises, such sweep is capped at $4,000,000 (exclusive of any other amounts then on deposit in the special rollover reserve subaccount resulting from a matter causing the occurrence of any other Lease Sweep Period), which cap shall take into account the undrawn amount of the Eddie Bauer PacSun Letter of Credit (as defined below) and any Lease Sweep Letter of Credit (as defined below) delivered to and in the possession of the lender (and in the event that the Eddie Bauer PacSun Distribution Center Borrower elects to deliver to the lender a Lease Sweep Letter of Credit in accordance with the provisions of the loan agreement, such Lease Sweep Letter of Credit is required to be in a face amount equal to difference between $4,000,000 and the undrawn amount of the Eddie Bauer PacSun Letter of Credit), provided, however, if such letters of credit are released or reduced and the foregoing cap is not met (and the Lease Sweep Period has not otherwise been cured as a result of Eddie Bauer and PacSun resuming its business operations at the Eddie Bauer PacSun Distribution Center Property for 30 consecutive days), the Lease Sweep Period will continue; and

(ii)	to the extent that the applicable Major Tenant has gone dark in more than 50% of the rentable square footage of its premises, such sweep is capped at $8,000,000 (exclusive of any other amounts then on deposit in the special rollover reserve subaccount resulting from a matter causing the occurrence of any other Lease Sweep Period), which cap shall take into account (x) the undrawn amount of the Eddie Bauer PacSun Letter of Credit, (y) the undrawn amount of the Additional Letter of Credit (as defined below) (to the extent that the Additional Letter of Credit Conditions (as defined below) continue to be satisfied) and (z) the undrawn amount of any Lease Sweep Letter of Credit delivered to and in the possession of the lender (and in the event that the Eddie Bauer PacSun Distribution Center Borrower elects to deliver to the lender a Lease Sweep Letter of Credit in accordance with the terms and provisions of the loan agreement, such Lease Sweep Letter of Credit is required to be in a face amount equal to the difference between (i) $8,000,000 and (ii) the sum of the undrawn amount of the Eddie Bauer PacSun Letter of Credit and the undrawn amount of the Additional Letter of Credit), provided, however, if such letters of credit are released or reduced and the foregoing cap is not met (and the Lease Sweep Period has not otherwise been cured as a result of Eddie Bauer and PacSun resuming its business operations at the Eddie Bauer PacSun Distribution Center Property for 30 consecutive days), the Lease Sweep Period will continue.

“Additional Letter of Credit” means a letter of credit in the amount equal to the minimum of $4,500,000 or one year of Eddie Bauer and PacSun’s base rent which Eddie Bauer and PacSun is required to deliver as additional security under the Eddie Bauer and PacSun lease in the event that Eddie Bauer and PacSun go dark in more than 50% of the net rentable area for a period of more than 90 consecutive days or for more than 120 days in any 12-month period at the Eddie Bauer PacSun Distribution Center Property.

“Additional Letter of Credit Conditions” are satisfied so long as each of the following shall have been satisfied: (i) the Eddie Bauer PacSun Distribution Center Borrower has delivered the original Additional Letter of Credit to the lender (together with an executed assignment in blank (and the lender is entitled to and remains in possession of the foregoing)), (ii) the Eddie Bauer PacSun Distribution Center Borrower has delivered (x) a pledge of letter of credit agreement with respect to the Additional Letter of Credit satisfactory to the lender and (y) any other documentation reasonably required by the lender for the pledge of such Additional Letter of Credit to the lender; and (iii) the Eddie Bauer PacSun Distribution Center Borrower is not otherwise required to return the Additional Letter of Credit to the Eddie Bauer and PacSun under the terms and provisions of the Eddie Bauer and PacSun lease.

“Lease Sweep Letter of Credit” means a letter of credit delivered to the lender that complies with the terms and conditions of the loan agreement, which shall constitute additional collateral for the Eddie Bauer PacSun Distribution Center Mortgage Loan.

“Eddie Bauer PacSun Letter of Credit” means the letter of credit in the original face amount of $4,000,000.00, in favor of the Eddie Bauer PacSun Distribution Center Borrower, that was delivered by Eddie Bauer and PacSun to the Eddie Bauer PacSun Distribution Center Borrower as security under the Eddie Bauer and PacSun lease, and which was pledged to the lender on the origination date (which letter of credit may be amended, modified, reduced or replaced in accordance with the terms and provisions of the Eddie Bauer and PacSun lease).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Eddie Bauer PacSun Distribution Center

Lockbox and Cash Management. The Eddie Bauer PacSun Distribution Center Mortgage Loan is structured with a hard lockbox and in place cash management. The Eddie Bauer PacSun Distribution Center Borrower is required to direct all tenants to deposit all rents and other revenues directly into the lockbox account controlled by the lender. All funds in the lockbox are required to be swept into a cash management account on a daily basis. Without limiting the foregoing once each calendar quarter, in the months of January, April, July and October, quarterly rent payments will be deposited from the lockbox to the cash management account. So long as no Cash Trap Period is then continuing, the aggregate amount corresponding to (i) the monthly debt service payment amount and the monthly TI/LC reserve deposit for the then current payment date and (ii) the monthly debt service payment amounts and the monthly TI/LC reserve deposits for the subsequent two payment dates (such amounts, collectively, the “Debt Service and Reserve Funds”) is required to be retained from such rental funds and the balance of the rental funds are required to be transferred to the Eddie Bauer PacSun Distribution Center Borrower. On the then current payment date and on each of the subsequent two payment dates, the portion of Debt Service and Reserve Funds relating to each such payment date shall be disbursed to pay debt service and to make monthly deposits to the TI/LC reserve. However, during a Cash Trap Period, all of the rental funds received from the lockbox are required to be retained in the cash management account and (x) one-third of the amount so retained shall be applied on the then-current payment date in accordance with the terms of the Eddie Bauer PacSun Distribution Center Mortgage Loan documents and (y) one-third of such amount so retained shall be applied on each of the two subsequent payment dates in accordance with the terms of the Eddie Bauer PacSun Distribution Center Mortgage Loan documents. On each payment date during a Cash Trap Period, funds in the cash management account (other than funds retained for subsequent payment dates as described above) are required to be applied (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) during the continuance of a Cash Trap Period, to make payments into the replacement reserve as described above under “Escrows and Reserves”, (iv) to make payments into the TI/LC reserve as described above under “Escrows and Reserves”, (v) provided no event of default is continuing, during the continuance of a Cash Trap Period, to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for approved additional operating expenses approved by the lender, and (vi) to pay any remainder, (a) during the continuance of a Cash Trap Period continuing solely as a result of a Lease Sweep Period, into the special rollover reserve as described above under “Escrows and Reserves”, (b) during the continuance of a Cash Trap Period not triggered solely as a result of a Lease Sweep Period into the cash collateral reserve and (c) if no Cash Trap Period is then continuing, to the Eddie Bauer PacSun Distribution Center Borrower.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Eddie Bauer PacSun Distribution Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Eddie Bauer PacSun Distribution Center Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

Mortgage Loan No. 8 – Sheffield Office Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

Mortgage Loan No. 8 – Sheffield Office Park

Sheffield Office Park
3250, 3290 and 3310 West Big Beaver Road
Troy, MI 48084
Pontiac
Auburn Hills
Rochester Hills
Bloomfield Hills
Troy
Birmingham
Bloomfield Township
Clawson
Macomb County
Sterling Heights
Oakland County
Beverly Hills
Royal Oak
Madison Heights
Berkley
Lathrup Village
Warren
Huntington Woods
Southfield
Oak Park
Hazel Park
Ferndale
Detroit
Wayne County
Chrysler Fwy
Square Lake Rd
Long Lake Rd
Wattles Rd
Big Beaver Rd
Maple Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
Woodward Ave
Walter P. Reuther Frwy
John C. Lodge Frwy
AMTRAK
Somerset Collection North
Somerset Collection South
Oakland County Troy Airport
Walsh College
Troy Commons Shopping Center
Troy Marketplace
Oakland Mall
Madison Center
Beaumont Hospital, Royal Oak
Lincoln Shopping Center
Detroit Zoo
Michigan State Fairgrounds
DETROIT
WINDSOR
ONTARIO
MICHIGAN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

Mortgage Loan No. 8 – Sheffield Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,500,000			Location:	Troy, MI 48084
Cut-off Date Balance:	$28,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Farbman Family #3, LLC			Year Built/Renovated:	1973/2012
Mortgage Rate:	5.1600%			Size:	508,595 SF
Note Date:	11/27/2018			Cut-off Date Balance per SF:	$56
First Payment Date:	1/6/2019			Maturity Date Balance per SF:	$50
Maturity Date:	12/6/2028			Property Manager:	Farbman Group II, LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	0 months
Prepayment Provision:	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI(3):	$3,445,462
Additional Debt Type:	N/A			UW NOI Debt Yield:	12.1%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	13.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.90x (IO) 1.52x (P&I)
Reserves(1)				Most Recent NOI:	$2,879,240 (8/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$2,822,880 (12/31/2017)
RE Tax:	$118,110	$39,370	N/A	3rd Most Recent NOI:	$2,998,725 (12/31/2016)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	71.7% (11/6/2018)
Recurring Replacements:	$0	$8,477	N/A	2nd Most Recent Occupancy:	67.0% (12/31/2017)
TI/LC:	$750,000	$42,383	$2,500,000	3rd Most Recent Occupancy:	68.0% (12/31/2016)
Deferred Maintenance:	$17,188	$0	N/A	Appraised Value (as of)(4):	$47,000,000 (10/24/2018)
Leo Burnett Detroit(2):	$2,700,000	$0	N/A	Cut-off Date LTV Ratio(4):	60.6%
Other:	$898,931	Springing	N/A	Maturity Date LTV Ratio(4):	54.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$28,500,000	100.0%	Existing Loan Payoff:	$22,959,356	80.6%
			Upfront Reserves:	$4,484,229	15.7%%
			Return of Equity:	$680,672	2.4%%
			Closing Costs:	$375,743	1.3%%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Sheffield Office Park Borrower (as defined below) deposited $2,700,000 into a Leo Burnett Detroit rollover reserve at origination. The Leo Burnett Detroit rollover reserve will be released to the Sheffield Office Park Borrower if (i) Leo Burnett Detroit has irrevocably and unconditionally waived in writing its termination right under the Leo Burnett Detroit lease and/or (ii) Leo Burnett Detroit has not exercised its termination right as of June 1, 2019. See “Escrows and Reserves” below.

(3)	The increase in UW NOI from Most Recent NOI is primarily driven by 15 new leases executed with start dates subsequent to August 31, 2018 that contribute $938,731 in additional base rents. Contractual rent steps were underwritten through October 2019 totaling approximately $66,931.

(4)	The Sheffield Office Park Property has an “as stabilized” appraised value of $54,000,000 as of October 24, 2020, which assumes a stabilized occupancy of 86.0%. Based on the as stabilized appraised value, the Cut-off Date and Maturity Date LTV Ratios would be 52.8% and 47.0%, respectively. Furthermore, the appraisal concluded to a total insurable replacement cost of $83.6 million or $164 PSF.

The Mortgage Loan. The eighth largest mortgage loan (the “Sheffield Office Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,500,000, secured by a first priority fee mortgage encumbering an office property comprised of three office buildings with 508,595 SF (the “Sheffield Office Park Property”) located in Troy, Michigan. The proceeds of the Sheffield Office Park Mortgage Loan were primarily used to refinance a previous loan of approximately $23.0 million, return equity in the amount of $680,672, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Sheffield Owner LLC, a Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure (the “Sheffield Office Park Borrower”).

The borrower sponsor and non-recourse carveout guarantor is The Farbman Family #3, LLC (the “Sheffield Office Park Guarantor”). The Sheffield Office Park Guarantor is an affiliate of the Farbman Group (“Farbman”). Founded in 1976, Farbman is a full-service commercial real estate firm handling all facets of commercial real estate transactions, from property management and leasing to acquisition and disposition. Farbman manages more than 25 million SF of office, retail, and industrial space throughout the Midwest and employs more than 200 people.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

The Property. The Sheffield Office Park Property is comprised of 508,595 SF in three buildings located on an approximately 28.9-acre site at 3250, 3290 and 3310 West Big Beaver Road in Troy, Michigan. The Sheffield Office Park Property is located within three miles from I-75, the major north/south freeway that services southeastern Michigan. Public transportation provided by Suburban Mobility Authority for Regional Transportation (“SMART”) is located within walking distance of the Sheffield Office Park Property and provides access throughout Southeastern Michigan. The Sheffield Office Park Property sits within a two-mile radius of the Somerset Collection, a 1.4 million SF upscale shopping mall anchored by Neiman Marcus, Macy’s, Nordstrom and Saks Fifth Avenue.

The improvements were built in 1973 and recently renovated in 2012. Each building is five stories and there is a total of 1,927 surface parking spaces providing 3.8 parking space per 1,000 SF. The buildings contain automatic double door systems comprised of glass in metal frames, and standard windows with glass in aluminum frames. The Sheffield Office Park Property is served by a total of ten elevators throughout.

As of November 6, 2018, the Sheffield Office Park Property was 71.7% occupied by 85 tenants under 93 leases. The Sheffield Office Park Borrower has executed new, expansion, or renewal leases covering 134,327 SF or 26.4% of NRA since the beginning of 2018, of which 58,225 SF represent new or expansion leases.

Major Tenants.

Leo Burnett Detroit (78,061 SF, 15.3% of NRA, 20.9% of underwritten base rent). Leo Burnett Detroit is an affiliate of Leo Burnett Company. Founded in 1935, Leo Burnett Company is an American advertising company headquartered in Chicago, Illinois. Founded by Mr. Leo Burnett in Chicago, the firm employs over 9,000 people worldwide and has over 85 offices spanning the globe. In 2002, the company was acquired by Publicis Groupe, the third largest advertising agency holding group and one of the largest agency networks based in Paris, France. Publicis Groupe reportedly consolidated employees from various locations into the Sheffield Office Park Property in 2017. Leo Burnett Detroit has been in occupancy since 1996, and in 2014, extended its lease to February 28, 2022, with no remaining renewal options. In connection with the 2014 renewal, Leo Burnett Detroit received a tenant improvement allowance of $1,678,312. Leo Burnett Detroit has a one-time right to terminate its lease as of November 30, 2019, with required notice between and including December 1, 2018 and May 31, 2019 and payment of all unamortized costs of tenant improvements and leasing commissions paid by the landlord with interest at a rate of 7.5% per annum. The Sheffield Office Park Mortgage Loan is structured with a $2.7 million Leo Burnett Detroit rollover reserve, or $34.59 PSF based on the Leo Burnett Detroit lease SF (see “Escrows and Reserves” below). In addition, the Sheffield Office Park Mortgage Loan is structured with an upfront rollover reserve of $750,000 and ongoing monthly collections of $42,383, or $1.00 PSF (subject to a $2.5 million cap) and a springing cash flow sweep tied to Leo Burnett Detroit’s space (see “Escrows and Reserves” below).

TPS Logistics Inc (19,216 SF, 3.8% of NRA, 4.8% of underwritten base rent). TPS Logistics Inc is a non-asset based, full-service logistic management company. Founded in 1993, TPS Logistics Inc offers services such as freight bill audit and payment, full platform management of all modes operationally and tactically, supply chain optimization, international capabilities, exception management and tracking, full transportation management system, purchase order matching and all cost center assignment, carrier management, qualification and negotiation, and on-site personnel when requested. TPS Logistics Inc has been a tenant at the Sheffield Office Park Property since 2014 and recently renewed its lease for a second time for a period of three years commencing in January 2019. TPS Logistics Inc’s lease has an expiration date of December 31, 2021, with no remaining renewal options and no early termination options.

Edcor Data Services (15,599 SF, 3.1% of NRA, 4.5% of underwritten base rent). Edcor Data Services offers comprehensive education benefit outsourcing and consulting services. Their services include tuition assistance, student debt repayment assistance, certificate program administration, education & training benefit consulting/industry research, corporate spend recovery, and compliance hotline. Edcor Data Services renewed its lease in 2015 for a period of six years expiring on October 31, 2021, which also included an expansion into an additional 4,683 SF of space. Edcor Data Services has one remaining, five-year renewal option and has a one-time right to terminate its lease after December 1, 2020 by providing at least six months’ advance written notice and a termination fee equal to the landlord’s unamortized out of pocket expenses including leasing commissions, tenant improvements costs and free rent.

Autodata Solutions (15,280 SF, 3.0% of NRA, 4.2% of underwritten base rent). Autodata Solutions is a subsidiary of Internet Brands, Inc., a technology company dedicated to the automotive industry. Founded in 1990, it is Autodata Solution’s mission to provide software as a service (“SaaS”) and software solutions that increase the effectiveness of the automotive sales chain. Autodata Solutions’ clients include Chrysler, Ford, GM, Nissan, Toyota, Mazda, Honda, Hyundai, Kia, Volvo, and Jaguar. Autodata Solutions has been a tenant at the Sheffield Office Park Property since 2008, executed multiple expansion/renewal leases, most recently expanded into 15,280 SF and extended its lease term to September 30, 2023. The lease provides for one remaining, five-year renewal option, and no early termination options.

Weber & Olcese (14,530 SF, 2.9% of NRA, 4.3% of underwritten base rent). Weber & Olcese is a law firm founded in 1996. Clients of the law firm include individuals and local businesses, as well as national corporations, banks, financial institutions, lending companies and credit grantors. Weber & OIcese has been a tenant since 1996 and has renewed its lease on seven separate occasions. The most recent renewal commenced in 2013 when the tenant extended its lease term for five years from the original expiration date and expanded into an additional 2,287 SF. Weber & Olcese’s lease has an expiration date of August 31, 2019, with no remaining renewal options and no early termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

The following table presents certain information relating to the major tenants at the Sheffield Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Major Tenants
Leo Burnett Detroit(2)	NR/NR/NR	78,061	15.3%	$1,202,139	$15.40	20.9%	2/28/2022
TPS Logistics Inc	NR/NR/NR	19,216	3.8%	$278,632	$14.50	4.8%	12/31/2021
Edcor Data Services(3)	NR/NR/NR	15,599	3.1%	$261,283	$16.75	4.5%	10/31/2021
Autodata Solutions(4)	NR/NR/NR	15,280	3.0%	$240,660	$15.75	4.2%	9/30/2023
Weber & Olcese	NR/NR/NR	14,530	2.9%	$247,010	$17.00	4.3%	8/31/2019
Subtotal/Wtd. Avg.		142,686	28.1%	$2,229,725	$15.63	38.8%
Other Tenants		221,850	43.6%	$3,521,079	$15.87	61.2%
Vacant Space		144,059	28.3%	$0	$0.00	0.0%
Total/Wtd. Avg.(5)		508,595	100.0%	$5,750,804	$15.78	100.0%

(1)	Information is based on the underwritten rent roll dated November 6, 2018.

(2)	Leo Burnett Detroit has the right to terminate its lease effective as of November 30, 2019 with required notice between December 1, 2018 and May 31, 2019 and payment of all unamortized costs of tenant improvements and leasing commissions paid by the landlord with interest on the unamortized balance at a rate of 7.5% per annum.

(3)	Edcor Data Services has one five-year lease renewal option and has a one-time right to terminate its lease after December 1, 2020 by providing at least six months’ advance written notice and a termination fee equal to the landlord’s unamortized out of pocket expenses including leasing commissions, tenant improvements costs and free rent.

(4)	Autodata Solutions has one five-year lease renewal option.

(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Sheffield Office Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	6	5,057	$0.00	1.0%	1.0%	$0	0.0%	0.0%
2018	2	2,273	$15.65	0.4%	1.4%	$35,579	0.6%	0.6%
2019	23	53,972	$16.03	10.6%	12.1%	$864,927	15.0%	15.7%
2020	14	36,860	$17.01	7.2%	19.3%	$626,985	10.9%	26.6%
2021	18	84,454	$16.01	16.6%	35.9%	$1,351,811	23.5%	50.1%
2022	12	117,646	$15.80	23.1%	59.0%	$1,858,459	32.3%	82.4%
2023	13	41,542	$15.68	8.2%	67.2%	$651,288	11.3%	93.7%
2024	3	8,731	$14.66	1.7%	68.9%	$128,000	2.2%	95.9%
2025	1	2,583	$15.35	0.5%	69.4%	$39,649	0.7%	96.6%
2026	0	0	$0.00	0.0%	69.4%	$0	0.0%	96.6%
2027	0	0	$0.00	0.0%	69.4%	$0	0.0%	96.6%
2028	0	0	$0.00	0.0%	69.4%	$0	0.0%	96.6%
2029 & Beyond	1	11,418	$17.00	2.2%	71.7%	$194,106	3.4%	100.0%
Vacant	0	144,059	$0.00	28.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	93	508,595	$15.78	100.0%		$5,750,804	100.0%

(1)	Information is based on the underwritten rent roll dated November 6, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling reflects the following: (i) in-place leases based on the November 6, 2018 rent roll and (ii) contractual rent steps of $66,931 through October 2019.

(4)	MTM includes management office, conference center and storage space.

(5)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. Troy is in Detroit’s northern suburbs, bordered by Sterling Heights to the east, Rochester Hills to the north, Bloomfield Hills to the west, and Royal Oak and Madison Heights to the south. Troy benefits from its location in central Oakland County, 15 miles from Detroit and within easy access to Interstate 75 (within three miles of the Sheffield Office Park Property), Interstate 696 (within 10 miles of the Sheffield Office Park Property) and Michigan State Route 59 (within two miles of the Sheffield Office Park Property). Troy is home to seven million SF of retail space, 21 million SF of office and engineering space and 16 million SF of manufacturing space. Magna International of America and Flagstar Bancorp from the automotive and financial sectors, are the largest employers in Troy with 2,422 and 1,922 employees, respectively. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Sheffield Office Park Property was 13,416, 81,947 and 225,143, respectively. The estimated 2017 average household income within the same radii was $121,073, $131,769 and $117,514, respectively.

According to a third-party market report as of the third quarter of 2018, the Troy office submarket was comprised of 18,176,866 SF of office space with a market vacancy of 13.2% and asking rent of $19.56 PSF. The most recent seven-year period from 2011 to 2017 featured relatively flat supply growth, significant positive absorption, substantial decrease of vacancy rates and increase of asking rent levels in the Troy office submarket. Since 2011, vacancy has decreased from 27.0% and asking rent has increased from $18.08 PSF. There are currently no new office projects under development in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

the Troy office submarket. Based on lease comparables, the appraisal concluded to a market rate of $16.00 PSF for large office space and $16.50 PSF for standard office space at the Sheffield Office Park Property.

The following table presents standard lease comparables with respect to the Sheffield Office Park Property as identified in the appraisal:

Comparable Lease Summary
Property Name/Location	Year Built/ Year Renovated	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Adjusted Rent PSF(1)	Lease Type
Sheffield Office Park 3250, 3290 and 3310 West Big Beaver Road Troy, MI	1973/ 2012	71.7%(2)	NAP	NAP	NAP	NAP	$15.81(2)	NAP	NAP
North Troy Corporate Park 700 Tower Drive Troy, MI	1984/ 2005	88.3%	North American Interconnect L.L.C.	6,013	July-17	5.3	$17.25	$17.77	Modified Gross
Columbia Center I 201 West Big Beaver Road Troy, MI	1989/ 2015	97.5%	Confidential	2,658	Feb-17	5.1	$22.50	$23.18	Modified Gross
Troy Place 3221 West Big Beaver Road Troy, MI	1977/ 2014	92.2%	Sunghoo Hitech Co Ltd.	2,240	Nov-16	5.0	$17.00	$17.68	Modified Gross
Wilshire Plaza 900 & 1050 Wilshire Drive Troy, MI	1986/ 2013	89.1%	First American Title Insurance	4,316	Dec-16	1.8	$20.20	$21.01	Modified Gross
Liberty Centre 50 West Big Beaver Road Troy, MI	1988/ NAP	90.6%	Corning	5,544	Aug-16	10.0	$21.00	$22.05	Modified Gross
Troy Office Centre 300, 320 & 340 East Big Beaver Troy, MI	1986/ NAP	85.0%	Trion Solutions	5,627	Jun-16	3.3	$18.45	$19.37	Modified Gross

Source: Appraisal

(1)	Includes the appraisal’s adjustments for market conditions, location, quality and condition.

(2)	Information is based on the underwritten rent roll dated November 6, 2018. Standard leases include leases less than 10,000 SF.

The following table presents large lease comparables with respect to the Sheffield Office Park Property as identified in the appraisal:

Comparable Lease Summary
Property Name/Location	Year Built/ Year Renovated	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Adjusted Rent PSF(1)	Lease Type
Sheffield Office Park 3250, 3290 and 3310 West Big Beaver Road Troy, MI	1973/ 2012	71.7%(2)	NAP	NAP	NAP	NAP	$15.73(2)	NAP	NAP
5555 New King Street 5555 New King Street Troy, MI	1985/ NAP	64.9%	Confidential	10,656	Jan-18	6.0	$17.00	$17.34	Modified Gross
PNC Center 775 West Big Beaver Road Troy, MI	1975/ 2002	86.5%	Confidential	18,500	Aug-17	7.5	$20.65	$21.06	Modified Gross
1441 West Long Lake Road 1441 West Long Lake Road Troy, MI	1999/ NAP	99.0%	Confidential	18,903	Jun-17	5.3	$21.50	$22.15	Modified Gross
800 Tower 800 Tower Drive Troy, MI	1990/ 2014	81.6%	Confidential	15,013	Apr-17	7.3	$17.50	$18.03	Modified Gross
Wilshire Plaza 900 & 1050 Wilshire Drive Troy, MI	1986/ 2013	89.1%	Entrega Systems	13,190	Feb-17	6.8	$20.00	$20.60	Modified Gross
Troy Office Centre 300, 320 & 340 East Big Beaver Troy, MI	1986/ NAP	85.0%	Midland Credit Management	31,169	Jul-16	7.5	$18.00	$18.90	Modified Gross

Source: Appraisal

(1)	Includes the appraisal’s adjustments for market conditions, location, quality and condition.

(2)	Information is based on the underwritten rent roll dated November 6, 2018. Large leases include leases greater than 10,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sheffield Office Park Property:

Cash Flow Analysis(1)
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$4,993,373	$5,405,938	$5,236,586	$5,408,642	$8,096,446	$15.92
Less Rent Abatements	($211,070)	($218,402)	($210,583)	($264,288)	$0	$0.00
Total Recoveries	$646,033	$701,955	$693,276	$693,920	$703,940	$1.38
Other Income(2)	$55,641	$48,892	$27,470	$45,947	$45,947	$0.09
Less Vacancy & Credit Loss	$0	$0	$0	($1,208)	($2,345,642)	($4.61)
Effective Gross Income	$5,483,978	$5,938,382	$5,746,749	$5,883,013	$6,500,691	$12.78
Total Operating Expenses	$2,854,553	$2,939,658	$2,923,868	$3,003,773	$3,055,229	$6.01
Net Operating Income(1)	$2,629,425	$2,998,725	$2,822,880	$2,879,240	$3,445,462	$6.77
Capital Expenditures	$0	$0	$0	$0	$101,719	$0.20
TI/LC	$0	$0	$0	$0	$508,595	$1.00
Net Cash Flow	$2,629,425	$2,998,725	$2,822,880	$2,879,240	$2,835,148	$5.57

Occupancy %	69.0%	68.0%	67.0%	68.1%	71.7%(3)
NOI DSCR (IO)	1.76x	2.01x	1.89x	1.93x	2.31x
NOI DSCR (P&I)	1.41x	1.60x	1.51x	1.54x	1.84x
NCF DSCR (IO)	1.76x	2.01x	1.89x	1.93x	1.90x
NCF DSCR (P&I)	1.41x	1.60x	1.51x	1.54x	1.52x
NOI Debt Yield	9.2%	10.5%	9.9%	10.1%	12.1%
NCF Debt Yield	9.2%	10.5%	9.9%	10.1%	9.9%

(1)	The increase in UW Gross Potential Rent and Net Operating Income from 8/31/2018 TTM is primarily driven by 15 new leases executed with start dates subsequent to August 31, 2018 that contribute $938,731 in additional base rents. Contractual rent steps were underwritten through October 2019 totaling approximately $66,931. Vacant space is grossed-up to market rents of $16.00 PSF for large spaces and $16.50 PSF for standard spaces.

(2)	Other Income primarily consists of late fees, storage fees, and forfeited deposits.

(3)	Represents physical occupancy of 71.7% and economic occupancy of 73.3% is as of November 6, 2018.

Escrows and Reserves. At closing of the Sheffield Office Park Mortgage Loan, the Sheffield Office Park Borrower was required to deposit with the lender $2,700,000 into the Leo Burnett Detroit rollover reserve, $760,021 into an unfunded obligations reserve, $750,000 into a TI/LC reserve, $138,910 into an outstanding free rent reserve, $118,110 into a real estate tax reserve and $17,188 into deferred maintenance reserve. The Sheffield Office Park Mortgage Loan documents also provide for ongoing monthly deposits of 1/12 of the annual estimated tax payments (initially $39,370) for real estate taxes; 1/12 of the annual insurance premium (initially $6,683) for insurance premiums; 1/12 of the product obtained by multiplying $0.20 by the aggregate number of rentable SF (initially $8,477) for recurring replacement reserves and 1/12 of the product obtained by multiplying $1.00 by the aggregate number of rentable SF (initially $42,383) for TI/LC reserves subject to a cap of $2,500,000. The Sheffield Office Park Borrower’s obligation to make monthly deposits into the insurance reserve will be suspended so long as no Cash Management Period is occurring and a blanket policy acceptable to the lender is provided. The Leo Burnett Detroit rollover reserve will be released to the Sheffield Office Park Borrower if (i) Leo Burnett Detroit has irrevocably and unconditionally waived in writing its termination right under the Leo Burnett Detroit lease and/or (ii) Leo Burnett Detroit has not exercised its termination right as of June 1, 2019. In addition, on each payment date occurring during the continuance of a Lease Sweep Period (as defined below) and provided no other Cash Management Period (as defined below) is then continuing, all available cash is required to be deposited into a special rollover reserve account.

A “Lease Sweep Period” will commence upon any of the following: (i) the date that is 12 months prior to the end of the lease term for Leo Burnett Detroit or any tenant occupying more than 50,000 SF (“Major Tenant”), (ii) the earlier of (a) the date required under a lease by which the Major Tenant is required to give notice of its exercise of a renewal option or (b) the date the Major Tenant actually gives notice of its intention not to renew or extend, (iii) any Major Tenant lease (or portion thereof) is surrendered, cancelled or terminated (other than the Leo Burnett Detroit lease) prior to its then current expiration date, (iv) Leo Burnett Detroit exercises its early termination option pursuant to its lease on or before May 31, 2019, (v) any Major Tenant goes dark or gives notice that it intends to discontinue its business, (vi) the occurrence and continuance of a default under any Major Tenant’s lease and (vii) the occurrence of a Major Tenant insolvency proceeding.

A “Cash Management Period” will commence upon (i) an event of default, (ii) as of the last day of any calendar quarter, the debt service coverage ratio based on a 30-year principal amortization schedule being less than 1.20x or (iii) the commencement of a Lease Sweep Period.

Lockbox and Cash Management.     The Sheffield Office Park Mortgage Loan is structured with a soft lockbox and springing cash management. Provided no Cash Management Period in effect, all funds in the lockbox account are required to be transferred to an account controlled by the Sheffield Office Park Borrower on each business day. Upon the occurrence and during the continuance of a Cash Management Period all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the Sheffield Office Park Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to make payments into the recurring replacement reserve as described above under “Escrows and Reserves”, (iv) to make payments into the TI/LC reserve as described above under “Escrows and Reserves”, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for approved additional operating expenses approved by the lender, and (vi) to pay any remainder, (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, into the special rollover reserve as described above under “Escrows and Reserves” and (b) otherwise, into the cash collateral reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018–H4	Sheffield Office Park

Additional Secured Indebtedness (not including trade debts). None

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Sheffield Office Park Borrower is permitted to obtain one or more partial releases of three vacant release parcels after the date that is two years from the closing date of the MSC 2018-H4 securitization transaction subject to, among other things (i) no event of default is continuing, (ii) no Cash Management Period exists, (iii) the Sheffield Office Park Borrower has defeased an amount equal to the Release Price (as defined below), (iv) the loan-to-value ratio following release is not greater than the lesser of (a) 60.6% or (b) the loan-to-value ratio prior to such release, (v) the debt yield is not less than the greater of (a) the debt yield prior to the such release and (b) 9.95% and (vi) satisfaction of customary REMIC requirements. One of the vacant release parcels is in the northeast perimeter of the Sheffield Office Park Property, while the other two release parcels are located adjacent to each other on the southwest perimeter of the Sheffield Office Park Property.

The “Release Price” means for each vacant release parcel is an amount equal to (a) if the applicable outparcel release is effected prior to Leo Burnett Detroit’s early termination option (see above) (without Leo Burnett Detroit having entered into an extension of the Leo Burnett Detroit lease for at least five years beyond its current expiration date), $750,000, of which $500,000 will be subject to partial defeasance and $250,000 will be deposited into the TI/LC reserve account or (b) if the applicable outparcel release is effected after Leo Burnett Detroit has extended the Leo Burnett Detroit Lease for at least five years beyond its current expiration date, $500,000 of which will be subject to partial defeasance.

Terrorism Insurance. The Sheffield Office Park Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Sheffield Office Park Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

Mortgage Loan No. 9 – Extended Stay America Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

Mortgage Loan No. 9 – Extended Stay America Portfolio

Lake Erie
Lakewood
CLEVELAND
Cleveland Heights
Parma
North Royalton
Strongsville
Brunswick
Medina
Hudson
Streetsboro
Cuyahoga Falls
AKRON
Tallmadge

Lake Michigan
Algonquin
Palatine
Elgin
Schaumburg
St. Charles
Wheaton
Aurora
Naperville
Woodridge
Bolingbrook
Berwyn
Cicero
CHICAGO
Evanston

CHATTANOOGA
CHARLOTTE
Greenville
Roswell
Athens
Decatur
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
LaGrange
MACON
COLUMBUS
GEORGIA
SAVANNAH
Albany
FLORIDA
TALLAHASSEE
JACKSONVILLE

Extended Stay America Portfolio	
1 ESA Cleveland Brooklyn	Brooklyn, OH
2 ESA Cleveland Beachwood South	Beachwood, OH
3 ESA Schaumburg I-90	Schaumburg, IL
4 ESA Macon North	Macon, GA
5 ESA Cleveland Airport North Olmsted	North Olmsted, OH
6 ESA Columbus Bradley Park	Columbus, GA
7 ESA Cleveland Great Northern Mall	North Olmsted, OH
8 ESA Columbus Airport	Columbus, GA
9 ESA Cleveland Middleburg Heights	Middleburg Heights, OH
10 ESA Cleveland Westlake	Westlake, OH
11 ESA Akron Copley East	Copley, OH
12 ESA Akron Copley West	Copley, OH
13 ESA Chicago Woodfield Mall	Schaumburg, IL
14 ESA Schaumburg Convention Center	Schaumburg, IL

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

Mortgage Loan No. 9 – Extended Stay America Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$26,400,000			Location:	Various
Cut-off Date Balance:	$26,400,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Extended Stay
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	SRE Opportunity Fund III, L.P.			Year Built/Renovated:	Various/Various
Mortgage Rate:	5.2710%			Size:	1,385 Rooms
Note Date:	11/15/2018			Cut-off Date Balance per Room:	$19,061
First Payment Date:	1/1/2019			Maturity Date Balance per Room:	$18,564
Maturity Date:	12/1/2023			Property Manager:	Sandpiper Property Management, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$4,378,783
Seasoning:	0 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions:	LO (24); DEF (30); O (6)			UW NOI Debt Yield at Maturity:	17.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.62x (IO) 2.11x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$4,855,909 (10/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$4,092,105 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	$5,099,050 (12/31/2016)
Reserves(1)				Most Recent Occupancy:	62.9% (10/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	59.7% (12/31/2017)
RE Tax:	$688,354	$139,745	N/A	3rd Most Recent Occupancy:	62.1% (12/31/2016)
Insurance:	$72,060	$36,030	N/A	Appraised Value (as of):	$45,550,000 (October 2018)
FF&E Reserve:	$56,031	$56,031	N/A	Cut-off Date LTV Ratio:	58.0%
PIP Reserve:	$1,411,334	Springing	N/A	Maturity Date LTV Ratio:	56.4%
Capital Improvement:	$902,500	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,400,000	60.5%	Purchase Price:	$37,890,000	86.8%
Borrower Equity:	$17,245,061	39.5%	Reserves:	$3,130,279	7.2%
			Closing Costs:	$2,624,782	6.0%
Total Sources:	$43,645,061	100.0%	Total Uses:	$43,645,061	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the significant economic impact of the 2016 Republican National Convention (“RNC”) in the Cleveland, Ohio metropolitan area, where six of the Extended Stay America Portfolio Properties (52.0% of the allocated loan amount and 41.9% of total rooms) are located. The economic impact, and corresponding room night demand, of the RNC was primarily felt during the event, which took place in July 2016; however, the preparation of the city for the RNC, including construction and improvements to the city’s public spaces, also provided an increase to the overall hotel room demand for the market in the several months leading up to the RNC.

The Mortgage Loan. The ninth largest mortgage loan (the “Extended Stay America Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,400,000 and secured by a first priority fee mortgage encumbering a portfolio of 14 hospitality properties located in Ohio, Georgia and Illinois (the “Extended Stay America Portfolio Properties”). Proceeds of the Extended Stay America Portfolio Mortgage Loan, along with approximately $17.2 million of borrower equity, were used to acquire the Extended Stay America Portfolio Properties for approximately $37.9 million, fund reserves and pay closing costs.

The Borrowers and the Sponsor. The borrowers consist of 14 Delaware limited liability companies, each structured to be bankruptcy-remote with two independent directors (individually and collectively, the “Extended Stay America Portfolio Borrowers”). The borrower sponsor and non-recourse carveout guarantor is SRE Opportunity Fund III, L.P., a real estate investment fund established by Singerman Real Estate, LLC (“SRE”) in 2017. SRE is a Chicago-based real estate investment firm led by Seth Singerman, formerly a Managing Director at GEM Realty Capital prior to founding SRE in 2010. Since formation, SRE has sourced and executed, with partners, over $1.8 billion of investments nationwide. The fund is capitalized primarily by endowments, foundations, public pensions, corporate pensions, large family offices and money management firms.

The Properties. The Extended Stay America Portfolio Properties consist of 14 extended stay hotels, which were built between 1996 and 2002 and contain a total of 1,385 rooms. All 14 of the Extended Stay America Portfolio Properties have undergone renovations in the last five years, with the cost of all capital improvements since 2013 totaling approximately $20.6 million (approximately $14,891 per room). As of October 31, 2018, the Extended Stay America Portfolio Properties reported a weighted average occupancy rate of 62.9%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

The Extended Stay America Portfolio Properties are all Extended Stay America flagged hotels, subject to newly executed 20-year franchise agreements with ESH Strategies Franchise LLC, an affiliate of the seller, expiring November 14, 2038. Extended Stay America is the largest brand in the mid-priced extended stay hotel segment, owning and operating 625 hotels in the United States with more than 69,000 rooms. Extended Stay America employs approximately 10,000 employees across its hotel properties and corporate headquarters. All suites under the Extended Stay America brand come equipped with a full-size kitchen and free in-room Wi-Fi, while all hotels offer free grab-and-go breakfast, on-site laundry facilities, pet friendly accommodations, and at select locations, pools and fitness centers.

The following table presents certain information relating to the Extended Stay America Portfolio Properties:

Extended Stay America Portfolio Properties Summary
Property	Year Built/ Renovated	No. of Rooms	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW Net Cash Flow	Allocated Cut-off Date LTV Ratio	TTM Occupancy(1)	TTM RevPAR Penetration(2)
ESA Cleveland Brooklyn	1999/2015	104	$3,483,769	13.2%	$4,900,000	$572,399	71.1%	74.1%	78.7%
ESA Cleveland Beachwood South	2002/2015	113	$2,821,853	10.7%	$4,000,000	$360,715	70.5%	56.9%	55.7%
ESA Schaumburg I-90	2002/2012-2013	128	$2,707,810	10.3%	$4,200,000	$261,153	64.5%	60.5%	97.1%
ESA Macon North	1998/2017	73	$2,631,623	10.0%	$4,075,000	$409,063	64.6%	85.7%	128.4%
ESA Cleveland Airport North Olmsted	1998/2016	127	$2,332,581	8.8%	$3,450,000	$367,859	67.6%	62.1%	87.2%
ESA Columbus Bradley Park	2000/2017	92	$2,100,713	8.0%	$3,250,000	$271,855	64.6%	61.5%	112.6%
ESA Cleveland Great Northern Mall	1997/2016	92	$2,015,376	7.6%	$3,250,000	$331,127	62.0%	73.4%	103.1%
ESA Columbus Airport	1997/2017	108	$1,908,267	7.2%	$3,225,000	$306,222	59.2%	61.5%	112.9%
ESA Cleveland Middleburg Heights	1997/2016	71	$1,678,783	6.4%	$3,000,000	$257,574	56.0%	77.3%	119.5%
ESA Cleveland Westlake	1997/2016	73	$1,387,649	5.3%	$2,300,000	$212,859	60.3%	66.3%	111.6%
ESA Akron Copley East	1997/2016	95	$1,149,644	4.4%	$2,000,000	$127,856	57.5%	45.1%	87.6%
ESA Akron Copley West	1996/2016	70	$1,010,293	3.8%	$1,700,000	$112,986	59.4%	54.7%	115.1%
ESA Chicago Woodfield Mall	1999/2012-2013	103	$787,250	3.0%	$3,100,000	$58,310	25.4%	58.5%	80.2%
ESA Schaumburg Convention Center	1997/2016	136	$384,390	1.5%	$3,100,000	$46,804	12.4%	55.4%	88.3%
Total/Wtd. Avg.		1,385	$26,400,000	100.0%	$45,550,000	$3,696,783	58.0%	62.9%	91.5%

(1)	TTM Occupancy is as of October 31, 2018.

(2)	TTM RevPAR Penetration is based on operating statements as of October 31, 2018 provided by the Extended Stay America Portfolio Borrowers and competitive set data provided from a third-party hospitality research report. The Extended Stay America Portfolio Total/Wtd. Avg. is weighted based on total room count.

ESA Cleveland Brooklyn

The ESA Cleveland Brooklyn property is a 104-room, three-story, extended stay hotel located in the Cleveland, Ohio suburb of Brooklyn, Ohio. The ESA Cleveland Brooklyn property is situated on a 2.03-acre parcel and contains 118 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The ESA Cleveland Brooklyn property was constructed in 1999, with a renovation in 2015 that included updates to flooring, landscaping, countertops, painting and FF&E at a cost of approximately $894,221 ($8,598 per room). Amenities at the ESA Cleveland Brooklyn property include guest laundry facilities, free Wi-Fi, and free grab-and-go breakfast. The ESA Cleveland Brooklyn property guestroom configuration includes two king rooms, 25 double-queen rooms and 77 single-queen rooms. The interior room furnishings include a flat panel television, desk with chair, and full kitchenettes.

ESA Cleveland Beachwood South

The ESA Cleveland Beachwood South property is a 113-room, three-story, extended stay hotel located in the Cleveland, Ohio suburb of Beachwood, Ohio. The ESA Cleveland Beachwood South property is situated on a 2.79-acre parcel and contains 118 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The ESA Cleveland Beachwood South property was constructed in 2002 and renovated in 2015 at a cost of approximately $1.1 million ($9,500 per room). Amenities at the ESA Cleveland Beachwood South property include guest laundry facilities, free Wi-Fi, and free grab-and-go breakfast. The ESA Cleveland Beachwood South property guestroom configuration includes four king rooms, 70 double-queen rooms and 39 single-queen rooms. The interior room furnishings include a flat panel television, desk with chair, and full kitchenettes.

ESA Schaumburg I-90

The ESA Schaumburg I-90 property is a 128-room, three-story, extended stay hotel located in the Chicago, Illinois suburb of Schaumburg, Illinois. The ESA Schaumburg I-90 property is situated on a 4.26-acre parcel and contains 145 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The ESA Schaumburg I-90 property was constructed in 2002, with a renovation of soft goods in the guest rooms between 2012 and 2013 at a cost of approximately $993,431 ($7,761 per room). Amenities at the ESA Schaumburg I-90 property include guest laundry facilities, free Wi-Fi, and free grab-and-go breakfast. The ESA Schaumburg I-90 property guestroom configuration includes 12 king rooms, two king suites, 72 queen rooms, 12 deluxe queen rooms, 23 double-double rooms, and seven handicap accessible rooms. The interior room furnishings include a television, desk with chair, and full kitchenettes.

ESA Macon North

The ESA Macon North property is a 73-room, three-story, extended stay hotel located in Macon, Georgia. The ESA Macon North property is situated on a 2.27-acre parcel and contains 80 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The ESA Macon North property was constructed in 1998, with a renovation of the guest rooms in 2017 that included soft goods, case goods, new carpet, and painting at a total cost of approximately $808,460 ($11,075 per room). Amenities at the ESA Macon North property include a swimming pool, a fitness center, guest laundry facilities, free Wi-Fi, and free grab-and-go breakfast. The ESA Macon North property guestroom configuration includes 66 single-queen rooms, one double-queen room, and six double-double rooms. The interior room furnishings include a flat panel television, desk with chair, and full kitchenettes in all rooms, with some larger rooms including dishwashers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

2017 Accommodated Room Night Demand
Property Name	Transient	Meeting/Group	Extended Stay
ESA Cleveland Brooklyn	45%	5%	50%
ESA Cleveland Beachwood South	25%	5%	70%
ESA Schaumburg I-90	40%	5%	55%
ESA Macon North	50%	10%	40%
ESA Cleveland Airport North Olmsted	40%	10%	50%
ESA Columbus Bradley Park	60%	10%	30%
ESA Cleveland Great Northern Mall	85%	0%	15%
ESA Columbus Airport	60%	10%	30%
ESA Cleveland Middleburg Heights	40%	10%	50%
ESA Cleveland Westlake	40%	0%	60%
ESA Akron Copley East	40%	10%	50%
ESA Akron Copley West	40%	10%	50%
ESA Chicago Woodfield Mall	40%	5%	55%
ESA Schaumburg Convention Center	45%	5%	50%

Source: Appraisals.

The Markets.

The Extended Stay America Portfolio Properties have locations across five markets in Ohio (63.4% of the underwritten net cash flow), Georgia (26.7% of the underwritten net cash flow), and Illinois (9.9% of the underwritten net cash flow), with no individual property accounting for more than 9.8% of total rooms or 15.5% of underwritten net cash flow. Six properties, representing 56.9% of the underwritten net cash flow, are located within various suburbs of Cleveland, Ohio. Two properties, representing 15.6% of the underwritten net cash flow, are located in Columbus, Georgia. Three properties, representing 9.9% of the underwritten net cash flow, are located in Schaumburg, Illinois. Of the remaining three properties, one is located in Macon, Georgia (11.1% of the underwritten net cash flow) and two are located in the Akron, Ohio metropolitan area (6.5% of the underwritten net cash flow).

Cleveland, Ohio

Six of the Extended Stay America Portfolio Properties are located in the Cleveland suburbs of Brooklyn, Beachwood, North Olmsted, Middleburg Heights, and Westlake, Ohio. All six properties are located within 12 miles of the Cleveland central business district, with five located on the west or southwest side of the city and one located to the east. According to the appraisal, the Cleveland-Elyria, Ohio metropolitan statistical area (“Cleveland MSA”) has a 2018 population of approximately 2.1 million and median household income of approximately $54,018. Major industries contributing to the Cleveland MSA’s economy are health care, manufacturing, and retail trade, with some of the top employers for Cuyahoga County including Cleveland Clinic (32,251 employees), University Hospitals (14,518 employees), the United States Office of Personnel Management (11,254 employees), and Progressive Corporation (8,379 employees).

Columbus, Georgia

The ESA Columbus Bradley Park and ESA Columbus Airport properties are located in the Columbus, GA-AL metropolitan statistical area, which has a 2018 population of approximately 307,546 and a median household income of $46,625, according to the appraisal. The local economy is largely supported by industries that include health care, retail trade, and accommodation and food services. Additionally, Fort Benning United States Army base, located in southeast Columbus, employs approximately 40,000 people and supports more than 120,000 service members and families. Fort Benning is within 16 miles of both the ESA Columbus Bradley Park property and ESA Columbus Airport property. Columbus is home to several large financial services companies, including AFLAC and Synovus.

Chicago, Illinois

The ESA Schaumburg I-90, ESA Chicago Woodfield Mall and ESA Schaumburg Convention Center properties are located in Schaumburg, Cook County, Illinois, approximately 30 miles northwest of Chicago, the third largest hotel market in the United States. According to the appraisal, Cook County has a 2017 population of approximately 5.2 million. The Chicago metropolitan area is a large and diversified economy, with no major concentration in any single industry. Per the appraisal, Schaumburg is the commercial center of the northwest Chicago suburbs, with approximately 9.5 million SF of commercial space, 12.0 million SF of office space, and 13.5 million SF of industrial space. O’Hare International Airport, one of the world’s busiest airports servicing approximately 79.8 million passengers in 2017, is located approximately 11 miles southeast of Schaumburg. In addition to 15 major public and private universities located in Chicago, a number of liberal arts colleges and universities, satellite campuses, and an extensive community college system are also dispersed throughout the surrounding suburban areas.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

The following table presents certain information relating to the Extended Stay America Portfolio Properties historical occupancy, ADR and RevPAR:

Extended Stay America Portfolio Historical Occupancy, ADR and RevPAR(1)(2)
	Competitive Set			Extended Stay America Portfolio(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	56.3%	$65.14	$37.18	61.3%	$51.53	$31.59	109.0%	79.1%	85.0%
2016	53.7%	$67.22	$36.56	62.1%	$53.49	$33.23	115.7%	79.6%	90.9%
2017	51.0%	$64.07	$32.84	59.7%	$50.94	$30.43	117.1%	79.5%	92.7%
10/31/2018 TTM	54.4%	$65.22	$36.08	62.9%	$52.51	$33.02	115.5%	80.5%	91.5%

Source: Industry Reports

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Extended Stay America Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The 2015-2017 periods are for the trailing 12-month period ending in December. Portfolio level statistics are weighted based on total room count.

(3)	Information obtained from the underwriting file, which is based on the Extended Stay America Portfolio Borrowers’ financials.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Extended Stay America Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	10/31/2018 TTM	UW	UW per Room
Occupancy	61.3%	62.1%	59.7%	62.9%	62.9%
ADR	$51.53	$53.49	$50.94	$52.51	$52.51
RevPAR	$31.59	$33.23	$30.43	$33.02	$33.02

Rooms Revenue(1)	$15,968,729	$16,843,074	$15,383,720	$16,691,318	$16,691,318	$12,051
Other Income	$257,940	$308,821	$329,565	$358,690	$358,690	$259
Total Revenue	$16,226,670	$17,151,895	$15,713,285	$17,050,007	$17,050,007	$12,310
Total Expenses	$11,560,066	$12,052,845	$11,621,180	$12,194,098	$12,671,224	$9,149
Net Operating Income	$4,666,604	$5,099,050	$4,092,105	$4,855,909	$4,378,783	$3,162
FF&E	$659,994	$696,957	$639,006	$682,003	$682,000	$492
Net Cash Flow	$4,006,609	$4,402,093	$3,453,099	$4,173,906	$3,696,783	$2,669

NOI DSCR (IO)	3.31x	3.61x	2.90x	3.44x	3.10x
NOI DSCR (P&I)	2.66x	2.91x	2.33x	2.77x	2.50x
NCF DSCR (IO)	2.84x	3.12x	2.45x	2.96x	2.62x
NCF DSCR (P&I)	2.28x	2.51x	1.97x	2.38x	2.11x
NOI Debt Yield	17.7%	19.3%	15.5%	18.4%	16.6%
NCF Debt Yield	15.2%	16.7%	13.1%	15.8%	14.0%

(1)	The increase in Room Revenue from 2015 to 2016 followed by the subsequent decrease in 2017 is primarily attributable to the significant economic impact of the 2016 Republican National Convention (“RNC”) on the Cleveland, Ohio metropolitan area, where six of the Extended Stay America Portfolio Properties (52.0% of the allocated loan amount and 41.9% of total rooms) are located. The economic impact, and corresponding room night demand, of the RNC was primarily felt during the event, which took place in July 2016; however, the preparation of the city for the RNC, including construction and improvements to the city’s public spaces, also provided an increase to the overall hotel room demand for the market in the several months leading up to the RNC. According to a third party research report, average daily rates for hotels in the Cleveland area more than doubled from 2015 to 2016 and nearly 33,000 convention attendees and other visitors accounted for an estimated 104,000 additional room nights during the convention.

Escrows and Reserves. At origination, the Extended Stay America Portfolio Borrowers deposited (i) $688,354 into a real estate tax escrow, (ii) $72,060 into an insurance reserve, (iii) $56,031 into an FF&E reserve, (iv) $1,411,334 into a PIP reserve, and (v) $902,500 into a capital improvement reserve. On a monthly basis the Extended Stay America Portfolio Borrowers are required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $139,745, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $36,030, (iii) an amount equal to 1/12 of 4.0% of total gross income from operations at the Extended Stay America Portfolio Properties for the immediately preceding calendar year, which currently equates to $56,031. During the term of the Extended Stay America Portfolio Mortgage Loan, the Extended Stay America Portfolio Borrowers shall be required to deposit into a future PIP reserve or deliver to the lender a letter of credit in an amount equal to 100% of the estimated cost of any property improvement plan required under the franchise agreements.

Lockbox and Cash Management. The Extended Stay America Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the Extended Stay America Portfolio Borrowers and operating tenants were required to deliver written instructions to credit card companies to deposit all revenues into the lockbox accounts controlled by the lender. Notwithstanding the foregoing, the Extended Stay America Portfolio Borrowers and operating tenants are required to, and operating tenants are required to cause the property manager to, deposit all revenues received into the lockbox accounts on a weekly basis. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox accounts will be swept daily into an account controlled by the Extended Stay America Portfolio Borrowers. Upon the occurrence and continuance of a Cash Sweep Period under clause (iv), (v) or (vi) of the definition thereof below, all sums on deposit in the lockbox accounts are required to be swept on a daily basis into a cash management account under the control of the lender and applied and disbursed in accordance with the Extended Stay America Portfolio Mortgage Loan documents, with all excess cash required to be deposited in an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period. Upon the occurrence and continuance of a Cash Sweep Period under clause (i), (ii) or (iii) of the definition thereof below, all sums on deposit in the lockbox accounts are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by the lender in such order and priority as the lender determines.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Extended Stay America Portfolio

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the Extended Stay America Portfolio Borrowers, borrower principal, operating tenant, or operating tenant principal (in no event will a Cash Sweep Period due to a bankruptcy action of the Extended Stay America Portfolio Borrowers, borrower principal, operating tenant, or operating tenant principal be cured);

(iii)	the occurrence of any bankruptcy action of the property manager that is an affiliate of Extended Stay America Portfolio Borrowers or operating tenant unless (i) such bankruptcy action is dismissed within 60 days or (ii) the property manager is replaced with a qualified manager under a replacement management agreement within 60 days and will continue until the manager is replaced with a qualified manager under a replacement management agreement;

(iv)	the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.40x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.40x (amortizing) for two consecutive calendar quarters;

(v)	the occurrence of an event of default under any franchise agreement and such default results in (or has resulted in) the accrual of a right to terminate the franchise agreement (subject to any notice and cure right provided to the related Extended Stay America Portfolio Borrowers and/or operating tenants in the franchise agreement or by the franchisor in any written notice of such default) and has not (i) been previously waived in writing by the franchisor or (ii) been made the subject of a written forbearance agreement entered into by the franchisor pursuant to which any such forbearance is still in effect and will continue until (so long as no event of default has occurred or is continuing and no other Cash Sweep Period has occurred or is continuing) the related Extended Stay America Portfolio Borrowers or operating tenants (a) cure such default or the franchisor under the applicable franchise agreement waives such default in writing and (b) deliver to the lender the franchisor’s written agreement or written notice from the franchisor confirming that such default has been cured or waived;

(vi)	without the prior written consent of the lender, any termination, modification or amendment of any franchise agreement or any replacement franchise agreement in violation of the terms of the related Extended Stay America Portfolio Mortgage Loan documents and will continue until the related Extended Stay America Portfolio Borrowers or operating tenants, as applicable, either (i) renew the term of the applicable franchise agreement or amend the terms thereof upon terms acceptable to the lender in its reasonable discretion or (ii) replace the applicable franchise agreement with an acceptable replacement franchise agreement as defined in the Extended Stay America Portfolio Mortgage Loan documents; or

(vi)	the Extended Stay America Portfolio Borrowers or operating tenants entering into any replacement for any then-existing franchise agreement without the prior written consent of the lender in violation of the terms of the related Extended Stay America Portfolio Mortgage Loan documents and will continue until the related Extended Stay America Portfolio Borrowers or operating tenants, as applicable, either (i) renew the term of the applicable franchise agreement or amend the terms thereof upon terms acceptable to the lender in its reasonable discretion or (ii) replace the applicable franchise agreement with an acceptable replacement franchise agreement as defined in the Extended Stay America Portfolio Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the Extended Stay America Portfolio Borrowers may obtain the release of one or more of the Extended Stay America Portfolio Properties, provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the release is permitted under REMIC requirements in effect at the time of such release and the Extended Stay America Portfolio Borrowers, if required by the lender, deliver a REMIC opinion to that effect, (iii) the Extended Stay America Portfolio Borrowers defease a portion of the Extended Stay America Portfolio Mortgage Loan equal to either (a) if the outstanding principal balance of the Extended Stay America Portfolio Mortgage Loan is equal to or greater than $21,120,000, 115% of the allocated loan amount of the property being released or (b) if the outstanding principal balance of the Extended Stay America Portfolio Mortgage Loan is less than $21,120,000, 120% of the allocated loan amount of the property being released; and (iv) the amortizing debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than 2.11x.

Terrorism Insurance. The Extended Stay America Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and as long as the TRIPRA or its equivalent is still in effect or similar coverage is available as commercially reasonable rates, business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Extended Stay America Portfolio Properties and business interruption insurance of at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	SVEA Texas Agency Portfolio

Mortgage Loan No. 10 – SVEA Texas Agency Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

Mortgage Loan No. 10 – SVEA Texas Agency Portfolio

Colorado Springs
Pueblo
Durango
COLORADO
Trinidad
Dodge City
KANSAS
Liberal
Topeka
Wichita
MO
Springfield
Joplin
Carson Natl. Forest
Santa Fe
ALBUQUERQUE
NEW MEXICO
Dalhart
Amarillo
Woodward
TULSA
Fayetteville
OKLAHOMA CITY
Norman
Ft. Smith
Ouachita Natl. Forest
AR
OKLAHOMA
Childress
Wichita Falls
Red River
Sulphur Springs
Denton
Lubbock
Roswell
Lincoln Natl. Forest
Las Cruces
CARLSBAD CAVERNS NATL. PARK
Hobbs
EL PASO
Midland
FT. WORTH
Weatherford
DALLAS
Longview
Abilene
GUADALUPE MTS. NATL. PARK
Odessa
TEXAS
Waco
Jacksonville
Palestine
LA
Groesbeck
San Angelo
Temple
Rio Grande
Davis Mts. State Park
Alpine
Huntsville
Conroe
AUSTIN
College Station
San Marcos
BIG BEND NATIONAL PARK
Del Rio
SAN ANTONIO
Port Arthur
Rosenberg
HOUSTON
CHIHUAHUA
Pearsall
Victoria
Corpus Christi
Laredo
MEXICO
Gulf of Mexico
McAllen
MONTERREY
Brownsville

SVEA Texas Agency Portfolio

1 Abilene	Abilene, TX	11 Rosenberg	Rosenberg, TX
2 Longview	Longview, TX	12 Palestine	Palestine, TX
3 Pearsall	Pearsall, TX	13 Temple	Temple, TX
4 San Marcos - Dutton	San Marcos, TX	14 San Angelo	San Angelo, TX
5 Sulphur Springs	Sulphur Springs, TX	15 Conroe	Conroe, TX
6 Waco	Waco, TX	16 Jacksonville	Jacksonville, TX
7 Weatherford	Weatherford, TX	17 Groesbeck	Groesbeck, TX
8 Round Rock	Round Rock, TX	18 Jensen Drive	Houston, TX
9 Huntsville	Huntsville, TX	19 Mathis Church Road	Houston, TX
10 San Marcos - OAG	San Marcos, TX	20 Midland Flower	Midland, TX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

Mortgage Loan No. 10 – SVEA Texas Agency Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF		Single Asset/Portfolio:	Portfolio
Original Balance:		$26,100,000		Location:	Various, TX
Cut-off Date Balance:		$26,100,000		General Property Type(3):	Various
% of Initial Pool Balance:		3.3%		Detailed Property Type:	Various
Loan Purpose(1):		Acquisition/Recapitalization		Title Vesting:	Fee
Sponsors:		Harry J. Kuper Jr.; Mikael Andersson		Year Built/Renovated:	Various/Various
Mortgage Rate:		5.0450%		Size:	266,088 SF
Note Date:		11/21/2018		Cut-off Date Balance per SF:	$98
First Payment Date:		1/6/2019		Maturity Date Balance per SF:	$91
Maturity Date:		12/6/2028		Property Manager(4):	SVEA Management LLC (borrower- related); Falls Capital, Inc.
Original Term to Maturity:		120 months
Original Amortization Term:		360 months
IO Period:		60 months
Seasoning:		0 months		Underwriting and Financial Information
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NOI:	$2,950,859
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield:	11.3%
Additional Debt Type:		N/A		UW NOI Debt Yield at Maturity:	12.2%
Additional Debt Balance:		N/A		UW NCF DSCR:	1.95x (IO) 1.54x (P&I)
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$3,032,162 (Various)
Reserves(2)				2nd Most Recent NOI(5):	$2,816,553 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$2,242,564 (12/31/2016)
RE Tax:	$0	$44,387	N/A	Most Recent Occupancy:	95.9% (Various)
Insurance:	$23,387	$7,796	N/A	2nd Most Recent Occupancy(5):	96.0% (12/31/2017)
Recurring Replacements:	$0	$3,326	N/A	3rd Most Recent Occupancy(6):	96.0% (12/31/2016)
TI/LC:	$0	$25,500	$750,000	Appraised Value (as of)(7):	$40,400,000 (10/12/2018)
Deferred Maintenance:	$80,229	$0	N/A	Cut-off Date LTV Ratio:	64.6%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio:	59.7%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,100,000	66.2%	Purchase Price:	$30,743,320	78.0%
Borrower Equity:	$13,306,585	33.8%	Recapitalization:	$7,279,354	18.5%
			Closing Costs:	$1,280,296	3.2%
			Reserves:	$103,616	0.3%
Total Sources:	$39,406,585	100.0%	Total Uses:	$39,406,585	100.0%

(1)	Loan proceeds were used to acquire 17 of the 20 SVEA Texas Agency Portfolio Properties (together, the “2018 Acquisition Properties”) and provide initial financing on three properties (Midland Flower, Jensen Drive and Mathis Church Road) that were owned by the borrower sponsor unencumbered (together, the “2017 Acquisition Properties”). The Purchase Price represents the total purchase price for the 2018 Acquisition Properties. The recapitalization amount represents the total purchase price for the 2017 Acquisition Properties. The Jensen Drive and Mathis Church Road properties were purchased unencumbered in May 2017 for approximately $6.1 million and the Midland Flower property was purchased unencumbered in March 2017 for approximately $1.2 million. The Borrower Equity shown herein includes both the original cash equity provided by the borrower sponsor on the 2017 Acquisition Properties and new cash equity on the 2018 Acquisition Properties. The borrower sponsor’s total cost basis is approximately $39.4 million.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	The SVEA Texas Agency Portfolio Properties (as defined below) are comprised of 19 office properties and one industrial property. See “The Properties” below.

(4)	Falls Capital, Inc. is the current property manager for the 2018 Acquisition Properties. The Falls Capital, Inc. management agreement will expire on December 18, 2018 and will automatically extend on a monthly basis until either party terminates it by providing 30 days written notice to the other party. It is expected that the management agreement with Falls Capital, Inc. will not be renewed and SVEA Management LLC, an affiliate of the SVEA Texas Agency Portfolio Borrower (as defined below), will manage all 20 properties upon expiration of the management agreement with Falls Capital, Inc.

(5)	The 2nd Most Recent NOI and 2nd Most Recent Occupancy do not include cash flows or occupancies for the Conroe and Jacksonville properties as they were not available because they were built in 2017.

(6)	The 3rd Most Recent NOI and 3rd Most Recent Occupancy do not include cash flows or occupancies for the Conroe, San Angelo and Jacksonville properties because they were built in 2017. In addition, the 3rd Most Recent NOI and 3rd Most Recent Occupancy do not include cash flows and occupancies for the Mathis Church Road, Jensen Drive and Midland Flower properties because they were acquired by the borrower sponsor in 2017 and 2016 cash flows were not available.

(7)	The portfolio appraisal provided a bulk value for the SVEA Texas Agency Portfolio Properties of $40,400,000, which includes a portfolio premium of $2,640,000 over the aggregate “as is” appraised values for the individual SVEA Texas Agency Portfolio Properties. The aggregate of the “as is” appraised values for the individual SVEA Texas Agency Portfolio Properties is $37,760,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 69.1% and 63.9%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

The Mortgage Loan. The tenth largest mortgage loan (the “SVEA Texas Agency Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,100,000 and secured by first priority fee mortgages on a portfolio of office and industrial buildings located in Texas comprised of 266,088 SF (the “SVEA Texas Agency Portfolio Properties”). Proceeds from the SVEA Texas Agency Portfolio Mortgage Loan and borrower equity in the amount of $13,306,585, were used to acquire the 2018 Acquisition Properties and provide initial financing for the 2017 Acquisition Properties, pay closing costs and fund reserves.

The Borrower and the Sponsors. The borrower is SVEA Industrial VI LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote, with one independent director in its organizational structure (the “SVEA Texas Agency Portfolio Borrower”). The SVEA Texas Agency Portfolio Borrower is indirectly owned by Mikael Andersson, owning 100.0% of the capital interest. However, the SVEA Texas Agency Portfolio Borrower’s profits are allocated 80% indirectly to Mikael Andersson and 20% to Harry J. Kuper Jr.

The borrower sponsors are Mikael Andersson and Harry J. Kuper Jr. and the non-recourse carveout guarantor is SVEA Real Estate Group, LLC, a Delaware limited liability company, which is 100.0% indirectly owned by Mikael Andersson. Mikael Andersson is a Swedish citizen who is the founder of Kvalitena AB, a Swedish real estate investment firm with over $850.0 million in holdings, of which $360.0 million is held in the United States. Mikael Andersson’s holdings are controlled through a Dutch entity, Dorco International B.V., which has an approximate net worth of $214.0 million. SVEA Real Estate Group, LLC is indirectly owned by Dorco International B.V. Harry J. Kuper Jr. is the senior vice-president of SVEA Real Estate Group, LLC. Prior to joining SVEA Real Estate Group, LLC, Harry J. Kuper Jr. worked in the construction industry as a project manager for Fort Construction, LP with a focus on retail and multi-story office development as well as residential construction projects for Meritage Homes. Harry J. Kuper Jr. is the United States manager of Mikael Andersson’s United States real estate holdings. Absent the lender’s consent, the SVEA Texas Agency Portfolio Borrower is required to be owned at least 51% as well as controlled by Mikael Andersson and Harry J. Kuper Jr.

The Properties. The SVEA Texas Agency Portfolio Properties are comprised of 19 office properties and one industrial property located in various locations across Texas. Thirteen of the properties are located within the Texas Triangle area bounded by the four major metro areas of Texas (Houston, Dallas-Fort Worth, San Antonio and Austin) and connected by Interstate 45, Interstate 10 and Interstate 35. As of October 2018 and December 2018, the SVEA Texas Agency Portfolio Properties were 95.9% occupied. Of the 20 properties, 16 properties totaling 208,595 SF representing 78.4% of the net rentable area were built-to-suit for and are leased to the State of Texas (rated AAA/Aaa by Fitch/Moody’s) for office uses by various state agencies. The improvements consist of 19 single-story properties and one, two-story property ranging in size from 2,982 SF to 28,765 SF and were built between 1983 and 2017. Approximately $647,500 was invested in upgrades to eight properties since 2015 by the previous owner.

The SVEA Texas Agency Portfolio Properties have maintained an average occupancy of greater than 93.0% for the past ten years. The leases with the State of Texas are all individual leases and no single lease accounts for more than 8.7% of the net rentable area. Including the State of Texas, DaVita Dialysis and Flowers Baking Co. of El Paso, approximately 90.7% of the net rentable area and 94.1% of the underwritten base rent are leased to investment grade tenants. Seventeen of the 25 leases in the SVEA Texas Agency Portfolio Properties totaling 57.4% of the occupied space and 60.1% of the unwritten base rent were executed new or renewal leases since the beginning of 2015. Recent leasing during the last 12 months includes new 10-year leases with the State of Texas in Jacksonville, Conroe and Sulphur Springs, a 5-year renewal with the State of Texas at Waco, and a 2-year renewal with Hayes Caldwell at San Marcos-Dutton.

The following table presents detailed information with respect to the tenancy of each of the SVEA Texas Agency Portfolio Properties.

SVEA Texas Agency Portfolio Properties Summary
Property Name	Location	Property Type/ Subtype	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
Mathis Church Road	Houston, TX	Office/Medical	2007/N/A	14,450	$2,786,400	10.7%	$3,870,000	$271,923
Round Rock	Round Rock, TX	Office/Single Tenant	2010/N/A	20,582	$2,783,705	10.7%	$3,710,000	$304,600
San Marcos - OAG	San Marcos, TX	Office/Single Tenant	2014/N/A	16,422	$2,087,800	8.0%	$2,860,000	$215,346
Conroe	Conroe, TX	Office/Single Tenant	2017/N/A	8,864	$1,846,900	7.1%	$2,530,000	$177,276
San Marcos - Dutton	San Marcos, TX	Office/Suburban	1996/1999, 2009	28,542	$1,785,000	6.8%	$2,550,000	$213,267
Jensen Drive	Houston, TX	Office/Single Tenant	2008/N/A	8,690	$1,670,400	6.4%	$2,320,000	$153,355
Sulphur Springs	Sulphur Springs, TX	Office/Suburban	1995/N/A	28,765	$1,452,000	5.6%	$2,420,000	$228,523
Longview	Longview, TX	Office/Single Tenant	1991/2001	20,384	$1,385,731	5.3%	$1,860,000	$164,763
Palestine	Palestine, TX	Office/Single Tenant	2015/N/A	10,463	$1,352,660	5.2%	$1,930,000	$148,612
Huntsville	Huntsville, TX	Office/Single Tenant	2014/N/A	15,326	$1,296,000	5.0%	$2,160,000	$167,872
Temple	Temple, TX	Office/Single Tenant	2016/N/A	7,969	$1,208,220	4.6%	$1,700,000	$130,838
Abilene	Abilene, TX	Office/Single Tenant	1998/N/A	23,165	$1,093,400	4.2%	$1,540,000	$135,945
Waco	Waco, TX	Office/Single Tenant	1994/N/A	12,550	$917,000	3.5%	$1,310,000	$104,960
Rosenberg	Rosenberg, TX	Office/Single Tenant	2015/N/A	7,122	$890,600	3.4%	$1,220,000	$91,744
San Angelo	San Angelo, TX	Office/Single Tenant	2017/N/A	5,171	$824,765	3.2%	$1,160,000	$89,209
Midland Flower	Midland, TX	Industrial/Flex	1983/2015	13,581	$670,000	2.6%	$1,270,000	$82,559
Jacksonville	Jacksonville, TX	Office/Single Tenant	2017/N/A	2,982	$637,000	2.4%	$910,000	$66,602
Weatherford	Weatherford, TX	Office/Suburban	1995/N/A	6,545	$530,656	2.0%	$730,000	$61,474
Pearsall	Pearsall, TX	Office/Single Tenant	1992/2016	9,515	$460,000	1.8%	$1,110,000	$93,395
Groesbeck	Groesbeck, TX	Office/Single Tenant	2013/N/A	5,000	$421,762	1.6%	$600,000	$48,596
Total				266,088	$26,100,000	100.0%	$37,760,000	$2,950,859

(1)	The portfolio appraisal provided a bulk value for the SVEA Texas Agency Portfolio Properties of $40,400,000, which includes a portfolio premium of $2,640,000 over the aggregate of the “as is” appraised values for the individual SVEA Texas Agency Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

The following table presents detailed information with respect to each of the SVEA Texas Agency Portfolio Properties tenancy.

SVEA Texas Agency Portfolio Properties Tenancy
Property Name	Occupancy(1)	Tenant SF	Tenant	Government Branch(2)	Annual UW Rent	Lease Expiration
Mathis Church Road	100.0%	10,450 4,000	DaVita Dialysis Houston Nephrology Group	N/A N/A	$18.86 $23.77	7/31/2024 5/14/2027
Round Rock	100.0%	20,582	State of Texas	HHSC, DARS	$22.93	9/30/2020
San Marcos - OAG	100.0%	16,422	State of Texas	OAG	$23.96	1/31/2025
Conroe	100.0%	8,864	State of Texas	TDCJ	$28.76	11/30/2027
San Marcos - Dutton	82.5%	19,935 3,600	State of Texas Hayes Caldwell CAA	HHSC, DFPS, TWC N/A	$13.55 $14.00	1/31/2022 8/31/2020
Jensen Drive	100.0%	8,690	DaVita Dialysis	N/A	$18.86	7/31/2024
Sulphur Springs	79.3%	21,600 1,220	State of Texas Hanger Prosthetics Physicians	HHSC, DFPS, DSHS N/A	$14.78 $16.72	10/31/2021; 2/28/2029 12/31/2019
Longview	100.0%	20,384	State of Texas	HHSC, DSHS	$14.73	8/31/2021
Palestine	100.0%	10,463	State of Texas	TDCJ	$24.15	12/31/2025
Huntsville	100.0%	15,326	State of Texas	TDCJ	$13.91	8/31/2024
Temple	100.0%	7,969	State of Texas	SWCB	$21.00	6/30/2026
Abilene	100.0%	23,165	State of Texas	DFPS	$9.39	3/31/2021
Waco	100.0%	12,550	State of Texas	DFPS	$14.52	2/28/2024
Rosenberg	100.0%	7,122	State of Texas	TDCJ	$24.61	10/31/2025
San Angelo	100.0%	5,171	State of Texas	TDCJ	$27.73	4/30/2027
Midland Flower	100.0%	13,581	Flowers Baking Co. of El Paso	N/A	$6.45	11/30/2030
Jacksonville	100.0%	2,982	State of Texas	DPS	$29.79	10/31/2027
Weatherford	100.0%	6,545 0	State of Texas Sunbelt Rental - Ground Lease	HHSC, DARS N/A	$18.50 (3)	6/30/2020 6/30/2022
Pearsall	100.0%	9,515	State of Texas	HHSC, DFPS, DSHS	$17.28	8/31/2026
Groesbeck	100.0%	5,000	Limestone County Appraisal District	N/A	$16.84	12/31/2023

(1)	Information is based on the underwritten and borrower rent rolls as of October 30, 2018, October 31, 2018 and December 6, 2018.

(2)	Government branches include Health and Human Services (“HHSC”), Department of Assistive and Rehabilitative Services (“DARS”), Office of the Attorney General (“OAG”), Texas Department of Criminal Justice (“TDCJ”), Department of Family and Protective Services (“DFPS”), Texas Workforce Commission (“TWC”), Department of State Health Services (“DSHS”), State Soil and Water Conservation Board (“SWCB”) and Department of Public Safety (“DPS”).

(3)	Current ground rent is $12,000 per month.

Major Tenants.

State of Texas (208,595 SF, 78.4% of NRA, 84.0% of underwritten rent). The State of Texas (rated AAA/Aaa by Fitch/Moody’s) occupies space in 16 of the SVEA Texas Agency Portfolio Properties with various lease commencement and expiration dates. The State of Texas utilizes its offices for a variety of administrative functions, including the Department of Family and Protective Services, Texas Department of Criminal Justice, Texas Health and Human Services Commission and others. The State of Texas has lease commencement dates ranging from July 1, 1995 to March 1, 2019 and lease expirations ranging from June 30, 2020 to February 28, 2029. There is one lease with a commencement date of March 1, 2019 located at the Sulphur Springs property, which has an underwritten base rent representing 1.6% of the total in-place underwritten rent. An amount equal to $250,000 is being held by an escrow agent and not the lender for the SVEA Texas Agency Portfolio Properties prior owner’s obligation to timely complete the tenant improvements at the Sulphur Springs property for the State of Texas tenant with respect to 3,519 SF. (see “Escrows and Reserves” below). The 16 leases have lease rates (including contractual rent steps through October 2019) ranging from $9.39 PSF to $29.79 PSF on gross basis varying based on date of commencement, size and location.

The State of Texas lease occupying 12,550 SF at the Waco property provides the tenant an option to terminate the lease by giving to the landlord written notice of cancellation at least 180 days prior to the desired cancellation date. Eight of the State of Texas leases have ongoing conditional termination options tied to majority approval by a quorum of the commission members of the Texas Facilities Commission. If the Texas Facilities Commission at any time does not approve the lease(s), the State of Texas may terminate the lease(s) upon 30 days’ notice to the landlord. The State of Texas leases with respect to the following SVEA Texas Agency Portfolio Properties have such ongoing conditional termination options: Round Rock, Conroe, Rosenburg, San Angelo, San Marcos-OAG, Sulphur Springs, Temple and Waco (collectively 30.9% of the NRA and 41.8% of the underwritten rent). In addition, four of the State of Texas leases have ongoing conditional termination options that provide that in the event a curtailment of federally funded programs occurs, or in the event state appropriated funds are unavailable, the General Services Commission may assign the lease(s) to another state agency. If the General Services Commission is unable to fill the space(s) with another state agency, the General Services Commission may terminate the lease(s). The State of Texas leases with respect to the following SVEA Texas Agency Portfolio Properties have such ongoing conditional termination options: Longview, San Marcos-Dutton, Sulphur Springs and Weatherford (collectively 24.4% of the NRA and 21.2% of the underwritten rent). According to the appraisal, in general, GSA/government lease tenants maintain occupancy in their leased facilities for an average of 23.3 years weighted by net rentable area or 14.6 years weighted by lease. The SVEA Texas Agency Portfolio Properties 10-year average occupancy is 95.0% and occupancy has never fallen below 93.0% in any given year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

DaVita Dialysis (19,140 SF, 7.2% of NRA, 8.1% of underwritten rent). DaVita Dialysis (also known as DaVita Kidney Care) is the kidney disease subsidiary of the DaVita Inc. (NYSE: DVA, rated Ba3/BB by Moody’s/S&P), a Fortune 500 company, which through its operating divisions provides a variety of health care services to patient populations throughout the United States and abroad.  As of June 30, 2018, DaVita Kidney Care operated or provided administrative services at 2,580 outpatient dialysis centers located in the United States serving approximately 201,000 patients. The company also operated 253 outpatient dialysis centers located in 10 countries outside the United States. DaVita Dialysis occupies two SVEA Texas Agency Portfolio Properties as medical offices, the Jensen Drive and Mathis Church Road properties, and took occupancy at both properties in August 2014. The two leases expire in July 2024 with two remaining, five-year renewal options. DaVita Dialysis has the right to immediately terminate the lease(s) in the event of any exclusion from participation in any federal health care program for the provision of items or services for which payment may be made under such federal health care programs. In addition, DaVita Dialysis may terminate the lease(s) upon 30 days written notice to the landlord in the event that at any time after the commencement date the use of the premises as a dialysis facility becomes illegal by reason of acts not within the tenant’s reasonable control.

Flowers Baking Co. of El Paso (13,581 SF, 5.1% or NRA, 2.0% of underwritten rent) Flowers Baking Co. of El Paso is a division of Flowers Foods, Inc. Flowers Foods, Inc. (NYSE: FLO, rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), produces and markets bakery products in the United States. It operates through two segments, Direct-Store-Delivery (“DSD”) and Warehouse Delivery. The DSD segment offers its products primarily under the Nature’s Own, Dave’s Killer Bread, Wonder, Cobblestone Bread Co., and Tastykake brand names. It operates nearly 50 bakeries and sells its products through a network of independent distributors to retail and foodservice customers. The Warehouse Delivery segment offers its products primarily under the Mrs. Freshley’s, Alpine Valley Bakery, and European Bakers brand names. Flowers Baking Co. of El Paso has been at the Midland Flower property since November 2015 and utilize the premises as an industrial building. Flowers Baking Co. of El Paso has a lease expiration date of November 30, 2030 with two remaining five-year renewal options and no early termination options.

The following table presents certain information relating to the major tenants at the SVEA Texas Agency Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Annual UW Rent	Lease Expiration
Tenant
State of Texas	Various(3)	AAA/Aaa/NR	208,595	78.4%	$3,735,866	$17.91	84.0%	Various(4)
DaVita Dialysis	Jensen Drive; Mathis Church Road	NR/Ba3/BB	19,140	7.2%	$361,051	$18.86	8.1%	7/31/2024(5)
Flowers Baking Co. of El Paso	Midland Flower	BBB/Baa2/BBB	13,581	5.1%	$87,640	$6.45	2.0%	11/30/2030
Limestone County Appraisal District	Groesbeck	NR/NR/NR	5,000	1.9%	$84,211	$16.84	1.9%	12/31/2023
Houston Nephrology Group	Mathis Church Road	NR/NR/NR	4,000	1.5%	$95,064	$23.77	2.1%	5/14/2027
Subtotal/Wtd. Avg.			250,316	94.1%	$4,363,831	$17.43	98.1%

Other Tenants			4,820	1.8%	$82,796	$17.18	1.9%
Vacant Space			10,952	4.1%	$0	$0.00	0.0%
Total/Wtd. Avg.			266,088	100.0%	$4,446,627	$17.43	100.0%

(1)	Information is based on the underwritten and borrower rent rolls as of October 30, 2018, October 31, 2018 and December 6, 2018.

(2)	Certain ratings are those of the parent company or government whether or not the parent guarantees the lease.

(3)	The State of Texas leases space at all the SVEA Texas Agency Portfolio Properties except for the Groesbeck, Jensen Drive, Mathis Church Road and Midland Flower properties.

(4)	The State of Texas leases expire between June 30, 2020 and February 28, 2029. The State of Texas lease occupying 12,550 SF at the Waco property provides the tenant an option to terminate the lease by giving to the landlord written notice of cancellation at least 180 days prior to the desired cancellation date. Eight of the State of Texas leases have ongoing conditional termination options tied to majority approval by a quorum of the commission members of the Texas Facilities Commission. If the Texas Facilities Commission at any time does not approve the lease(s), the State of Texas may terminate the lease(s) upon 30 days’ notice to the landlord. The State of Texas leases with respect to the following SVEA Texas Agency Portfolio Properties have such ongoing conditional termination options: Round Rock, Conroe, Rosenburg, San Angelo, San Marcos-OAG, Sulphur Springs, Temple and Waco (collectively 30.9% of the NRA and 41.8% of the underwritten rent). In addition, four of the State of Texas leases have ongoing conditional termination options that provide that in the event a curtailment of federally funded programs occurs, or in the event state appropriated funds are unavailable, the General Services Commission may assign the lease(s) to another state agency. If the General Services Commission is unable to fill the space(s) with another state agency, the General Services Commission may terminate the lease(s). The State of Texas leases with respect to the following SVEA Texas Agency Portfolio Properties have such ongoing conditional termination options: Longview, San Marcos-Dutton, Sulphur Springs and Weatherford (collectively 24.4% of the NRA and 21.2% of the underwritten rent).

(5)	DaVita Dialysis has the right to immediately terminate the lease(s) in the event of any exclusion from participation in any federal health care program for the provision of items or services for which payment may be made under such federal health care programs. In addition, DaVita Dialysis may terminate the lease(s) upon 30 days written notice to the landlord in the event that at any time after the commencement date the use of the premises as a dialysis facility becomes illegal by reason of acts not within the tenant’s reasonable control.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

The following table presents certain information relating to the lease rollover schedule at the SVEA Texas Agency Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	1,220	$16.72	0.5%	0.5%	$20,400	0.5%	0.5%
2020	3	30,727	$20.94	11.5%	12.0%	$643,484	14.5%	14.9%
2021	3	61,630	$12.45	23.2%	35.2%	$767,132	17.3%	32.2%
2022	2	19,935	$14.15	7.5%	42.7%	$282,159	6.3%	38.5%
2023	1	5,000	$16.84	1.9%	44.5%	$84,211	1.9%	40.4%
2024	4	47,016	$16.09	17.7%	62.2%	$756,422	17.0%	57.4%
2025	3	34,007	$24.16	12.8%	75.0%	$821,473	18.5%	75.9%
2026	2	17,484	$18.97	6.6%	81.6%	$331,756	7.5%	83.4%
2027	4	21,017	$27.71	7.9%	89.5%	$582,275	13.1%	96.5%
2028	0	0	$0.00	0.0%	89.5%	$0	0.0%	96.5%
2029 & Beyond	2	17,100	$9.20	6.4%	95.9%	$157,316	3.5%	100.0%
Vacant Space	0	10,952	$0.00	4.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	25	266,088	$17.43	100.0%		$4,446,627	100.0%

(1)	Information is based on the underwritten and borrower rent rolls as of October 30, 2018, October 31, 2018 and December 6, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The SVEA Texas Agency Portfolio Properties are all located across the state of Texas and in 18 office submarkets and one industrial submarket. The following table presents certain information relating to each of the submarkets.

Submarket Information
Property Name	Office Submarket	Number of Buildings	Inventory (SF)	Concluded Market Rent(1)	U/W Base Rent(2)	Market Vacancy	Under Construction (SF)
Mathis Church Road	Houston	481	7,388,555	$20.22	$20.22	2.2%	0
Round Rock	Round Rock	432	6,106,094	$22.48	$22.93	6.3%	156,525
San Marcos - OAG	Hays County	325	2,493,083	$23.83	$23.96	6.5%	36,000
Conroe	Montgomery County	184	1,331,457	$28.49	$28.76	12.0%	29,052
San Marcos - Dutton	Hays County	325	2,493,083	$13.70	$13.62	6.5%	36,000
Jensen Drive	Houston	481	7,388,555	$18.86	$18.86	2.2%	0
Sulphur Springs	Sulphur Springs	52	247,266	$15.03	$14.88	6.0%	0
Longview	Longview	77	981,359	$14.73	$14.73	2.2%	0
Palestine	Palestine	51	1,354,999	$24.02	$24.15	15.2%	0
Huntsville	Huntsville	65	707,549	$13.63	$13.91	2.0%	0
Temple	Temple	185	1,864,174	$20.58	$21.00	7.1%	40,000
Abilene	Abilene	63	717,459	$9.20	$9.39	10.8%	0
Waco	Waco	95	1,561,428	$14.52	$14.52	9.4%	0
Rosenberg	Southwest Outlier	205	1,739,226	$24.48	$24.61	13.3%	1,200
San Angelo	San Angelo	96	877,738	$27.19	$27.73	13.8%	0
Midland Flower	Midland	82	2,147,353	$6.45	$6.45	4.7%	0
Jacksonville	Jacksonville	34	229,062	$29.42	$29.79	8.0%	0
Weatherford	Parker County	638	7,227,181	$18.50	$18.50	9.1%	359,200
Pearsall	Pearsall	109	544,906	$16.94	$17.28	7.9%	0
Groesbeck	Groesbeck	56	195,900	$16.84	$16.84	11.2%	0
Total/Wtd. Avg.(3)		4,036	47,596,427	$17.25	$17.43	7.0%	657,977

Source: Appraisal

(1)	Based on appraisal’s concluded market rents for the SVEA Texas Agency Portfolio Properties.

(2)	Information is based on the underwritten and borrower rent rolls as of October 30, 2018, October 31, 2018 and December 6, 2018 and is for in-place rents.

(3)	Wtd. Avg. Concluded Market Rent and Wtd. Avg. Market Vacancy is based on the SVEA Texas Agency Portfolio Properties aggregate SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the SVEA Texas Agency Portfolio Properties:

Cash Flow Analysis
	2016(1)	2017(2)	9/30/2018 TTM	UW	UW PSF
Base Rent(3)	$3,288,203	$3,937,754	$4,269,979	$4,604,577	$17.30
Total Recoveries	$0	$102,779	$116,935	$175,048	$0.66
Less Vacancy & Credit Loss	$0	$0	$0	($356,025)	($1.34)
Effective Gross Income	$3,288,203	$4,040,533	$4,386,914	$4,423,599	$16.62
Total Operating Expenses	$1,045,639	$1,223,980	$1,354,753	$1,472,741	$5.53
Net Operating Income	$2,242,564	$2,816,553	$3,032,162	$2,950,859	$11.09
Capital Expenditures	$0	$0	$0	$39,913	$0.15
TI/LC	$0	$0	$0	$306,002	$1.15
Net Cash Flow	$2,242,564	$2,816,553	$3,032,162	$2,604,944	$9.79

Occupancy %(4)	96.0%	96.0%	95.9%	92.6%
NOI DSCR (IO)	1.68x	2.11x	2.27x	2.21x
NOI DSCR (P&I)	1.33x	1.67x	1.79x	1.75x
NCF DSCR (IO)	1.68x	2.11x	2.27x	1.95x
NCF DSCR (P&I)	1.33x	1.67x	1.79x	1.54x
NOI Debt Yield	8.6%	10.8%	11.6%	11.3%
NCF Debt Yield	8.6%	10.8%	11.6%	10.0%

(1)	The 2016 cash flows and 2016 Occupancy do not include cash flows or occupancies for the Conroe, San Angelo and Jacksonville properties because they were built in 2017. In addition, the 2016 cash flows and 2016 Occupancy do not include cash flows and occupancies for Mathis Church Road, Jensen Drive and Midland Flower properties because they were acquired by the borrower sponsor in 2017 and 2016 cash flows were not available.

(2)	The 2017 cash flows and 2016 Occupancy do not include cash flows or occupancies for the Conroe and Jacksonville properties as they were not available because they were built in 2017.

(3)	UW Base Rent is based on the underwritten rent roll dated October 30, 2018, October 31, 2018 and December 6, 2018 and includes rent steps through November 2019 totaling $81,397. Vacant space grossed up to market rents of $13.70 PSF and $15.03 PSF.

(4)	Underwritten Occupancy % represents economic occupancy and is based on 5.0% economic vacancy for all properties that are 100% physically occupied. Vacancy for all other properties is based on the vacancy as calculated in the gross-up rent roll.

Escrows and Reserves. At closing of the SVEA Texas Agency Portfolio Mortgage Loan, the SVEA Texas Agency Portfolio Borrower was required to deposit with the lender $80,229 into a deferred maintenance reserve and $23,387 into an insurance reserve. The SVEA Texas Agency Portfolio Mortgage Loan documents also provide for ongoing monthly deposits of 1/12 of the annual estimated payments (initially $44,387) for real estate taxes, 1/12 of the annual insurance premium (initially $7,796) for insurance premiums, 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet (initially $3,326) for recurring replacement reserves and 1/12 of the product obtained by multiplying $1.15 by the aggregate number of rentable square feet (initially $25,500) for TI/LC reserves, subject to a cap of $750,000. An amount equal to $250,000 is being held by an escrow agent and not the lender for the SVEA Texas Agency Portfolio Properties prior owner’s obligation to timely complete the tenant improvements at the Sulphur Springs property for the State of Texas tenant with respect to 3,519 SF. If the SVEA Texas Agency Portfolio Properties prior owner fails to complete the tenant improvements and deliver to the escrow agent a permanent certificate of occupancy for such space and a letter of acceptance from the State of Texas on or before January 1, 2019, the $250,000 is required to be deposited into a reserve controlled by the lender.

Lockbox and Cash Management.     The SVEA Texas Agency Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon a Cash Management Period (as defined below), all rents will be required to be deposited directly into the lockbox by the tenants. Funds deposited into the lockbox will be required to be swept to a SVEA Texas Agency Portfolio Borrower operating account on a daily basis unless a Cash Management Period is continuing, in which event such funds will be required to be swept on a daily basis into a cash management account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to make payments into the recurring replacement reserve as described above under “Escrows and Reserves”, (iv) to make payments into the TI/LC reserve as described above under “Escrows and Reserves”, (v) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for approved additional operating expenses approved by the lender, and (vi) into the cash collateral reserve.

A “Cash Management Period” will commence upon (i) an event of default, or (ii) the debt service coverage ratio based on a 30-year principal amortization schedule falling below 1.15x.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the Release Date (as defined below), the SVEA Texas Agency Portfolio Borrower has the right to obtain the release of one or more individual SVEA Texas Agency Portfolio Properties in connection with a bona-fide arms-length sale provided that among other conditions: (i) no event of default is continuing, (ii) the SVEA Texas Agency Portfolio Borrower is required to partially defease the SVEA Texas Agency Portfolio Mortgage Loan in a principal amount equal to the Release Amount (as defined below), (iii) the debt yield for all remaining SVEA Texas Agency Portfolio Properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield as of the closing of the SVEA Texas Agency Portfolio Mortgage Loan and (iv) in the event the loan-to-value ratio for the remaining SVEA Texas Agency Portfolio Properties is greater than 125% (as determined in accordance with the SVEA Texas Agency Portfolio Mortgage Loan documents) the principal balance must be defeased by an amount such that the loan-to-value ratio is not greater than 125% (as determined in accordance with the SVEA Texas Agency Portfolio Mortgage Loan documents).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	SVEA Texas Agency Portfolio

The “Release Date” is the date that is two years from the closing date of the MSC 2018-H4 transaction.

The “Release Amount” with respect to any individual SVEA Texas Agency Portfolio Property being released will be equal to (i) for the first three property releases, the greater of (a) 70.0% of net sales proceeds for such property and (b) 110% of the allocated loan amount and (ii) for any subsequent property releases, the greater of (a) 75.0% of net sales proceeds and (b) 115% of the allocated loan amount for such SVEA Texas Agency Portfolio Property.

Terrorism Insurance. The SVEA Texas Agency Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost and business interruption insurance of at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	Rose Hill Plaza

Mortgage Loan No. 11 – Rose Hill Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,270,000			Location:	Alexandria, VA 22310
Cut-off Date Balance:	$25,270,000			General Property Type:	Retail
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Combined Holding Company LLC			Year Built/Renovated:	1952/1992
Mortgage Rate:	5.0040%			Size:	144,996 SF
Note Date:	11/29/2018			Cut-off Date Balance per SF:	$174
First Payment Date:	1/1/2019			Maturity Date Balance per SF:	$144
Maturity Date:	12/1/2028			Property Manager:	Combined Properties, Incorporated
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,711,780
Seasoning:	0 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	13.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.58x
Additional Debt Type:	N/A			Most Recent NOI:	$2,780,667 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,699,812 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,611,618 (12/31/2016)
Reserves				Most Recent Occupancy:	92.7% (11/27/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2017)
RE Tax:	$32,418	$32,418	N/A	3rd Most Recent Occupancy:	93.8% (12/31/2016)
Insurance(1):	$0	Springing	N/A	Appraised Value (as of):	$36,100,000 (10/15/2018)
Recurring Replacements:	$2,432	$2,432	N/A	Cut-off Date LTV Ratio:	70.0%
TI/LC(2):	$750,000	Springing	$750,000	Maturity Date LTV Ratio:	57.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,270,000	100.0%	Loan Payoff(3):	$5,519,637	21.8%
			Reserves:	$784,850	3.1%
			Closing Costs:	$439,408	1.7%
			Return of Equity:	$18,526,105	73.3%
Total Sources:	$25,270,000	100.0%	Total Uses:	$25,270,000	100.0%

(1)	Monthly escrows for insurance premiums will spring upon (i) an event of default or (ii) the Rose Hill Plaza Property (as defined below) no longer being insured under an acceptable blanket insurance policy.

(2)	Monthly TI/LC deposits will be suspended as long at the TI/LC reserve balance is equal to the TI/LC reserve capped amount. If the TI/LC reserve balance falls below the TI/LC reserve capped amount, the Rose Hill Plaza Borrower (as defined below) is required to make monthly deposits equal to $12,160. The TI/LC reserve capped amount will increase to $950,000 upon (i) any termination of the Safeway lease prior to its stated lease term or (ii) the earlier to occur of (a) the date Safeway gives notice that it intends to go dark, vacate or abandon its premises or (b) the date Safeway vacates, goes dark, abandons, or surrenders substantially all of the premises for five consecutive business days (except for temporary closures for repairs, restoration, rehabilitation or customary force majeure events).

(3)	The loan payoff amount includes the remaining principal balance from a 20-year, fully amortizing loan.

The Mortgage Loan. The eleventh largest mortgage loan (the “Rose Hill Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,270,000 and secured by a first priority fee mortgage encumbering a 144,996 SF anchored retail property in Alexandria, Virginia (the “Rose Hill Plaza Property”). Proceeds of the Rose Hill Plaza Mortgage Loan were used to refinance prior debt secured by the Rose Hill Plaza Property, fund upfront reserves, pay closing costs, and return equity to the Rose Hill Plaza Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Haft/Equities-Rose Hill Limited Partnership (the “Rose Hill Plaza Borrower”), a single-purpose Virginia limited partnership structured to be bankruptcy remote, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Combined Holding Company LLC, an entity 100% owned and controlled by Ronald S. Haft, the founder and Chairman of Combined Properties, Incorporated (“Combined Properties”), a full-service real estate and asset management company founded in 1984 which specializes in the acquisition, development, redevelopment, and management of retail and multifamily/mixed-use properties concentrated in the Washington, DC metropolitan area and Southern California. Combined Properties’ current portfolio consists of 36 properties totaling over 4 million square feet and a development pipeline consisting of nine projects totaling 4.4 million square feet in the entitlement, planning and construction phases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Rose Hill Plaza

The Property. Constructed in 1952 and renovated in 1992, the Rose Hill Plaza Property is a 144,996 SF retail center anchored by Safeway and includes Gabe’s, Tuesday Morning, Dollar Tree and Walgreens as junior anchors. Purchased by the borrower sponsor in 1985, the Rose Hill Plaza Property is comprised of two buildings which house the anchor, junior anchor, and in line tenant spaces and an out-parcel occupied by McDonald’s. As of November 27, 2018, the Rose Hill Plaza Property is 92.7% leased to 31 tenants, 14 of which are national and regional retailers. With the exception of Safeway, no other tenant comprises more than 8.3% of the net rentable area or 6.8% of the in-place base rent.

The Rose Hill Plaza Property is located on an 11.2-acre site at the intersection of Rose Hill Drive and Franconia Road, approximately eight miles south of the Washington, DC central business district. Franconia Road provides direct access to Interstate 95 approximately three miles west of the Rose Hill Plaza Property and Interstate 495 approximately one mile north of the Rose Hill Plaza Property. According to the appraisal, traffic counts along Rose Hill Drive and Franconia Road were 10,000 vehicles per day and 18,000 vehicles per day, respectively. The Rose Hill Plaza Property has 716 surface parking spaces, a parking ratio of approximately 4.94 spaces per 1,000 SF. The immediate area surrounding the Rose Hill Plaza Property primarily consists of single family residences, followed by multifamily development. According to a third-party market data provider, within a five-minute drive-time of the Rose Hill Plaza Property there are 5,784 households for which the Safeway tenant is the only grocer.

Major Tenants.

Safeway (36,477 SF, 25.2% of NRA, 18.8% of underwritten rent). Safeway, a subsidiary of Albertsons Companies, Inc., operates 896 grocery stores across the United States with their largest concentration of stores in California, Washington, Arizona, Colorado and Oregon. Safeway operates 39 stores in Virginia which is approximately 4.4% of their footprint. Albertson Companies, Inc., is a privately-owned food and drug retailer (rated B (Stable) by S&P) which operated 2,318 stores in 35 states as of February 24, 2018 and reported net sales of approximately $59.9 billion as of fiscal year-end 2017. Safeway has been a tenant at the Rose Hill Plaza Property since 1992 and renewed its lease in May 2017 for a five-year term which expires May 11, 2022. Safeway pays a base rent of $15.00 PSF and has one, five-year renewal option and no termination options. Safeway reported fiscal year end 2017 sales of approximately $389 PSF at the Rose Hill Plaza Property.

Gabe’s (11,999 SF, 8.3% of NRA, 5.9% of underwritten rent). Gabe’s is a privately-held company, owned by Gabriel Brothers, Inc., that sells a variety of famous brand apparel, accessories, footwear, cosmetics, beauty supplies, home decor, infant and toddler products, pet supplies, and electronics. Gabe’s operates as a value driven fashion retailer, with products largely discounted compared to department store prices. Founded in 1961, Gabe’s has grown its portfolio to 104 stores across 13 states. In August 2017, Gabe’s underwent a name change from “Rugged Wearhouse”, a sister company of Gabe’s, to the new “Gabe’s” brand. Gabe’s occupies 11,999 SF at the Rose Hill Plaza Property under a lease expiring January 31, 2022 and pays $14.28 PSF in base rent. Gabe’s has no renewal options or termination options. Gabe’s reported fiscal year end 2017 sales of approximately $206 PSF at the Rose Hill Plaza Property.

Tuesday Morning (11,269 SF, 7.8% of NRA, 4.6% of underwritten rent). Founded in 1974 in Dallas, Texas as a pop-up shop format, Tuesday Morning (rated Ba3 by Moody’s) is an off-price retailer specializing in name-brand products for the home including luxury textiles, furnishings, housewares, and seasonal décor. Tuesday Morning went public for the second time in 1999 and as of year-end 2017 had 731 locations across 40 states. Tuesday Morning had approximately $966.7 million in sales for fiscal year 2017, up 2.2% from the prior year. Tuesday Morning occupies 11,269 SF under a lease expiring January 31, 2024 and currently pays gross rent equal to $12.00 PSF. Tuesday Morning has no remaining renewal options and has no termination options. Tuesday Morning reported fiscal year end 2017 sales of approximately $97 PSF at the Rose Hill Plaza Property.

The following table presents a summary regarding the major tenants at the Rose Hill Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Anchor/Major Tenants
Safeway	NR/NR/B	36,477	25.2%	$547,160	$15.00	18.8%	5/11/2022
Gabe’s	NR/NR/NR	11,999	8.3%	$171,346	$14.28	5.9%	1/31/2022
Tuesday Morning	NR/Ba3/NR	11,269	7.8%	$135,228	$12.00	4.6%	1/31/2024
Dollar Tree	NR/Baa3/BBB-	10,000	6.9%	$160,000	$16.00	5.5%	7/31/2023
Walgreens	BBB/Baa2/BBB	9,187	6.3%	$198,347	$21.59	6.8%	12/31/2019
Subtotal/Wtd. Avg.		78,932	54.5%	$1,212,081	$15.36	41.6%
Other Tenants(3)		55,508	38.3%	$1,699,213	$30.61	58.4%
Vacant Space		10,556	7.3%	$0	$0.00	0.0%
Total/Wtd. Avg.(4)		144,996	100.0%	$2,911,294	$21.65	100.0%

(1)	Information is based on the underwritten rent roll dated November 27, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes one ground lease tenant that owns its own improvements and signage income. Annual UW Rent includes the ground lease rent and signage income, while Tenant SF excludes any SF associated with both leases.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Rose Hill Plaza

Historical Sales Summary(1)
	2015		2016		2017
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Occ. Cost%(2)
Safeway	$15,594,348	$428	$14,827,656	$406	$14,200,908	$389	5.1%
Gabe’s	$2,872,909	$239	$2,959,096	$247	$2,468,362	$206	9.6%
Tuesday Morning	$1,076,436	$96	NAV	NAV	$1,097,436	$97	12.3%
Walgreens	$4,061,445	$442	$3,920,028	$427	$4,026,451	$438	6.2%
Advance Auto Parts	$2,057,016	$343	$1,980,828	$330	$2,010,588	$335	7.1%
Other Tenants(3)	$9,056,795	$330	$9,088,994	$331	$5,560,825	$291	12.7%
Total/Wtd. Avg.	$34,718,949	$339	$32,776,602	$360	$29,364,570	$312	7.5%

(1)	Information is based on the underwritten rent roll as of November 27, 2018 and tenant sales history provided by the Rose Hill Plaza Borrower. Nineteen tenants reported 2015 sales, 18 tenants reported 2016 sales and 14 tenants reported 2017 sales.

(2)	Occ. Cost % is based on the underwritten rent as of the November 27, 2018 rent roll and underwritten reimbursements divided by reported sales.

(3)	Other Tenants include in-line or outparcel tenants that report sales.

The following table presents certain information relating to the lease rollover at the Rose Hill Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	0	$0.00	0.0%	0.0%	$4,560	0.2%	0.2%
2019	4	13,312	$23.29	9.2%	9.2%	$309,992	10.6%	10.8%
2020	3	7,199	$34.48	5.0%	14.1%	$248,216	8.5%	19.3%
2021	5	10,312	$29.31	7.1%	21.3%	$302,247	10.4%	29.7%
2022	8	64,877	$17.89	44.7%	66.0%	$1,160,345	39.9%	69.6%
2023	4	17,471	$17.37	12.0%	78.1%	$303,501	10.4%	80.0%
2024	3	14,769	$19.63	10.2%	88.2%	$289,904	10.0%	90.0%
2025	1	3,000	$25.21	2.1%	90.3%	$75,628	2.6%	92.5%
2026	0	0	$0.00	0.0%	90.3%	$0	0.0%	92.5%
2027	3	3,500	$61.97	2.4%	92.7%	$216,900	7.5%	100.0%
2028	0	0	$0.00	0.0%	92.7%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	92.7%	$0	0.0%	100.0%
Vacant	0	10,556	$0.00	7.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)(4)	32	144,996	$21.65	100.0%		$2,911,294	100.0%

(1)	Information is based on the underwritten rent roll dated November 27, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes one ground lease tenant that owns its own improvements and signage income. Total UW Rent Rolling includes the ground lease rent and sign income, while Annual UW Rent PSF Rolling excludes any SF associated with both leases.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Rose Hill Plaza Property is located in Alexandria, Fairfax County, Virginia, within the Washington DC metropolitan statistical area (the “DC MSA”). The DC MSA is the seventh most populous metropolitan area in the United States and includes the District of Columbia, the seat of the United States Federal Government (the “Federal Government”). There are 15 Fortune 500 companies located in the DC MSA and, given the large presence of the Federal Government, some of the largest employers are defense manufacturers, government contractors, law firms, and other services that support the Federal Government’s activities. The DC MSA has an educated population with 48.1% of residents with a four-year degree or higher compared to 29.4% at the national level. Individuals awarded with or pursuing an advanced degree represent 23.1% of the population compared to 11.0% nationally. A third-party industry survey identified the DC MSA as the third most significant technology hub in the United States which is further evidenced by Amazon’s choice of the neighboring city of Arlington, Virginia as the site for one of its two HQ2 projects. From 2007 to 2017, the DC MSA population increased at a per annum rate of 1.4% compared to the national rate of 0.9% during the same period. The Fairfax County/Fairfax City/Falls Church area is the DC MSA’s most populous area with approximately 1.2 million residents and Fairfax County is the third wealthiest county in the United States according to 2017 federal census bureau estimates.

The Rose Hill Plaza Property is located in the Washington DC retail market, the southeast Fairfax County retail market cluster, and the Springfield/Burke retail submarket. According to a third-party market research report, as of the third quarter of 2018, the Washington DC retail market contained 23,022 properties with approximately 302.3 million SF of retail space. Vacancy was reported at 4.1% and asking rents were $25.09 PSF, with positive year to date absorption of 373,999 SF. In addition, as of the third quarter of 2018, the southeast Fairfax retail market cluster consisted of 629 properties with approximately 12.9 million SF of retail space with reported vacancy of 2.2%, asking rents of $27.12 PSF, with negative year to date absorption of 62,211 SF. Also, as of the third quarter of 2018, the Springfield/Burke retail submarket consisted of 347 properties with approximately 8.7 million SF of retail space with reported vacancy of 2.4%, asking rents of $33.02 PSF, and year to date negative absorption of 92,057 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Rose Hill Plaza

According to a third-party demographics provider, the 2018 estimated population within a one-, three-, and five-mile radius is 13,617, 169,558, and 445,946 respectively. The 2018 estimated median household income within a one-, three-, and five-mile radius is $120,342, $89,922, and $94,959, respectively.

The following table presents leasing data at comparable retail properties with respect to the Rose Hill Plaza Property:

Comparable Lease Summary
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Grocery Anchor Lease Information
Herndon Centre Herndon, VA	Sprouts Farmer Market	31,663	December 2017	$20.00	10.0	Net
Osborne Shopping Center Upper Marlboro, MD	Safeway	55,826	January 2015	$20.51	20.0	Net
Kings Park Shopping Center Burke, VA	Giant Food	51,100	May 2015	$14.68	20.0	Net
University Town Center Hattsville, MD	Safeway	54,800	August 2015	$20.00	20.0	Net
Westridge Square Fredrick, MD	H Mart	40,000	May 2015	$12.00	15.0	Net
Shops at Mark Center Alexandria, VA	Global Foods	32,183	October 2014	$14.00	10.0	Net
Junior Anchor Lease Information
Sacramento Center Alexandria, VA	Planet Fitness	14,400	March 2016	$9.75	10.0	Net
Winchester Plaza Winchester, VA	Planet Fitness	16,778	July 2015	$14.00	10.0	Net
Bowie Marketplace Bowie, MD	Petco	11,287	September 2016	$18.00	10.0	Net
Osborne Shopping Center Upper Marlboro, MD	Petco	11,005	March 2015	$18.90	10.0	Net
Maryland City Plaza Laurel, MD	Salontra Select Suites	10,407	January 2017	$15.00	10.0	Net
Virginia Gateway Gainesville, VA	Total Wine	18,527	April 2016	$16.75	10.0	Net
In-line Lease Information
Backlick Center Springfield, VA	Taco Bamba Supercuts	2,374 1,321	April 2017 March 2016	$32.50 $31.00	10.0 5.0	Net Net
Hayfield Shopping Center Alexandria, VA	Vapers Retreat	1,300	January 2018	$30.00	5.0	Net
Backlick Plaza Springfield, VA	Indian Restaurant	2,800	December 2017	$30.00	10.0	Net
Van Dorn Plaza Alexandria, VA	Kabob Villa	2,300	March 2016	$35.00	5.0	Net
Alexandria Commons Alexandria, VA	Perfect Nails III	1,860	March 2017	$35.00	5.0	Net
Franconia Center Franconia, VA	Mathnasium	3,573	August 2018	$26.00	5.0	Net
Plaza at Landmark Alexandria, VA	Avail Vapor Mattress Warehouse	1,500 4,166	August 2016 November 2015	$35.00 $19.00	5.0 10.0	Net Net

Source: Appraisal; all leases are net leases in which the tenant is required to pay its pro rata share of operating expenses and real estate taxes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Rose Hill Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rose Hill Plaza Property:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$2,684,917	$2,713,695	$2,795,444	$2,838,431	$3,241,474	$22.36
Total Recoveries(2)	$794,190	$839,542	$792,571	$795,330	$702,056	$4.84
Other Income	$9,112	$9,020	$3,966	$12,692	$7,366	$0.05
Overage Rent / Percent in Lieu	$2,973	$3,502	$7,978	$0	$0	$0.00
Less Vacancy	$0	$0	$0	$0	($356,427)	($2.46)
Effective Gross Income	$3,491,192	$3,565,760	$3,599,959	$3,646,453	$3,594,469	$24.79
Total Expenses	$873,289	$954,141	$900,147	$865,786	$882,689	$6.09
Net Operating Income	$2,617,904	$2,611,618	$2,699,812	$2,780,667	$2,711,780	$18.70
Capital Expenditures	$0	$0	$0	$0	$29,519	$0.20
TI/LC(3)	$0	$0	$0	$0	$116,958	$0.81
Net Cash Flow	$2,617,904	$2,611,618	$2,699,812	$2,780,667	$2,565,303	$17.69

Occupancy %(4)	93.8%	93.8%	93.8%	92.7%	91.0%
NOI DSCR	1.61x	1.60x	1.66x	1.71x	1.67x
NCF DSCR	1.61x	1.60x	1.66x	1.71x	1.58x
NOI Debt Yield	10.4%	10.3%	10.7%	11.0%	10.7%
NCF Debt Yield	10.4%	10.3%	10.7%	11.0%	10.2%

(1)	UW Base Rent is based off of the November 27, 2018 rent roll and includes $330,180 of grossed up rent for 10,556 SF of vacant space.

(2)	Leases are NNN with the exception of Tuesday Morning, which pays gross rent.

(3)	UW TI/LC reflects the application of a $75,000 annual underwritten TI/LC credit due to the $750,000 upfront TI/LC reserve deposit.

(4)	TTM Occupancy % is from the November 27, 2018 rent roll and UW Occupancy % is the in-place economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	Fidelis Portfolio

Mortgage Loan No. 12 – Fidelis Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$22,500,000			Location:	Various
Cut-off Date Balance(1):	$22,449,062			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Alan Hassenflu			Year Built/Renovated:	2005, 2006/N/A
Mortgage Rate:	5.0100%			Size:	885,707 SF
Note Date:	10/5/2018			Cut-off Date Balance per SF(1):	$106
First Payment Date:	11/6/2018			Maturity Date Balance per SF(1):	$88
Maturity Date:	10/6/2028			Property Manager:	Fidelis Realty Partners, Ltd.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(5):	$11,173,564
Prepayment Provisions:	LO (12); YM1 (104); O (4)			UW NOI Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.74x
Additional Debt Balance(1)(2):	$71,637,451			Most Recent NOI(5):	$10,512,329 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,165,703 (12/31/2017)
Reserves				3rd Most Recent NOI:	$10,138,789 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	96.5% (10/1/2018)
RE Tax:	$2,477,325	$225,211	N/A	2nd Most Recent Occupancy:	92.7% (12/31/2017)
Insurance:	$107,526	$18,419	N/A	3rd Most Recent Occupancy:	92.1% (12/31/2016)
Recurring Replacements:	$0	$11,071	N/A	Appraised Value (as of):	$147,700,000 (August 2018)
TI/LC(3):	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio(1):	63.7%
Other(4):	$3,664,994	$0	N/A	Maturity Date LTV Ratio(1):	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$94,300,000	67.2%	Purchase Price:	$131,750,000	93.9%
Sponsor Equity:	$45,949,616	32.8%	Reserves:	$7,749,845	5.5%
			Closing Costs:	$749,772	0.5%

Total Sources:	$140,249,616	100.0%	Total Uses:	$140,249,616	100.0%

(1)	The Fidelis Portfolio Mortgage Loan (as defined below) is part of the Fidelis Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $94,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Fidelis Portfolio Whole Loan.

(2)	See “The Mortgage Loan” for a discussion of additional debt.

(3)	When the TI/LC reserve falls below the cap, the Fidelis Portfolio Borrowers are required to escrow $21,667 on a monthly basis for tenant improvement and leasing commission reserves.

(4)	Other reserves consist of approximately $3,557,280 for outstanding tenant improvements and leasing commissions and approximately $107,714 for free rent.

(5)	UW NOI is higher than Most Recent NOI due in part to (i) UTMB (as defined below) expanding by 42,204 SF at the Victory Lakes Town Center Property (as defined below) with rent commencement in late 2018 ($633,060 in underwritten base rent), (ii) Patel Brothers rent commencing in late 2018 ($300,000 in underwritten base rent) and (iii) $73,524 of contractual rent steps underwritten through April 2019.

(6)	Most Recent Occupancy includes 55,613 SF (6.3% of portfolio NRA) of space that is leased by five tenants, but is not yet occupied. According to the borrower sponsor, 13,409 SF (4.9% of portfolio NRA) is expected to be occupied in the fourth quarter of 2018, while the remaining 42,204 SF (4.8% of portfolio NRA) is expected to be occupied in September 2019. Tenants are entitled to free rent related to the recently leased space for which the Fidelis Portfolio Borrowers were required to escrow at origination an amount equal to approximately $107,714, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $3,557,280. Additionally, Most Recent Occupancy includes Staples (2.3% of portfolio NRA) and Mattress Firm (0.4% of portfolio NRA), however both tenants were underwritten as vacant.

The Mortgage Loan. The twelfth largest mortgage loan (the “Fidelis Portfolio Mortgage Loan”) is part of a whole loan (the “Fidelis Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $94,300,000, all of which are secured by a first priority fee mortgage encumbering three anchored retail centers located in League City, McKinney and Missouri City, Texas (the “Fidelis Portfolio Properties”). The non-controlling Note A-2, in the original principal amount of $22,500,000, evidences the Fidelis Portfolio Mortgage Loan and will be contributed to the MSC 2018-H4 transaction. The controlling Note A-1 in the original principal amount of $49,300,000 was contributed to the BBCMS 2018-C2 transaction. The non-controlling Note A-3, in the original principal amount of $22,500,000 is expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Fidelis Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2018-C2 transaction. The proceeds of the Fidelis Portfolio Whole Loan, along with sponsor equity of approximately $45.9 million, were primarily used to purchase the Fidelis Portfolio Properties, pay closing costs and fund reserves. See “Description of the Mortgage Pool—

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fidelis Portfolio

The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Fidelis Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Interest
A-1	$49,300,000	$49,188,389	BBCMS 2018-C2(1)	Yes
A-2	$22,500,000	$22,449,062	MSC 2018-H4	No
A-3	$22,500,000	$22,449,062	Starwood Mortgage Funding II LLC	No
Total	$94,300,000	$94,086,513

(1)	Anticipated to be contributed upon the closing of such securitization.

The Borrowers and the Sponsor. The borrowers under the Fidelis Portfolio Whole Loan, MK Towne Crossing Associates, LLC, RS Shopping Center Associates, LLC and VL Town Center Associates, LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote with two independent directors (the “Fidelis Portfolio Borrowers”). Each of the three Fidelis Portfolio Borrowers owns one of the three individual properties included in the Fidelis Portfolio Properties. Each of the Fidelis Portfolio Borrowers will be jointly and severally liable for the Fidelis Portfolio Whole Loan. The non-recourse carveout guarantor is Alan Hassenflu, President and Chief Executive Officer of Fidelis Realty Partners, Ltd. (“Fidelis Realty”). Fidelis Realty is a national retail commercial real estate developer, investor and operator headquartered in Houston, Texas with more than 60 employees. Fidelis Realty was founded in 2003 by Alan Hassenflu. Fidelis Realty’s current commercial real estate portfolio consists of more than 10 million SF located across 60 retail assets throughout Texas, New Mexico, Louisiana and Tennessee. Additionally, Fidelis Realty is the property manager for the Fidelis Portfolio Properties.

The Properties. The Fidelis Portfolio Properties are located in League City (the “Victory Lakes Town Center Property”), McKinney (the “McKinney Towne Crossing Property”) and Missouri City (the “Riverstone Shopping Center Property”), Texas and total 885,707 SF. Overall, the Fidelis Portfolio Properties are 96.5% leased by 81 tenants.

The following tables present certain information relating to the Fidelis Portfolio Properties:

Property Summary
Property Name, Location	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	SF	Acquisition Price	Occ.(1)	UW NOI	UW NOI %	Appraised Value	% of Appraised Value
Victory Lakes Town Center 2520 Gulf Freeway South League City, TX	2006 / N/A	$8,852,068	39.3%	370,367	$53,000,000	99.4%	$4,473,551	40.0%	$56,600,000	38.3%
McKinney Towne Crossing(2) 8800 State Highway 121 McKinney, TX	2006 / N/A	$8,518,028	37.9%	242,805	$51,000,000	94.0%	$3,858,058	34.5%	$55,100,000	37.3%
Riverstone Shopping Center 5730 Highway 6 Missouri City, TX	2005-2006 / N/A	$5,129,905	22.8%	272,535	$27,750,000	94.7%	$2,841,955	25.4%	$36,000,000	24.4%
Total		$22,500,000	100.0%	885,707	$131,750,000	96.5%	$11,173,564	100.0%	$147,700,000	100.0%

(1)	Information based on the underwritten rent rolls dated October 1, 2018.

(2)	Occupancy at the McKinney Towne Crossing Property includes Staples (2.3% of portfolio NRA) and Mattress Firm (0.4% of portfolio NRA), however both tenants were underwritten as vacant.

The Victory Lakes Town Center Property was built in 2006, is situated on approximately 50.2 acres and has a net rentable area of 370,367 SF. The Victory Lakes Town Center Property is currently 99.4% leased to 24 tenants and anchored by JC Penney and Hobby Lobby. Additionally, the Victory Lakes Town Center Property is shadow anchored by a Walmart and Lowe’s and located in immediate proximity to Target, Home Depot, H-E-B Grocery and Cabela’s. In addition, the Victory Lakes Town Center Property is home to the University of Texas Medical Branch (“UTMB”) which offers an array of medical services. The Victory Lakes Town Center Property contains 1,593 parking spaces, which equates to a parking ratio of approximately 4.30 spaces per 1,000 SF of NRA.

The McKinney Towne Crossing Property was built in 2006, is situated on approximately 32.6 acres and has a net rentable area of 242,805 SF. The McKinney Towne Crossing Property is currently 94.0% leased to 45 tenants and anchored by Patel Brothers. Additionally, the McKinney Towne Crossing Property is shadow anchored by a Target and Lowe’s. In addition, the McKinney Towne Crossing Property is home to national tenants such as Ross Dress for Less, PetSmart, Chili’s Bar & Grill, Whataburger and Chick-fil-A. The McKinney Towne Crossing Property contains 1,501 parking spaces which equates to a parking ratio of approximately 6.18 spaces per 1,000 SF of NRA.

The Riverstone Shopping Center Property was built in 2005 and 2006, is situated on approximately 27.9 acres and has a net rentable area of 272,535 SF. The Riverstone Shopping Center Property is currently 94.7% leased to 14 tenants and anchored by Hobby Lobby, Ross Dress for Less and Palais Royal. Additionally, the Riverstone Shopping Center Property is shadow anchored by a Target and Home Depot and located in immediate proximity to a Walmart Supercenter and Kroger. In addition, the Riverstone Shopping Center Property is home to national tenants such as Bed Bath & Beyond, PetSmart and Office Depot. The Riverstone Shopping Center Property contains 1,594 parking spaces, which equates to a parking ratio of approximately 5.85 spaces per 1,000 SF of NRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fidelis Portfolio

Major Tenants.

Hobby Lobby (115,971 SF, 13.1% of portfolio NRA, 8.4% of portfolio underwritten base rent). Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, card and party ware, baskets, wearable art, home accents and holiday merchandise. The company was founded in Oklahoma City, Oklahoma in 1972. Today, with more than 800 stores, Hobby Lobby has 32,000 employees and operates in 47 states across the United States. Hobby Lobby occupies 60,971 SF at the Riverstone Shopping Center Property under a lease with an expiration date in October 2021. Additionally, Hobby Lobby occupies 55,000 SF at the Victory Lakes Town Center Property under a lease with an expiration date in April 2024. Hobby Lobby has been a tenant at the Riverstone Shopping Center Property and Victory Lakes Town Center Property since 2006 and 2009, respectively.

JC Penney (103,525 SF, 11.7% of portfolio NRA, 3.8% of portfolio underwritten base rent). JC Penney is an American department store chain with over 97,000 associates and 870 stores across the United States and Puerto Rico. JC Penney has been in occupancy at the Victory Lakes Town Center Property since 2008 and has a current lease expiration date in September 2033.

UTMB (87,615 SF, 9.9% of portfolio NRA, 11.1% of portfolio underwritten base). UTMB offers a full range of primary specialty health care services throughout Texas. With approximately 70 primary and specialty care clinics, dozens of locations and three modern campuses featuring hospital and emergency care, UTMB offers an array of health services. At the Victory Lakes Town Center Property, the UTMB space is utilized as a multi-specialty health center and also offers care via Stark Diabetes Clinic. UTMB has been a tenant at the Victory Lakes Town Center Property since 2011, expanded by 42,204 SF in 2018 to its current footprint and has a current lease expiration in August 2028. UTMB has a one time right to terminate its lease August 31, 2023 with 12 months’ prior written notice.

Ross Dress for Less (57,863 SF, 6.5% of portfolio NRA, 4.9% of portfolio underwritten base rent). Ross Dress for Less is an off-price retail apparel and home goods store. Ross Dress for Less offers in-season, name brand and designer apparel, accessories, footwear and home goods at a discounted rate. As of the end of fiscal year 2017, Ross Dress for Less operated over 1,400 stores across the United States and Guam. Ross Dress for Less occupies 30,174 SF at the Riverstone Shopping Center Property under a lease with an expiration date in January 2021. Additionally, Ross Dress for Less occupies 27,689 SF at the McKinney Towne Crossing Property under a lease with an expiration date in January 2024. Ross Dress for Less has been a tenant at the Riverstone Shopping Center Property and McKinney Towne Crossing Property since 2005 and 2009, respectively.

PetSmart (47,391 SF, 5.4% of portfolio NRA, 5.4% of portfolio underwritten base rent). PetSmart is a large specialty pet retailer of services and solutions. PetSmart employs approximately 55,000 associates and operates more than 1,600 pet stores across the United States, Canada and Puerto Rico. PetSmart occupies 27,404 SF at the McKinney Towne Crossing Property under a lease with an expiration date in July 2023. Additionally, PetSmart occupies 19,987 SF at the Riverstone Shopping Center Property under a lease with an expiration date in January 2022. PetSmart has been a tenant at the McKinney Towne Crossing Property and Riverstone Shopping Center Property since 2008 and 2007, respectively.

The following table presents a summary regarding major tenants at the Fidelis Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Sales PSF(3)	Occ. Cost %(3)	Lease Expiration
Major Tenants
Hobby Lobby(4)	NR/NR/NR	115,971	13.1%	$995,261	$8.58	8.4%	$88	14.8%	Various(4)
JC Penney(5)	NR/NR/B-	103,525	11.7%	$450,000	$4.35	3.8%	N/A	N/A	9/30/2033
UTMB(6)	NR/NR/NR	87,615	9.9%	$1,314,225	$15.00	11.1%	N/A	N/A	8/30/2028
Ross Dress for Less(7)	NR/A3/A-	57,863	6.5%	$577,388	$9.98	4.9%	N/A	N/A	Various(7)
PetSmart(8)	NR/Caa3/CCC	47,391	5.4%	$635,914	$13.42	5.4%	N/A	N/A	Various(8)
Subtotal/Wtd. Avg.		412,365	46.6%	$3,972,788	$9.63	33.4%

Other Tenants		418,466	47.2%	$7,905,647	$18.89	66.6%
Vacant Space(9)		54,876	6.2%	$0	$0.00	0.0%
Total/Wtd. Avg.(10)		885,707	100.0%	$11,878,434	$14.30	100.0%

(1)	Information is based on the underwritten rent rolls dated October 1, 2018.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Sales PSF and Occ. Cost % for Hobby Lobby represent the trailing 12 months ending October 2017 sales at the Riverstone Shopping Center Property only.

(4)	Hobby Lobby occupies 60,971 SF at the Riverstone Shopping Center Property under a lease with an expiration date on October 31, 2021. Additionally, Hobby Lobby occupies 55,000 SF at the Victory Lakes Town Center Property under a lease with an expiration date on April 30, 2024.

(5)	JC Penney is on a ground lease.

(6)	UTMB occupies 45,411 SF at Victory Lakes Town Center and is currently building out an additional 42,204 SF. The borrower sponsor expects UTMB to take occupancy of the expansion space in September 2019. At origination of the loan, the Fidelis Portfolio Borrowers were required to escrow outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,900,000 for UTMB’s expansion space. Additionally, UTMB has the one time right to terminate its lease August 31, 2023 with 12 months’ notice.

(7)	Ross Dress for Less occupies 30,174 SF at the Riverstone Shopping Center Property under a lease with an expiration date on January 31, 2021. Additionally, Ross Dress for Less occupies 27,689 SF at the McKinney Towne Crossing Property under a lease with an expiration date on January 31, 2024.

(8)	PetSmart occupies 27,404 SF at the McKinney Towne Crossing Property under a lease with an expiration date on July 31, 2023. Additionally, PetSmart occupies 19,987 SF at the Riverstone Shopping Center Property under a lease with an expiration date on January 31, 2022.

(9)	Vacant Space includes Staples (2.3% of portfolio NRA) and Mattress Firm (0.4% of portfolio NRA) which are in occupancy, however, were underwritten as vacant.

(10)	Total/Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fidelis Portfolio

The following table presents certain information relating to the lease rollover schedule at the Fidelis Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	6	11,153	$26.89	1.3%	1.3%	$299,874	2.5%	2.5%
2020	14	114,527	$17.32	12.9%	14.2%	$1,983,814	16.7%	19.2%
2021	16	192,322	$12.99	21.7%	35.9%	$2,498,122	21.0%	40.3%
2022	10	48,988	$19.71	5.5%	41.4%	$965,509	8.1%	48.4%
2023	7	75,932	$17.55	8.6%	50.0%	$1,332,962	11.2%	59.6%
2024	5	101,506	$10.80	11.5%	61.5%	$1,096,380	9.2%	68.8%
2025	3	8,977	$21.16	1.0%	62.5%	$189,940	1.6%	70.4%
2026	5	11,245	$28.03	1.3%	63.8%	$315,162	2.7%	73.1%
2027	5	13,072	$28.57	1.5%	65.2%	$373,456	3.1%	76.2%
2028	5	135,154	$14.61	15.3%	80.5%	$1,974,776	16.6%	92.9%
2029 & Beyond	5	117,955	$7.19	13.3%	93.8%	$848,440	7.1%	100.0%
Vacant(3)	0	54,876	$0.00	6.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	81	885,707	$14.30	100.0%		$11,878,434	100.0%

(1)	Information is based on the underwritten rent rolls dated October 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Vacant includes Staples (2.3% of portfolio NRA) and Mattress Firm (0.4% of portfolio NRA) which are in occupancy, however, were underwritten as vacant.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling figures exclude vacant space.

The Markets. The Victory Lakes Town Center Property is located in League City, Galveston County, Texas. The Victory Lakes Town Center Property is situated approximately 27.1 miles southeast of Houston in the NASA/Clear Lake retail submarket. According to a market report, as of November 2018, the NASA/Clear Lake retail submarket contains approximately 27.9 million SF, and has a vacancy rate of 4.8% and asking rent of $17.92 per SF. The appraisal determined market rent of $26.00 per SF for in-line space, $30.00 per SF for front facing space, $35.00 per SF for pad site space, $15.00 per SF for junior anchor space, $10.00 per SF for anchor space and $5.00 per SF for the JC Penney space. The appraisal identified 25 comparable quoted and leased grocery, anchor and junior anchor spaces with rental rates ranging between $5.28 and $26.00 per SF. The estimated 2018 population within a one-, three- and five-mile radius of the Victory Lakes Town Center Property was 4,069, 65,260 and 138,378, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Victory Lakes Town Center Property was $122,346, $118,165 and $121,085, respectively.

The following table presents in-line rental data with respect to comparable retail properties with respect to the Victory Lakes Town Center Property as identified in the appraisal:

Comparable In-Line Summary

Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(1)	Lease Term	Lease Type
Victory Lakes Town Center 2520 Gulf Freeway South League City, TX	2006	99.4%	370,367	$12.79	-	-
League City Towne Center 3040 Gulf Freeway South League City, TX	2008	97.0%	553,158	$14.00-$34.00	60-120	NNN
MarketPlace at Ninety-Six 1920 West League City Parkway League City, TX	2016	90.0%	163,545	$16.00-$28.00	60	NNN
Bay Colony Town Center 2885 Gulf Freeway South League City, TX	2008	94.0%	513,906	$15.00-$26.00	36-60	NNN

Source: Appraisal

(1)	For the Victory Lakes Town Center Property, represents underwritten rent per SF for in-line space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fidelis Portfolio

The McKinney Towne Crossing Property is located in McKinney, Collin County, Texas. The McKinney Towne Crossing Property is situated approximately 26.3 miles north of Dallas in the McKinney retail submarket. According to a market report and as of November 2018, the McKinney retail submarket contains approximately 9.2 million SF, and has a vacancy rate of 4.8% and asking rent of $21.64 per SF. The appraisal determined market rent of $28.00 per SF for in-line space, $30.00 per SF for front facing space, $35.00 per SF for pad site space, $14.00 per SF for junior anchor space and $10.00 per SF for anchor space. The appraisal identified 15 comparable leased anchor and junior anchor spaces with rental rates ranging between $8.00 and $22.23 per SF. The estimated 2018 population within a one-, three- and five-mile radius of the McKinney Towne Crossing Property was 9,370, 104,330 and 325,749, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the McKinney Towne Crossing Property was $167,808, $157,877 and $137,429, respectively.

The following table presents in-line rental data with respect to comparable retail properties with respect to the McKinney Towne Crossing Property as identified in the appraisal:

Comparable In-Line Summary

Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(1)	Lease Term	Lease Type
McKinney Towne Crossing 8800 State Highway 121 McKinney, TX	2006	94.0%	242,805	$20.04	-	-
Cameron Crossing 1739 North Central Expressway McKinney, TX	1998	98.0%	385,855	$18.00-$26.00	60-120	NNN
Custer Plaza 500 North Custer Road League McKinney, TX	2007	97.0%	50,577	$18.00-$26.00	Negotiable	NNN
Heritage Square 1705 West University Drive McKinney, TX	1980	97.6%	75,396	$15.00-$27.50	36-60	NNN
380 Towne Crossing 2050 West University Drive McKinney, TX	1984	97.0%	482,742	$22.00-$32.00	60-120	NNN

Source: Appraisal

For the McKinney Towne Crossing Property, represents underwritten rent per SF for in-line space.

The Riverstone Shopping Center Property is located in Missouri City, Fort Bend County, Texas. The Riverstone Shopping Center Property is situated approximately 21.0 miles southwest of Houston in the Far New Territory retail submarket. According to a market report and as of November 2018, the Far New Territory retail submarket contains approximately 7.3 million SF, has a vacancy rate of 3.6% and asking rent of $25.59 per SF. The appraisal determined market rent of $24.00 per SF for in-line space, $28.00 per SF for front facing space and between $9.00 and $15.00 per SF for anchor space. The appraisal identified 25 comparable quoted and leased grocery, anchor and junior anchor spaces with rental rates ranging between $5.28 and $26.00 per SF. The estimated 2018 population within a one-, three- and five-mile radius of the Riverstone Shopping Center Property was 11,050, 104,013 and 192,238, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Riverstone Shopping Center Property was $177,950, $143,751 and $141,488, respectively.

The following table presents in-line rental data with respect to comparable retail properties with respect to the Riverstone Shopping Center Property as identified in the appraisal:

Comparable In-line Summary

Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(1)	Lease Term	Lease Type
Riverstone Shopping Center 5730 Highway 6 Missouri City, TX	2005-2006	94.7%	272,535	$11.90	-	-
Tang City Plaza 4899-B Highway 6 Missouri City, TX	2017	90.0%	89,500	$24.00-$30.00	60-120	NNN
Siena Crossing 9130 Highway 6 Missouri City, TX	2008	98.0%	236,250	$24.00-$32.00	60-120	NNN
First Colony Marketplace 4610 Highway 6 Sugar Land, TX	1993	100.0%	159,166	$14.40-$24.00	36-60	NNN
Market at First Colony 3591 Highway 6 Sugar Land, TX	1988	97.0%	190,320	$15.00-$26.00	36-60	NNN

Source: Appraisal

(1)	For the Riverstone Shopping Center Property, represents underwritten rent per SF for in-line space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Fidelis Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fidelis Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$11,071,283	$11,252,201	$11,091,728	$11,108,190	$13,087,006	$14.78
Total Recoveries	$3,114,133	$3,190,519	$3,431,168	$3,359,035	$4,284,224	$4.84
Other Income	$20,769	$41,912	$41,354	$41,236	$41,236	$0.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,471,627)	($1.66)
Effective Gross Income	$14,206,185	$14,484,632	$14,564,250	$14,508,461	$15,940,840	$18.00
Total Operating Expenses	$4,358,583	$4,345,843	$4,398,547	$3,996,132	$4,767,276	$5.38
Net Operating Income(2)	$9,847,602	$10,138,789	$10,165,703	$10,512,329	$11,173,564	$12.62
Capital Expenditures	$0	$0	$0	$0	$132,856	$0.15
TI/LC	$0	$0	$0	$0	$442,854	$0.50
Net Cash Flow	$9,847,602	$10,138,789	$10,165,703	$10,512,329	$10,597,854	$11.97

Occupancy %(3)	92.9%	92.1%	92.7%	96.5%	91.5%
NOI DSCR(4)	1.62x	1.67x	1.67x	1.73x	1.84x
NCF DSCR(4)	1.62x	1.67x	1.67x	1.73x	1.74x
NOI Debt Yield(4)	10.5%	10.8%	10.8%	11.2%	11.9%
NCF Debt Yield(4)	10.5%	10.8%	10.8%	11.2%	11.3%

(1)	UW Gross Potential Rent includes approximately $73,524 in rent steps through April 2019.

(2)	UW Net Operating Income is higher than 8/31/2018 TTM Net Operating Income due in part to (i) UTMB expanding by 42,204 square feet at the Victory Lakes Town Center Property with rent commencement in late 2018 ($633,060 in underwritten base rent), (ii) Patel Brothers’ rent commencing in late 2018 ($300,000 in underwritten base rent) and (iii) $73,524 of contractual rent steps underwritten through April 2019.

(3)	Occupancy % for 2015, 2016 and 2017 represents physical occupancy as of December 31 for each respective year. TTM Occupancy % equates to physical occupancy as of October 10, 2018. UW Occupancy % is based on underwritten economic occupancy.

(4)	Debt service coverage ratios and debt yields are based on the Fidelis Portfolio Whole Loan.

Release of Property. Commencing on the payment date in November 2019, the Fidelis Portfolio Borrowers are permitted to obtain the release of any one individual property or more (each a “Release Property”) as collateral for the Fidelis Portfolio Whole Loan, provided that the following conditions, among others, are satisfied: (a) no event of default or other Sweep Event Period (as defined below) then exists; (b) the Fidelis Portfolio Borrowers partially prepay the Fidelis Portfolio Whole Loan (together with payment of a prepayment fee equal to the greater of 1% of the unpaid principal balance or yield maintenance) in an amount equal to the greatest of (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the debt service coverage ratio on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the release being not less than the greater of (x) the debt service coverage ratio immediately prior to the release and (y) 1.74x, (iii) an amount which would result in the loan-to-value ratio on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the release being not greater than 65.0%, and (iv) an amount which would result in the debt yield on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the release being not less than the greater of (x) the debt yield immediately prior to the release and (y) 11.8%; and (c) title to the Release Property will be transferred to a person or entity other than the Fidelis Portfolio Borrowers or an affiliate of the Fidelis Portfolio Borrowers. The allocated loan amounts, based on the Fidelis Portfolio Whole Loan, for the Victory Lakes Town Center Property, McKinney Towne Crossing Property and the Riverstone Shopping Center Property are $37,100,000, $35,700,000 and $21,500,000, respectively.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the trailing 12-month period is less than 1.15x.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such a cure in its reasonable discretion, and with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	The Grove Apartments

Mortgage Loan No. 13 – The Grove Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,300,000			Location:	Las Vegas, NV 89108
Cut-off Date Balance:	$21,300,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Scott A. Smith; Scott Stehman;			Year Built/Renovated:	1989/2016-2018
	Howard J. Aaronson; Jeffery C. Jones;			Size:	256 Units
	Steve J. Oliva			Cut-off Date Balance per Unit:	$83,203
Mortgage Rate:	5.2400%			Maturity Date Balance per Unit:	$83,203
Note Date:	11/7/2018			Property Manager:	American Management Services West LLC
First Payment Date:	1/1/2019
Maturity Date:	12/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,828,782
Seasoning:	0 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.56x
Additional Debt Type:	N/A			Most Recent NOI:	$1,596,473 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,371,773 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy:	93.4% (10/2/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2017)
RE Tax:	$10,911	$10,911	N/A	3rd Most Recent Occupancy:	94.7% (12/31/2016)
Insurance:	$7,490	$3,745	N/A	Appraised Value (as of)(1):	$34,800,000 (10/5/2018)
Deferred Maintenance:	$10,563	$0	N/A	Cut-off Date LTV Ratio:	61.2%
Recurring Replacements:	$0	$5,333	N/A	Maturity Date LTV Ratio:	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,300,000	60.9%	Purchase Price:	$34,500,000	98.6%
Borrower Sponsor Equity:	$13,693,652	39.1%	Closing Costs:	$464,688	1.3%
			Reserves:	$28,964	0.1%

Total Sources:	$34,993,652	100.0%	Total Uses:	$34,993,652	100.0%

(1)	The Appraised Value is based on the extraordinary assumption that the 101 units, which have not yet been renovated, will be renovated and completed in a workmanlike manner by October 5, 2020, the forecasted date of completion of the renovations. The appraisal states that it utilized the income from the “As Renovated” market rent conclusions and deducted the remaining cost and appropriate profit to complete the renovations, as well as accounting for rent loss during construction. Renovations are not required under the loan documents and have not been reserved for.

The Mortgage Loan. The thirteenth largest mortgage loan (“The Grove Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,300,000 secured by a first priority mortgage encumbering the fee interest in a 256-unit, garden apartment complex located in Las Vegas, Nevada ( “The Grove Apartments Property”). The proceeds of The Grove Apartments Mortgage Loan, together with $13,693,652 of borrower equity, were used to acquire The Grove Apartments Property, fund reserves and pay closing costs.

The Borrower and Sponsors. The borrowers are Grove Equity Delaware, LLC (33.9376%), Timbertree Finnatix Delaware, LLC (25.0243%), Union Hills Equity Delaware, LLC (35.198%), and SJO Grove Delaware, LLC (5.8401%) as tenants-in-common (“The Grove Apartments Borrowers”). Each borrower is a single purpose Delaware limited liability company with no independent directors. The borrower sponsors and nonrecourse carve-out guarantors of The Grove Apartments Mortgage Loan are Scott A. Smith, Scott Stehman, Howard J. Aaronson, Steve J. Oliva and Jeffery C. Jones, both in his individual capacity and as trustee of the Jeffery C. Jones Revocable Living Trust.

Timbertree Finnatix Delaware, LLC is wholly owned by Alder Creek Finnatix, LLC which is in turn equally owned by Donna J. Wax Revocable Living Trust and Jeffrey C. Jones Revocable Living Trust. Union Hills Equity Delaware, LLC is owned partially by Howard J. Aaronson (57.9%) and partially by Scott Stehman (36.0%) who will serve as controlling members. There are a total of 19 investors with ownership interests in Grove Equity Delaware, LLC with Scott A. Smith serving as the controlling member holding the largest ownership interest at 17.2% through his trust and Scott Stehman holding 12.9% through TSS Grove, LLC . SJO Grove Delaware, LLC is wholly owned and controlled by Steve J. Oliva.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	The Grove Apartments

The Property. The Grove Apartments Property is a two-story, 256-unit garden apartment complex with a leasing/clubhouse, a maintenance shop, a restroom building and two detached storage units located in Las Vegas, Nevada. The Grove Apartments Property was developed in 1989 and was renovated between 2016 and 2018. Amenities at The Grove Apartments Property include a full appliance package consisting of a range/oven, range hood/ microwave, frost-free refrigerator, garbage disposal, and dishwasher. Additional unit amenities include eight foot ceilings with ceiling fans in the dining areas in select units, walk-in closets and washers and dryers. Project amenities include a community pool with two spas, assigned covered parking, BBQ areas, and a fitness center. The Grove Apartments Property includes 408 total parking spaces, 260 of which are covered, resulting in a parking ratio of 1.6 spaces per 1,000 SF of rentable area.

Of the 256 total units, 155 units have undergone some level of renovation, of which 133 units have been renovated by the current owner at approximately $7,800 per unit and 22 units have been renovated by the previous owner. Renovations by the seller included unit interior renovations ($1,409,166), leasing office and fitness center repair ($282,611), exterior paint and stucco repair ($283,529), addition of the pool area, and adding the BBQ, fencing and fire pit ($156,664). The average rent premium achieved was $105 per month for one bedroom units and $165 per month for two bedroom units. The Grove Apartments Borrowers have currently budgeted $892,111 for exterior and interior improvements. Approximately $125,000 is expected to be invested in exterior improvements such as landscaping, exterior lighting and upgrading the model unit. The remaining $767,111 or $6,236 per unit is expected to be spent on upgrades to the units including new appliances, new doors and cabinets, two-tone interior paint, resurfacing the showers, cleaning and painting the countertops. Such renovations are not required under the loan documents and have not been reserved for.

As of October 2, 2018, The Grove Apartments Property was 93.4% occupied and has averaged occupancy of 94.2% since August 2016.

The Grove Apartments Property previously secured a securitized commercial mortgage loan that went into special servicing in 2009 and was foreclosed in 2010. The Grove Apartments Property was owned by the special servicer of such securitization until 2016, when it was sold to the current seller for $21 million and was securitized in the FREMF 2016-KF23 transaction.

The table below shows the apartment unit mix at The Grove Apartments Property:

The Grove Apartments Unit Mix
Unit Type	Average SF per Unit	Units	Occupied Units	% Occupied	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
1 BR, 1 BA	750	104	93	89.4%	78,000	$824	$950
2 BR, 1 BA	900	48	47	97.9%	43,200	$904	$1,055
2 BR, 2 BA	1,100	104	99	95.2%	114,400	$1,005	$1,175
Total/Wtd. Avg.	920	256	239	93.4%	235,600	$912	$1,061

Source: Underwritten rent roll dated October 2, 2018 and appraisal.

The Market. The Grove Apartments Property is located in Las Vegas, Nevada, approximately 10 miles northwest of the Las Vegas central business district and 12 miles northwest of the Las Vegas Strip. The Grove Apartments Property is situated adjacent to the southeast corner of US Highway 95 and West Cheyenne Avenue in close proximity to multiple retail centers including Meadows Mall, a 1 million SF mall that has over 140 stores and is anchored by Dillard’s, JC Penney, Macy’s and Sears. There is a Walmart anchored power center that contains a Ross Dress for Less, 24-Hour Fitness, GameStop, UPS Store, Carl’s Jr outparcel, Cicis, Marie Callender’s and Sally Beauty adjacent to The Grove Apartments Property.

According to the appraisal, The Grove Apartments Property is located within the Las Vegas-Henderson-Paradise, NV metropolitan statistical area (the “MSA”), which had a total population of 2,209,677 and experienced an annual population growth rate of 1.6% since 2010. The MSA includes a total of 1,023,088 employees and has a 6.3% unemployment rate. The top three industries within the area are Accommodation/Food Services, Retail Trade and Health Care/Social Assistance, which represent a combined total of 41% of the population. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius is 18,150, 183,108 and 416,483, respectively, and the 2018 estimated median household income within a one-, three- and five-mile radius was $45,947, $52,795 and $55,521, respectively.

The Grove Apartments Property is located in the Summerlin/Spring Valley multifamily submarket within the Las Vegas market. According to a third party market report, as of the third quarter of 2018, the Summerlin/Spring Valley multifamily submarket had approximately 35,061 units with a 5.1% vacancy rate and average rental rate of $1,180 per unit. According to a third party market report, as of the third quarter of 2018, the Las Vegas market had approximately 160,723 units with a 5.7% vacancy rate and average rental rate of $1,009 per unit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	The Grove Apartments

Comparable rental properties to The Grove Apartments Property are shown in the table below:

Comparable Rental Properties
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Rent PSF
The Grove Apartments	Las Vegas, NV	N/A	1989	256	93.4%(1)	920	$1,061	$1.15
Entrada Di Paradiso	Las Vegas, NV	0.3 mi	1989	480	93%	992	$1,222	$1.23
Xander 3900	Las Vegas, NV	1.3 mi	1997	480	94%	923	$966	$1.05
Canyon Creek Villas	Las Vegas, NV	0.3 mi	1989	215	95%	1,141	$1,140	$1.00
Sterling Summerland	Las Vegas, NV	0.8 mi	1988	464	98%	935	$986	$1.05
Saint Lucia	Las Vegas, NV	1.1 mi	1990	440	94%	965	$1,083	$1.12
Kaleidoscope	Las Vegas, NV	0.5 mi	1989	208	94%	880	$1,044	$2.26
The Sanctuary (fka Avery Park)	Las Vegas, NV	1.0 mi	1988	320	96%	965	$1,069	$1.11
Total/Wtd. Avg.(2)				2,607	95%	965	$1,070	$1.19

Source: Appraisal.

(1)	The Grove Apartments Property was 93.4% occupied as of October 2, 2018.

(2)	Total/Wtd. Avg. excludes The Grove Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grove Apartments Property:

Cash Flow Analysis(1)
	12/31/2017	9/30/2018 TTM	UW	UW per Unit
Gross Potential Rent	$2,454,249	$2,670,211	$2,810,148	$10,977.14
Discounts and Concessions	($16,154)	($21,488)	($14,725)	($57.52)
Other Income(2)	$193,680	$244,141	$244,141	$953.68
Less Vacancy & Credit Loss	($192,711)	($160,978)	($140,507)	($548.86)
Effective Gross Income	$2,439,064	$2,731,886	$2,899,057	$11,324.44
Total Operating Expenses	$1,067,291	$1,135,413	$1,070,274	$4,180.76
Net Operating Income	$1,371,773	$1,596,473	$1,828,782	$7,143.68
Capital Expenditures	$0	$0	$64,000	$250.00
Net Cash Flow	$1,371,773	$1,596,473	$1,764,782	$6,893.68

Occupancy %	95.6%	93.4%(3)	95.0%(3)
NOI DSCR	1.21x	1.41x	1.62x
NCF DSCR	1.21x	1.41x	1.56x
NOI Debt Yield	6.4%	7.5%	8.6%
NCF Debt Yield	6.4%	7.5%	8.3%

(1)	Historical financial and occupancy information prior to 2017 are not available due to renovations.

(2)	UW Other Income is primarily comprised of late fees ($42,871), application fees ($23,862), termination fees ($15,491), MTM premiums ($5,399), cleaning fees ($19,453), pet fees ($13,070) and utility reimbursements ($103,669).

(3)	The Grove Apartments Property was underwritten to an economic occupancy of 95.0%. 9/30/2018 TTM Occupancy represents physical occupancy as of October 2, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H4	Dupont Circle Retail

Mortgage Loan No. 14 – Dupont Circle Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CCRE		Single Asset/Portfolio:	Portfolio
Original Balance:		$19,999,999		Location:	Washington, DC 20036
Cut-off Date Balance:		$19,999,999		General Property Type:	Retail
% of Initial Pool Balance:		2.5%		Detailed Property Type:	Urban Retail
Loan Purpose:		Refinance		Title Vesting:	Fee
Sponsor:		Norman Jemal		Year Built/Renovated:	1900 / 2018
Mortgage Rate:		4.9575%		Size:	25,609 SF
Note Date:		11/6/2018		Cut-off Date Balance per SF:	$781
First Payment Date:		12/6/2018		Maturity Date Balance per SF:	$781
Maturity Date:		11/6/2028		Property Manager:	Douglas Development Corp. (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		1 month		UW NOI:	$1,624,343
Prepayment Provisions:		LO (25); DEF (90); O (5)		UW NOI Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	8.1%
Additional Debt Type:		N/A		UW NCF DSCR:	1.59x
Additional Debt Balance:		N/A		Most Recent NOI:	$1,585,726 (6/30/2018 TTM)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent NOI:	$1,784,291 (12/31/2017)
Reserves				3rd Most Recent NOI:	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	100.0% (10/23/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Recurring Replacements:	$0	$320	$11,525	Appraised Value (as of):	$35,200,000 (10/16/2018)
TI/LC:	$0	$2,134	$100,000	Cut-off Date LTV Ratio:	56.8%
Other(1):	$1,328,253	Springing	N/A	Maturity Date LTV Ratio:	56.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,999,999	100.0%	Loan Payoff:	$9,711,659	48.6%
			Closing Costs:	$478,298	2.4%
			Reserves:	$1,328,253	6.6%
			Return of Equity	$8,481,790	42.4%
Total Sources:	$19,999,999	100.0%	Total Uses:	$19,999,999	100.0%

(1)	Other reserves consist of free rent for Set Entertainment ($75,000) and Chick-fil-A ($388,860), TI/LC for Chick-fil-A ($847,393) and immediate repairs for Shake Shack ($17,000).
(2)	The Dupont Circle Retail Properties are 100.0% leased. Chick-fil-A is currently in the process of building out its space. The expected lease and rent commencement dates are February and July 2019, respectively. At loan origination, the borrowers deposited $847,393 into a TI/LC reserve account and $388,860 into a free rent reserve account earmarked for Chick-fil-A.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Dupont Circle Retail Mortgage Loan”) is evidenced by a promissory note in the original balance of $19,999,999 and secured by a first priority mortgage encumbering the fee interest in two adjacent urban retail properties containing three buildings located in Washington, DC (the “Dupont Circle Retail Properties”). The proceeds of the Dupont Circle Retail Mortgage Loan were used to pay-off existing debt, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Sponsor. The borrowers are Jemal Jefferson Limited Partnership and Jemal-Vent Limited Partnership (the “Dupont Circle Retail Borrowers”), both of which are single-purpose District of Columbia limited partnerships, with one independent director each. The borrower sponsor is Norman Jemal, a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people with a current portfolio of more than 10.0 million SF and more than 5.0 million SF of developable real estate. They operate in Washington, D.C., New York, New Jersey, and Pennsylvania.

The Properties. The Dupont Circle Retail Properties consist of three buildings, totaling 25,609 SF, located in the Dupont Circle area of downtown Washington D.C. The Dupont Circle Retail Properties are located on the corner of 18th Street Northwest and Jefferson Place Northwest, which is connected to Connecticut Ave NW, a major thoroughfare of the D.C. area. The buildings range from three stories (1214 & 1216 Washington Street) to four stories (1212 18th Street) with each building having a basement and small mezzanine space.

The Dupont Circle Retail Properties are 100.0% leased by seven tenants with the largest tenants being Chick-fil-A, Eighteenth Street Lounge, Set Entertainment (previously The Public Group Sports Bar), Shake Shack and Pei Wei (subleased to Little Beet). According to the sponsor, the Dupont Circle Retail Properties have been 100% leased since 2013 and have never been below 88.0% occupancy since 2011.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Dupont Circle Retail

Property Summary
Property Name, Location	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	SF	Occ.(1)	UW NOI	UW NOI %	Appraised Value	% of Appraised Value
Jemal Jefferson 1212-1214 18th Street Northwest Washington, DC	1900 / 2018	$12,100,000	60.5%	17,530	100.0%	$1,004,924	61.9%	$21,000,000	59.7%
Jemal Vent 1216 18th Street Northwest Washington, DC	1900 / 2018	$7,899,999	39.5%	8,079	100.0%	$619,419	38.1%	$14,200,000	40.3%
Total		$19,999,999	100.0%	25,609	100.0%	$1,624,343	100.0%	$35,200,000	100.0%

(1)	Information based on the underwritten rent rolls dated October 23, 2018.

Major Tenants:

Chick-fil-A (5,298 SF, 20.7% of NRA, 20.1% of underwritten base rent) is an American fast food restaurant chain founded in 1946 with more than 2,100 restaurants, primarily in the United States. Chick-fil-A executed a 15-year lease in October 2018, which is expected to commence in February 2019. Chick-fil-A is currently in the process of building out its space. The expected rent commencement date is July 2019. At loan origination, the Dupont Circle Retail Borrowers escrowed $847,393 for tenant improvements and leasing commissions earmarked for Chick-fil-A as well as $388,860 for 11 months of free rent.

Eighteenth Street Lounge (4,823 SF, 18.8% of NRA, 10.9% of underwritten base rent) is a local gathering place for musicians and DJs featuring cocktails, vintage sofas and multiple rooms. Eighteenth Street Lounge opened in 1995 and has been independently operated by Farid Nouri. Eighteenth Street Lounge is also the birthplace of the electronic music duo Thievery Corporation, and its affiliated record label, ESL Music.

Eighteenth Street Lounge has a current lease expiration of June 2020 with 3% annual rental escalations through the remainder of its lease. Eighteenth Street Lounge has no renewal or termination options remaining.

Set Entertainment (previously The Public Group Sports Bar) (4,242 SF, 16.6% of NRA, 12.9% of underwritten base rent) is a multi-faceted restaurant/lounge and sports bar offering traditional American food. Set Entertainment (d/b/a The Public Group Sports Bar) has been a tenant at the Dupont Circle Retail Properties since 1995. Set Entertainment (d/b/a The Public Group Sports Bar) has a current lease expiration of December 2029 with no renewal or termination options.

Shake Shack (3,716 SF, 14.5% of NRA, 21.8% of underwritten base rent) is a fast food burger restaurant offering burgers, hot dogs, and milkshakes. Shake Shack executed a fifteen-year lease in July 2010, which expires in March 2026. The lease features one, five-year renewal option with no termination options.

The following table presents a summary regarding the major tenants at the Dupont Circle Retail Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Chick-fil-A	NR/NR/NR	5,298	20.7%	$350,000	20.1%	$66.06	1/31/2034
Eighteenth Street Lounge	NR/NR/NR	4,823	18.8%	$189,992	10.9%	$39.39	6/30/2020
Set Entertainment (previously The Public Group Sports Bar)	NR/NR/NR	4,242	16.6%	$225,000	12.9%	$53.04	12/31/2029
Shake Shack	NR/NR/NR	3,716	14.5%	$380,031	21.8%	$102.27	3/31/2026
Pei Wei(3)	NR/Ba3/NR	3,167	12.4%	$316,424	18.2%	$99.91	1/1/2023
Subtotal/Wtd. Avg.		21,246	83.0%	$1,461,446	83.9%	$68.79

Other Tenants		4,363	17.0%	$280,684	16.1%	$64.33
Vacant Space		0	0.0%	$0	0.0%	$0
Total/Wtd. Avg. (4)		25,609	100.0%	$1,742,130	100.0%	$68.03

(1)	Information is based on the underwritten rent roll as of October 23, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Pei Wei subleases the entirety of its space to Little Beet on a coterminous lease that expires in January 2023. Little Beet is a fast food chain servicing local, seasonal and natural ingredients. Pursuant to the terms of its sublease, Little Beet may renew its lease directly with the landlord for an additional seven years. Underwritten base rent of $99.91 PSF is based on the in-place Pei Wei lease with rent steps through December 2019. According to the terms of its sublease, Little Beet’s current annual base rent is $94.88 per SF plus an additional percentage rent. Little Beet is not required to report sales to the lender.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Dupont Circle Retail

The following table presents certain information relating to the lease rollover schedule at the Dupont Circle Retail Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0%	$0	0.0%	0.0%
2020	1	4,823	$39.39	18.8%	18.8%	$189,992	10.9%	10.9%
2021	1	2,000	$71.03	7.8%	26.6%	$142,055	8.2%	19.1%
2022	0	0	$0.00	0.0%	26.6%	$0	0.0%	19.1%
2023	2	5,530	$82.29	21.6%	48.2%	$455,053	26.1%	45.2%
2024	0	0	$0.00	0.0%	48.2%	$0	0.0%	45.2%
2025	0	0	$0.00	0.0%	48.2%	$0	0.0%	45.2%
2026	1	3,716	$102.27	14.5%	62.7%	$380,031	21.8%	67.0%
2027	0	0	$0.00	0.0%	62.7%	$0	0.0%	67.0%
2028	0	0	$0.00	0.0%	62.7%	$0	0.0%	67.0%
2029 & Beyond	2	9,540	$60.27	37.3%	100.0%	$575,000	33.0%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	7	25,609	$68.03	100.0%	100.0%	$1,742,130	100.0%

(1)	Information is based on the underwritten rent roll as of October 23, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Dupont Circle Retail Properties are located at the intersection of 18th Street Northwest and Jefferson Place Northwest located in downtown Washington, D.C. Additionally, the Dupont Circle Retail Properties are located within the Golden Triangle Business District, a 43 square-block neighborhood that stretches from Dupont Circle to Pennsylvania Avenue. Nearby transportation routes include U.S. Route 1, Interstate 66 and U.S. Route 50. The 2017 population and median household income within a 3-mile radius were 373,008 and $95,255, respectively.

The Dupont Circle Retail Properties are located within the Dupont Circle retail submarket. Over the past five years, vacancy has ranged from 2.6% to 3.3% with an average of 2.8%. As of the third quarter of 2018, the Dupont Circle submarket had a total retail inventory of approximately 3.2 million with a vacancy rate of 3.1% and an asking rent of approximately $54.02 PSF. The appraisal analyzed a competitive set of nine properties, totaling 84,997 SF. The competitive set reported a vacancy rate of 1.5% with asking rents ranging from $58.89 PSF to $81.22 PSF. The appraisal concluded a market rent of $76.90 PSF, which is approximately 13.0% greater than the underwritten base rent of $68.03 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Dupont Circle Retail

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Dupont Circle Retail Properties:

Cash Flow Analysis
	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,805,595	$1,613,090	$1,742,130	$68.03
Total Recoveries	$449,823	$459,903	$549,782	$21.47
Other Income	$1,809	$59	$61	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	($114,596)	($4.47)
Effective Gross Income	$2,257,227	$2,073,052	$2,177,377	$85.02
Total Expenses	$472,936	$487,327	$553,034	$21.60
Net Operating Income	$1,784,291	$1,585,726	$1,624,343	$63.43
TI/LC	$0	$0	$25,609	$1.00
Capital Reserves	$0	$0	$3,842	$0.15
Net Cash Flow	$1,784,291	$1,585,726	$1,594,892	$62.28

Occupancy %	100.0%	100.0%	100.0%
NOI DSCR	1.77x	1.58x	1.62x
NCF DSCR	1.77x	1.58x	1.59x
NOI Debt Yield	8.9%	7.9%	8.1%
NCF Debt Yield	8.9%	7.9%	8.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 23, 2018 and includes rent steps through December 31, 2019 totaling $33,295.
(2)	UW Vacancy represents 5.0% of Gross Potential Rent and Total Recoveries. The Dupont Circle Retail Properties are 100.0% leased. The appraisal concluded a 3.1% vacancy rate
(3)	Cash flows prior to 2017 were not applicable because the sponsor was not properly including the rental payments from the affiliate-lease for Douglas Development Corporation in the financial statements. The sponsor has since leased this space to a third party.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Hamilton Crossing

Mortgage Loan No. 15 – Hamilton Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,500,000			Location:	Alcoa, TN 37701
Cut-off Date Balance:	$19,500,000			General Property Type:	Retail
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	William F. Harmeyer; Hardam Singh			Year Built/Renovated:	2007/N/A
	Azad			Size:	175,464 SF
Mortgage Rate:	5.2000%			Cut-off Date Balance per SF:	$111
Note Date:	11/21/2018			Maturity Date Balance per SF:	$99
First Payment Date:	1/6/2019			Property Manager:	Azad Commercial Realty
Maturity Date:	12/6/2028				Services, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,164,112
Seasoning:	0 months			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	12.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.99x (IO) 1.59x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,027,694 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,419,066 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,356,788 (12/31/2016)
Reserves				Most Recent Occupancy:	94.8% (11/14/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.8% (12/31/2017)
RE Tax:	$118,521	$46,342	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2016)
Insurance:	$4,516	$2,258	N/A	Appraised Value (as of):	$30,100,000 (10/10/2018)
Recurring Replacements:	$100,000	$2,193	N/A	Cut-off Date LTV Ratio:	64.8%
TI/LC:	$250,000	$10,967	$900,000	Maturity Date LTV Ratio:	57.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	68.0%	Purchase Price:	$27,750,000	96.8%
Sponsor Equity:	$6,156,533	21.5%	Reserves:	$473,037	1.7%
Seller Credit:	$3,000,000	10.5%	Closing Costs:	$433,495	1.5%

Total Sources:	$28,656,533	100.0%	Total Uses:	$28,656,533	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Hamilton Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 and is secured by a first priority fee mortgage encumbering an anchored retail property located in Alcoa, Tennessee (the “Hamilton Crossing Property”). The proceeds of the Hamilton Crossing Mortgage Loan were primarily, along with approximately $6.2 million of borrower sponsor equity, used to acquire the Hamilton Crossing Property, fund reserves and pay closing costs.

The Borrowers and the Sponsors. The borrowers are Mont Belvieu Properties II, LLC and Alcoa HC, LP. Mont Belvieu Properties II, LLC is a Delaware limited liability company and Alcoa HC, LP is a Texas limited partnership (the “Hamilton Crossing Borrowers”). The Hamilton Crossing Borrowers own the Hamilton Crossing Property as tenants-in-common. The non-recourse carveout guarantors are William F. Harmeyer and Hardam Singh Azad. Mr. Azad is based in Houston, Texas and has more than 35 years of real estate experience. He is a licensed real estate broker. Mr. Azad founded Azad Commercial Realty Services, LLC in 1995 and handles all real estate brokerage, acquisition, ownership and management business, specifically focusing on retail properties. The company reported 29 acquisitions over the last 20 years. The company’s current holdings, inclusive of the Hamilton Crossing Property, include 17 multi-tenant shopping centers totaling approximately 1.9 million SF which are located in Texas, Alabama, Louisiana, Tennessee and Oklahoma.

The Property. The Hamilton Crossing Property is comprised of a 175,464 SF anchored shopping center located within the Knoxville MSA in Alcoa, Tennessee. The Hamilton Crossing Property is currently 94.8% leased as of November 14, 2018 to 13 tenants and is anchored by Dick’s Sporting Goods (50,000 SF), Ross Dress for Less (30,187 SF), Michaels (20,463 SF), PetSmart (20,087 SF) and Old Navy (15,000 SF). The Hamilton Crossing Property is situated across from a Walmart Supercenter and Lowe’s. The Hamilton Crossing Property is a part of the retail center corridor for Alcoa, Maryville and the surrounding south Knoxville region. Fronting U.S. 129/TN 155 with a traffic count of 36,615 vehicles per day, the Hamilton Crossing Property caters to consumers reaching south and east of I-75.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Hamilton Crossing

Major Tenants.

Dick’s Sporting Goods (50,000 SF, 28.5% of NRA, 17.4% of underwritten base rent). Dick’s Sporting Goods is a large sporting goods retailer, offering a broad assortment of brand name sporting goods equipment, apparel and footwear. Dick’s Sporting Goods was founded in 1948 and is currently ranked No. 340 on the Fortune 500. The company is headquartered in Pittsburgh, Pennsylvania and operates more than 700 stores. It has been a tenant at the Hamilton Crossing Property since 2008, signing a 10-year lease that was scheduled to expire in January 2019. Dick’s recently renewed and extended its lease to January 2024. Dick’s Sporting Goods has three five-year renewal options remaining at an initial rent of $8.70 PSF.

Ross Dress for Less (30,187 SF, 17.2% of NRA, 12.9% of underwritten base rent). Ross Dress for Less is an off-price retail apparel and home fashion store. Ross Dress for Less offers in-season, name brand and designer apparel, accessories, footwear and home fashions at a discounted rate. As of the end of fiscal year 2017, Ross Dress for Less operated over 1,400 stores across the United States and Guam. Ross Dress for Less has been a tenant at the Hamilton Crossing Property since 2008, signing a 10-year lease that was scheduled to expire in January 2019. Ross recently renewed and extended its lease to January 2024. Ross Dress for Less has three five-year renewal options remaining at an initial rent of $11.04 PSF.

Michaels (20,463 SF, 11.7% of NRA, 10.0% of underwritten base rent). Michaels is headquartered in Irving, Texas and is a large American arts and crafts retail chain and currently operates more than 1,200 stores. Michaels has been a tenant at the Hamilton Crossing Property since 2011, signing a 10-year lease that expires in February 2021. Michaels has four five-year renewal options remaining at an initial rent of $12.50 PSF.

PetSmart (20,087 SF, 11.4% of NRA, 13.3% of underwritten base rent). PetSmart is a large specialty pet retailer of services and solutions. PetSmart employs approximately 55,000 associates and operates more than 1,600 pet stores across the United States, Canada and Puerto Rico. PetSmart has been a tenant at the Hamilton Crossing Property since 2007, signing a 15-year lease that expires in August 2022. PetSmart has three five-year renewal options remaining at an initial rent of $16.50 PSF.

Old Navy (15,000 SF, 8.5% of NRA, 9.3% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by Gap Inc. Old Navy operates more than 1,000 stores across the United States, Canada, Puerto Rico and Japan. Old Navy has been a tenant at the Hamilton Crossing Property since 2007, signing a 10-year lease that was scheduled to expire in August 2017. Old Navy renewed its lease in September 2017, extending the term to August 2022.

The following table presents a summary regarding major tenants at the Hamilton Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Sales PSF	Occ. Cost %	Lease Expiration
Major Tenants
Dick’s Sporting Goods	NR/NR/NR	50,000	28.5%	$410,000	$8.20	17.4%	N/A	N/A	1/31/2024
Ross Dress for Less	NR/A3/A-	30,187	17.2%	$303,077	$10.04	12.9%	N/A	N/A	1/31/2024
Michaels	NR/NR/BB-	20,463	11.7%	$235,324	$11.50	10.0%	N/A	N/A	2/28/2021
PetSmart	NR/Caa3/CCC	20,087	11.4%	$311,348	$15.50	13.3%	N/A	N/A	8/31/2022
Old Navy	NR/Baa2/BB+	15,000	8.5%	$217,500	$14.50	9.3%	N/A	N/A	8/31/2022
Subtotal/Wtd. Avg.		135,737	77.4%	$1,477,249	$10.88	62.9%

Other Tenants		30,654	17.5%	$872,447	$28.46	37.1%
Vacant Space		9,073	5.2%	$0	$0.00	0.0%
Total/Wtd. Avg.(3)		175,464	100.0%	$2,349,696	$14.12	100.0%

(1)	Information is based on the underwritten rent roll dated November 14, 2018.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Hamilton Crossing

The following table presents certain information relating to the lease rollover schedule at the Hamilton Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	21,974	$12.33	12.5%	12.5%	$271,044	11.5%	11.5%
2022	4	45,473	$15.64	25.9%	38.4%	$711,070	30.3%	41.8%
2023	3	12,645	$36.18	7.2%	45.6%	$457,545	19.5%	61.3%
2024	2	80,187	$8.89	45.7%	91.3%	$713,077	30.3%	91.6%
2025	1	3,525	31.84	2.0%	93.4%	$112,236	4.8%	96.4%
2026	0	0	$0.00	0.0%	93.4%	$0	0.0%	96.4%
2027	0	0	$0.00	0.0%	93.4%	$0	0.0%	96.4%
2028	1	2,587	$32.75	1.5%	94.8%	$84,724	3.6%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	94.8%	$0	0.0%	100.0%
Vacant	0	9,073	$0.00	5.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	175,464	$14.12	100.0%		$2,349,696	100.0%

(1)	Information is based on the underwritten rent roll dated November 14, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Hamilton Crossing Property is located in Alcoa, Blount County, Tennessee. The Hamilton Crossing Property is situated in the Blount County retail submarket. The Blount County retail submarket contains approximately 7.0 million SF with a third quarter 2018 vacancy rate of 2.4% and asking rent of $12.33 PSF. The appraisal determined market rent of $9.00 PSF for anchor space, $15.00 for junior anchor space, $30.00 PSF for shop outbuilding space and $48.00 for freestanding outbuilding space. The estimated 2018 population within a one-, three- and five-mile radius of the Hamilton Crossing Property was 3,467, 38,266 and 71,207, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Hamilton Crossing Property was $52,781, $61,024 and $66,954, respectively.

The following table presents recent leasing data with respect to comparable retail properties with respect to the Hamilton Crossing Property as identified in the appraisal:

Comparable Retail Rentals Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Quoted Rental Rate	Lease Type
Hamilton Crossing 111-221 Hamilton Crossing Drive Alcoa, TN	2007	94.8%(1)	175,464(1)	-	-
The Shoppes at Hamilton 715 Louisville Road Alcoa, TN	2006	100.0%	20,409	$24.00	NNN
Crabtree Commons 445 Marilyn Lane Alcoa, TN	2006	100.0%	19,325	$23.00	NNN
Northshore Town Center 2020 Town Center Boulevard Knoxville, TN	2013	100.0%	78,453	$31.00	NNN
Turkey Creek EarthFare Shops 10903-10919 Parkside Drive Knoxville, TN	2004	100.0%	39,697	$24.50	NNN
Pavilion of Turkey Creek 10936-11170 Parkside Drive Knoxville, TN	2001 / 2003	99.0%	657,771	$24.00 - $29.00	NNN

Source: Appraisal.

(1)	Information based on the underwritten rent roll dated November 14, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4	Hamilton Crossing

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hamilton Crossing Property:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,538,760	$2,528,834	$2,600,920	$2,534,664	$2,496,521	$14.23
Total Recoveries(2)	$787,436	$740,137	$760,843	$466,864	$709,895	$4.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($146,825)	($0.84)
Effective Gross Income	$3,326,196	$3,268,971	$3,361,763	$3,001,528	$3,059,591	$17.44
Total Operating Expenses	$929,667	$912,183	$942,697	$973,834	$895,480	$5.10
Net Operating Income	$2,396,529	$2,356,788	$2,419,066	$2,027,694	$2,164,112	$12.33
Capital Expenditures	$0	$0	$0	$0	$26,320	$0.15
TI/LC	$0	$0	$0	$0	$93,225	$0.53
Net Cash Flow	$2,396,529	$2,356,788	$2,419,066	$2,027,694	$2,044,567	$11.65

Occupancy %(3)	97.7%	98.8%	94.8%	94.8%	95.4%
NOI DSCR (IO)	2.33x	2.29x	2.35x	1.97x	2.10x
NOI DSCR (P&I)	1.87x	1.83x	1.88x	1.58x	1.68x
NCF DSCR (IO)	2.33x	2.29x	2.35x	1.97x	1.99x
NCF DSCR (P&I)	1.87x	1.83x	1.88x	1.58x	1.59x
NOI Debt Yield	12.3%	12.1%	12.4%	10.4%	11.1%
NCF Debt Yield	12.3%	12.1%	12.4%	10.4%	10.5%

(1)	UW Gross Potential Rent includes approximately $9,443 in rent steps through April 2019.
(2)	9/30/2018 TTM Total Recoveries do not include collections from several major tenants, which were paid in October 2018.
(3)	Occupancy % for 2015, 2016 and 2017 represents physical occupancy as of December 31 for each respective year. 9/30/2018 TTM Occupancy % equates to physical occupancy as of November 14, 2018. UW Occupancy % is based on underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-H4

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley and Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Cantor Fitzgerald & Co. (together with its affiliates, “Cantor”), KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”) and Bancroft Capital, LLC (together with its affiliates, “Bancroft” and, collectively with Morgan Stanley, Cantor and KeyBanc, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (III) ARE PERSONS TO WHOM THIS TERM SHEET MAY OTHERWISE LAWFULLY BE COMMUNICATED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATRED SCHEMES AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (II) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MORGAN STANLEY & CO. LLC, CANTOR FITZGERALD & CO., KEYBANC CAPITAL MARKETS INC. AND BANCROFT CAPITAL, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

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